Exhibit 4.1


CLIFFORD
CHANCE
PUNDER

                                                                  Execution Copy

                               Dated 8 April 2003




                        GROHE BETEILIGUNGS GMBH & CO. KG

                           FRIEDRICH GROHE AG & CO. KG

                      FRIEDRICH GROHE GESCHAFTSFUHRUNGS AG

                          DRESDNER BANK LUXEMBOURG S.A.

                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL

                           MERRILL LYNCH INTERNATIONAL

                                       and

                        MERRILL LYNCH CAPITAL CORPORATION




   ---------------------------------------------------------------------------
                        SECOND AMENDMENT AND RESTATEMENT
                            AGREEMENT RELATING TO A
                          SECURED FACILITIES AGREEMENT
                      DATED 17 MARCH 2003 AS AMENDED BY AN
                      AMENDMENT AND RESTATEMENT AGREEMENT
                               DATED 2 APRIL 2003
   ---------------------------------------------------------------------------

THIS AGREEMENT is made on 8 April 2003

BETWEEN

(1)      GROHE BETEILIGUNGS GMBH & CO. KG as parent (the "COMPANY");

(2)      FRIEDRICH GROHE AG & CO. KG;

(3)      FRIEDRICH GROHE GESCHAFTSFUHRUNGS AG;

(4)      DRESDNER BANK LUXEMBOURG S.A as agent (the "AGENT");

(5) CREDIT SUISSE FIRST BOSTON INTERNATIONAL as joint lead arranger and original lender;

(6)      MERRILL LYNCH INTERNATIONAL as joint lead arranger; and

(7)      MERRILL LYNCH CAPITAL CORPORATION as original lender.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement:

         "EFFECTIVE DATE" means the date of this Agreement.

         "ORIGINAL FACILITIES AGREEMENT" means the EUR 600,000,000 multicurrency term and revolving facilities agreement dated 17 March 2003 as amended by an amendment and restatement agreement dated 2 April 2003 between, INTER ALIOS, Friedrich Grohe AG & Co. KG and the Company as original borrowers, the Company and Friedrich Grohe Geschaftsfuhrungs AG as original guarantors, Merrill Lynch International and Credit Suisse First Boston International as arrangers, and others.

         "RESTATED AGREEMENT" means the Original Facilities Agreement, as amended by this Agreement, the terms of which are set out in Schedule 1 (RESTATED AGREEMENT).

1.2      Incorporation of Defined Terms

1.2.1 Unless a contrary indication appears, a term used in the Original Facilities Agreement has the same meaning as in this Agreement.

1.2.2 The principles of construction set out in the Original Facilities Agreement shall have effect as if set out in this Agreement.

1.3      Clauses

1.3.1 In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

1.3.2    Clause and Schedule headings are for ease of reference only.

2.       RESTATEMENT

         With effect from the Effective Date the Original Facilities Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 1 (RESTATED AGREEMENT.).

3.       REPRESENTATIONS

         The Company (on its own behalf and on behalf of the Obligors) makes the Repeated Representations as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to
         (a) this Agreement and (b) the Restated Agreement.

4.       CONTINUITY AND FURTHER ASSURANCE

4.1      Continuing obligations

         The provisions of the Original Facilities Agreement shall, save as amended in this Agreement, continue in full force and effect.

4.2      Further assurance

         Each of the Obligors shall, at the request of the Agent and at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.       FEES, COSTS AND EXPENSES

5.1      Transaction Expenses

         The Company shall, from time to time on demand of the Agent, reimburse each of the Finance Parties (on a full indemnity basis whether or not any of the Facilities are drawn-down or utilised) for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement.

5.2      Preservation and Enforcement of Rights

         The Company shall, within three Business Days of demand, reimburse each of the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under this Agreement and any document referred to in this Agreement.

6.       MISCELLANEOUS

         The provisions of clause 36 (PARTIAL INVALIDITY), clause 37 (REMEDIES AND WAIVERS), clause 38 (AMENDMENTS AND WAIVERS), clause 39 (COUNTERPARTS), clause 40 (GOVERNING LAW) and clause 41 (ENFORCEMENT) of the Original Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

                                   SCHEDULE 1
                               RESTATED AGREEMENT

                                   SIGNATURES

THE COMPANY

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          ? Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



THE ORIGINAL BORROWERS

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          c/o Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



Friedrich Grohe AG & Co. KG

By:

Address:          Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



THE ORIGINAL GUARANTORS

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          ? Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



Friedrich Grohe Geschaftsfuhrungs AG

By:

Address:          ? Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



THE ARRANGERS

Credit Suisse First Boston International

By:

Address:          One Cabot Square
                  London E14 4QJ, UK

Fax:              0044 207 883 5078

Attention:        David Slade

Merrill Lynch International

By:

Address:          Merrill Lynch Financial Centre
                  2 King Edward Street
                  London EC1A 1HQ, UK

Fax:              00 44 207 995 8601

Attention:        Rob Pulford



THE AGENT

Dresdner Bank Luxembourg S.A.

By:

Address:          26, Rue du Marche-aux-Herbes
                  L-2097 Luxembourg

Fax:              For Agency Matters:                00352 4760 3222
                  For Credit Administration Matters: 00352 4760 565

Attention:        For Agency Matters:                Albertine Prellwitz
                  For Credit Administration Matters: Andrea Stockemer



THE SECURITY AGENT

Dresdner Bank Luxembourg S.A.

By:

Address:          26, Rue du Marche-aux-Herbes
                  L-2097 Luxembourg

Fax:              00352 4760 3222

Attention:        Albertine Prellwitz

THE ORIGINAL LENDERS

Credit Suisse First Boston International

By:

Address:          One Cabot Square
                  London E14 4QJ, UK

Fax:              For Administrative Matters:        0044 207 888 8398
                  For Credit Matters:                0044 207 888 8386

Attention:        For Administrative Matters: Irina Borisova
                  For Credit Matters: Sergio Di-Lieto



Merrill Lynch Capital Corporation

By:

Address:          4 World Financial Centre
                  250 Vesey Street
                  New York, New York 10080, USA

Fax:              001 212 738 1957

Attention:        Stephen Paras

CLIFFORD
CHANCE                                                                   ANNEX I
PUNDER


                               Dated 17 March 2003


                                 EUR 600,000,000

                          SECURED FACILITIES AGREEMENT

                                       for

                        GROHE BETEILIGUNGS GMBH & CO. KG
                                       and
                           FRIEDRICH GROHE AG & CO. KG

                                   arranged by

                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                                       and
                           MERRILL LYNCH INTERNATIONAL
                                      with

                          DRESDNER BANK LUXEMBOURG S.A.
                                 acting as Agent

                                       and

                          DRESDNER BANK LUXEMBOURG S.A.
                            acting as Security Agent


   ---------------------------------------------------------------------------
              MULTICURRENCY TERM AND REVOLVING FACILITIES AGREEMENT
    AS AMENDED AND RESTATED BY AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 5
                                   APRIL 2003
   ---------------------------------------------------------------------------

                                    CONTENTS



CLAUSE                                                                                              PAGE


1.       Definitions and Interpretation................................................................1


2.       The Facilities...............................................................................35


3.       Purpose......................................................................................36


4.       Conditions of Utilisation....................................................................37


5.       Utilisation..................................................................................39


6.       Letters of Credit and Bank Guarantees........................................................41


7.       Optional Currencies..........................................................................45


8.       Ancillary Facilities.........................................................................47


9.       Repayment....................................................................................51


10.      Prepayment and Cancellation..................................................................53


11.      Interest.....................................................................................62


12.      Interest Periods.............................................................................64


13.      Changes to the Calculation of Interest.......................................................66


14.      Fees.........................................................................................68


15.      Tax Gross Up and Indemnities.................................................................70


16.      Increased Costs..............................................................................72


17.      Other Indemnities............................................................................73


18.      Mitigation by the Lenders....................................................................75


19.      Costs and Expenses...........................................................................76


20.      Guarantee on First Demand (GARANTIE AUF ERSTES ANFORDERN)....................................77


21.      Representations..............................................................................80


22.      Information Undertakings.....................................................................85


23.      Financial Covenants..........................................................................92


24.      General Undertakings........................................................................103


25.      Events of Default...........................................................................114


26.      Changes to the Lenders......................................................................121


27.      Changes to the Obligors.....................................................................125


28.      Role of the Agent and the Arrangers.........................................................128


29.      The Lenders and the Fronting Bank...........................................................134


30.      Conduct of Business by the Finance Parties..................................................136


31.      Sharing among the Finance Parties...........................................................136


32.      Payment Mechanics...........................................................................139


33.      Set-Off.....................................................................................142


34.      Notices.....................................................................................142


35.      Calculations and Certificates...............................................................145


36.      Partial Invalidity..........................................................................145


37.      Remedies and Waivers........................................................................145


38.      Amendments and Waivers......................................................................145


39.      Counterparts................................................................................147


40.      Governing Law...............................................................................148


41.      Enforcement.................................................................................148


SCHEDULE 1 The Original Parties......................................................................150


Part I The Original Obligors.........................................................................150


Part II The Original Lenders.........................................................................151


SCHEDULE 2 Conditions Precedent......................................................................152


Part I Conditions Precedent to Initial Utilisation...................................................152


Part II Conditions Precedent to Shareholder Loan Refinancing.........................................157


Part III Conditions Precedent required to be delivered by an Additional Obligor......................158


SCHEDULE 3 Requests..................................................................................160


Part I Utilisation Request...........................................................................160


Part II Selection Notice.............................................................................162


SCHEDULE 4 Mandatory Cost Formulae...................................................................164


SCHEDULE 5 Form Of Transfer Certificates.............................................................168


SCHEDULE 6 Form of Accession Letter..................................................................170


SCHEDULE 7 Form of Resignation Letter................................................................171


SCHEDULE 8 Form of Compliance Certificate............................................................172


SCHEDULE 9 Existing Security.........................................................................173


Part     I...........................................................................................173


Part     II..........................................................................................178


SCHEDULE 10 Timetables...............................................................................180


SCHEDULE 11 Form of Letter of Credit.................................................................182


SCHEDULE 12 Form of Bank Guarantee...................................................................185


SCHEDULE 13 Form of Confidentiality Undertaking......................................................186


SCHEDULE 14 Borrower Exit Transfer Certificate.......................................................190


SCHEDULE 15 List of Current Investors................................................................191

THIS AGREEMENT is dated 17 March 2003 and made

BETWEEN:

(1)      GROHE BETEILIGUNGS GMBH & CO. KG as parent (the "COMPANY");

(2) FRIEDRICH GROHE AG & CO. KG ("FRIEDRICH GROHE") and GROHE BETEILIGUNGS GMBH & CO. KG ("GROHE BETEILIGUNGS") as original borrowers (together the "ORIGINAL BORROWERS");

(3) GROHE BETEILIGUNGS GMBH & CO. KG and FRIEDRICH GROHE GESCHAFTSFUHRUNGS AG as guarantors (the "ORIGINAL GUARANTORS");

(4) CREDIT SUISSE FIRST BOSTON INTERNATIONAL and MERRILL LYNCH INTERNATIONAL as joint lead arrangers (the "ARRANGERS");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (THE ORIGINAL PARTIES) as lenders (the "ORIGINAL LENDERS");

(6) DRESDNER BANK LUXEMBOURG S.A. as agent of the other Finance Parties (the "AGENT"); and

(7) DRESDNER BANK LUXEMBOURG S.A. as security agent for the Finance Parties (the "SECURITY Agent").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS
         In this Agreement:

         "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (FORM OF ACCESSION LETTER).

         "ADDITIONAL BORROWER" means a company which becomes an Additional Borrower in accordance with Clause 27 (CHANGES TO THE OBLIGORS).

         "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (MANDATORY COST FORMULAE).

         "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 27 (CHANGES TO THE OBLIGORS).

         "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

         "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Frankfurt am Main foreign exchange market at or about 11:00 a.m. on a particular day.

         "ANCILLARY BANK" means each Lender which becomes an Ancillary Bank by operation of Clause 8 (ANCILLARY FACILITIES).

         "ANCILLARY COMMITMENT" means, in relation to an Ancillary Bank, the maximum amount from time to time of the Ancillary Facilities to be made available by that Ancillary Bank which has been authorised as such under Clause 8 (ANCILLARY FACILITIES) to the extent not cancelled or otherwise reduced under this Agreement.

         "ANCILLARY FACILITY" means the ancillary facility made available under this agreement as described in Clause 2 (THE FACILITIES).

         "ANCILLARY OUTSTANDINGS" means, at any time, the aggregate equivalent Base Currency Amount of all banking arrangements of the following type under each Ancillary Facility then in force:

         (a) all amounts of principal then outstanding under any overdraft facilities;

         (b) the maximum face amount (excluding amounts in respect of interest) of all guarantees, bonds and letters of credit then outstanding under any guarantee, bonding or letter of credit facilities; and

         (c) in respect of any other facility (including any foreign exchange facility) or financial accommodation such other amount as the relevant Ancillary Bank may (acting in consultation with the Agent) determine fairly represents the aggregate exposure at such time of the Ancillary Bank providing the same.

         "APPLICABLE MARGIN" means for Facility A1, Facility A2 and the Revolving Facility 2.25 per cent. per annum and for Facility B 2.75 per cent. per annum, or, for any Interest Period commencing after the date which is 12 Months after the date of this Agreement, that rate per annum which may be in effect in accordance with Clause 11.3 (MARGIN RATCHET) PROVIDED THAT for any Interest Period commencing at least 5 Business Days after receipt by the Agent of quarterly accounts of the Grohe Holding Group in accordance with Clause 22.1(b) and the Compliance Certificate pursuant to Clause 22.2 for the Relevant Period ending on the first Quarter Date after the occurrence of the Qualifying Public Offering, the Applicable Margin shall be reduced by 0.25 per cent. per annum in each case, if as of such Quarter Date (taking into account the actual Net IPO Proceeds received by Grohe Holding, to the extent not used to repay Indebtedness for Borrowed Money of the Grohe Holding Group) the Total Debt Leverage of the Grohe Holding Group is less than 2.50:1.

         "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

         "AVAILABILITY PERIOD" means:

         (a) in relation to the Term Facilities the period from and including the date of this Agreement to and including the date which is two Months following the date of this Agreement; and

         (b) in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date which is one Month prior to the Termination Date.

         "AVAILABLE COMMITMENT" means, in relation to a Lender at any time the aggregate of its Available Facility A1 Commitment, Available Facility A2 Commitment, Available Facility B Commitment and Available Revolving Commitment.

         "AVAILABLE FACILITY A1 COMMITMENT" means a Lender's Commitment under that Facility minus:

         (a) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

         (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

         "AVAILABLE FACILITY A2 COMMITMENT" means a Lender's Commitment under that Facility minus:

         (a) the amount of its participation in any outstanding Loans under that Facility; and

         (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

         "AVAILABLE FACILITY B COMMITMENT" means a Lender's Commitment under that Facility minus:

         (a) the amount of its participation in any outstanding Loans under that Facility; and

         (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

         "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

         "AVAILABLE REVOLVING COMMITMENT" means a Lender's Commitment under that Facility minus:

         (a) the Base Currency Amount of its participation in any outstanding Revolving Loans, Letters of Credit or Bank Guarantees under that Facility;

         (b) in relation to any proposed Utilisation, the amount of its participation in any Revolving Loans, Letters of Credit or Bank Guarantees that are due to be made or issued under that Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Revolving Loans, Letters of Credit and Bank Guarantees that are due to be repaid, prepaid or to expire on or before the proposed Utilisation Date.

         "AVERAGE LIFE" means the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive principal payment of such indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

         "BANK GUARANTEE" means a bank guarantee issued or to be issued by a Fronting Bank pursuant to Clause 5 (UTILISATION) outstanding in the form set out in Schedule 12 (FORM OF BANK Guarantees) or in such other form requested by a Borrower which is acceptable to the Agent and a Fronting Bank.

         "BASE CURRENCY" means EUR.

         "BASE CURRENCY AMOUNT" means, in relation to a Loan, Letter of Credit or Bank Guarantee, the amount specified in the Utilisation Request delivered by a Borrower for that Loan, Letter of Credit or Bank Guarantee, or if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is the date falling three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request, adjusted to reflect any repayment (other than, in relation to Facility A1, a repayment arising from a change in currency), prepayment, consolidation or division of a Loan, Letter of Credit or Bank Guarantee.

         "BC FUNDS" means BC European Capital VI-1, BC European Capital VI-2, BC European Capital VI-3, BC European Capital VI-4, BC European Capital VI-5, BC European Capital VI-6, BC European Capital VI-7, BC European Capital VI-8, BC European Capital VI-9, BC European Capital VI-10, BC European Capital VI-11, BC European Capital VI-12, BC European Capital VI-14, BC European Capital V-1, BC European Capital V-2, BC European Capital V-3, BC European Capital V-4, BC European Capital V-5, BC European Capital V-6, any BC European Capital VII fund, in each case, organized under the laws of Guernsey, Channel Islands and legally represented by CIE Management II Ltd and any other fund advised by BC Partners Limited.

         "BORROWER" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 27 (CHANGES TO THE OBLIGORS).

         "BORROWER EXIT DATE" means the date the Agent (after consultation with the Company) confirms to the Company and the other Finance Parties as the Borrower Exit Date for the purpose of the Finance Documents (and in particular Clause 27.4 (TRANSFER ON BORROWER EXIT DATE)) PROVIDED THAT the Agent may not notify such other Finance Parties of such date unless the following has been satisfied:

         (i) Friedrich Grohe has become a Borrower under a Facility A2 Loan in accordance with Clause 27.2 (ADDITIONAL BORROWERS); and

         (ii) the Agent has received a Borrower Exit Transfer Certificate executed by Grohe Beteiligungs and Friedrich Grohe in form and substance satisfactory to it.

         "BORROWER EXIT TRANSFER CERTIFICATE" means a certificate executed by Grohe Beteiligungs as exiting Borrower and Friedrich Grohe as new Borrower and the Agent in substantially the form set out in Schedule 14 (BORROWER EXIT TRANSFER CERTIFICATE).

         "BREAK COSTS" means the amount (if any) by which:

         (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

         "BUDGET" means the profit and loss account, balance sheet and cash flow statement in agreed terms for the period beginning on 1 January 2003 and ending on 31 December 2003 to be delivered by the Company to the Agent pursuant to Clause 4.1 (INITIAL CONDITIONS PRECEDENT) and thereafter any budget to be delivered by the Company to the Agent pursuant to Clause 22.6 (BUDGET).

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt/Main and Luxembourg and:

         (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

         (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

         "BUSINESS PLAN" means the financial model including profit and loss, balance sheet and cash flow projections in agreed form relating to the Grohe Holding Group for the period beginning 31 December 2002 and ending 31 December 2009.

         "CASH COLLATERAL" means, in relation to any Letter of Credit or L/C Proportion of a Letter of Credit or any Bank Guarantee or Guarantee Proportion of a Bank Guarantee, a deposit in an interest-bearing account or accounts as the Agent may specify, that deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Security Agent.

         "CHARGED PROPERTY" means all the assets of a member of the Grohe Holding Group which from time to time are, or are expressed to be, the subject of the Transaction Security.

         "CHANGE OF CONTROL" means:

         (a) prior to the occurrence of the Qualifying Public Offering or Listing of Grohe Holding or a company of which Grohe Holding is a wholly-owned Subsidiary, the Current Investors as a group ceasing to hold (directly or indirectly) at least 51 per cent. of the share capital or the voting rights in Grohe Holding; or

         (b) following a Listing or the occurrence of the Qualifying Public Offering of Grohe Holding or a company of which Grohe Holding is a wholly-owned Subsidiary, a person (or a group of persons acting in concert (as defined in Section 2 (5) of the German Takeover Code (WERTPAPIERERWERBS- UND UBERNAHMEGESETZ)) owning at least 35 per cent. of the voting rights in Grohe Holding or otherwise taking effective control over Grohe Holding and the Current Investors holding a percentage of the voting rights in Grohe Holding which is less than the percentage held by such person or group of persons.

         "COMMITMENT" means a Facility A1 Commitment, a Facility A2 Commitment, a Facility B Commitment or a Revolving Commitment.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (FORM OF COMPLIANCE CERTIFICATE).

         "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in the form set out in Schedule 13 (FORM OF CONFIDENTIALITY UNDERTAKING) or any other form agreed between the Company and the Agent.

         "CONSENT SOLICITATION STATEMENT" means the consent solicitation statement of Grohe Holding dated 6 March 2003 relating to the Senior Notes;

         "CURRENT INVESTORS" means BC Funds, Teabar Capital Corporation, and Capital d'Amerique CDPQ, Inc. and any other shareholder of Grohe Holding as of the date of this Agreement and as set out in Schedule 15 (LIST OF CURRENT INVESTORS).

         "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 25 (EVENTS OF DEFAULT) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

         "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

         "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

         "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

         "ESCROW ACCOUNT" means the Escrow Account as defined in the Escrow Account Agreement.

         "ESCROW ACCOUNT AGREEMENT" means the escrow account agreement dated on or about the date thereof between the Original Borrowers, the Agent and HypoVereinsbank Luxembourg Societe Anonyme as escrow agent.

         "EURIBOR" means, in relation to any Loan in euro:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

         as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 25 (EVENTS OF DEFAULT).

         "EXISTING SENIOR CREDIT AGREEMENT" means the facility agreement dated 15 July 1999, as last amended by an amendment agreement dated 27 August 2002, entered into between, INTER ALIA, Friedrich Grohe and Grohe Beteiligungs and Dresdner Bank Luxembourg S.A. as facility agent and Dresdner Bank AG as lead arranger and Bayerische Hypo- und Vereinsbank AG as co-arranger, as amended and novated.

         "EXPIRY DATE" means, in relation to any Letter of Credit or Bank Guarantee, the date on which the maximum aggregate liability under that Letter of Credit or Bank Guarantee is to be reduced to zero.

         "FACILITY" means a Term Facility or the Revolving Facility (including without limitation any Ancillary Facility).

         "FACILITY A1" means the EUR 180,000,000 multicurrency term loan facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

         "FACILITY A1 COMMITMENT" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "FACILITY A1 COMMITMENT" in Part II of Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Facility A1 Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility A1 Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "FACILITY A1 LOAN" means a loan made or to be made under Facility A1 or the principal amount outstanding for the time being of that loan.

         "FACILITY A2" means the EUR 270,000,000 term loan facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

         "FACILITY A2 COMMITMENT" means:

         (a) in relation to an Original Lender, the amount set opposite its name under the heading "FACILITY A2 COMMITMENT" in Part II of
                  Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Facility A2 Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount of any Facility A2 Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "FACILITY A2 LOAN" means a loan made or to be made under Facility A2 or the principal amount outstanding for the time being of that loan.

         "FACILITY B" means the EUR 100,000,000 term loan facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

         "FACILITY B COMMITMENT" means:

         (a) in relation to an Original Lender, the amount set opposite its name under the heading "FACILITY B COMMITMENT" in Part II of
                  Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "FACILITY B LOAN" means an advance made or to be made under Facility B or the principal amount outstanding for the time being of that advance.

         "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

         "FEE LETTER" means any letter or letters dated 6 March 2003 and/or on or about the date hereof between the Arrangers and the Company and/or Friedrich Grohe (or the Agent and/or the Security Agent and the Company and/or Friedrich Grohe) setting out any of the fees referred to in Clause 14 (FEES).

         "FINANCE DOCUMENT" means this Agreement, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter, any Letter of Credit, any Bank Guarantee, any document entered into in connection with any Ancillary Facility, the Hedging Agreements, the Intercreditor Agreement, the Syndication Letter and any other document designated as such by the Agent and the Company.

         "FINANCE LEASE" means a lease contract where the leased asset and liability, in accordance with GAAP in the Relevant Jurisdiction, is accounted for in the balance sheet of the lessee.

         "FINANCE PARTIES" means the Agent, any Arranger, the Security Agent, any Lender (including an Ancillary Bank), the Hedge Counterparties and any Fronting Bank.

         "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) the amount of any liability in respect of any lease or hire purchase contract which would be treated as a Finance Lease;

         (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

         (g) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

         (h) any amount raised by the issue of redeemable shares (excluding, for clarification purposes, any amount raised by the repurchase of own shares (RUCKKAUF EIGENER AKTIEN));

         (i) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance;

         (j) any amount raised under any other transaction (including any forward sale or purchase agreement) not referred to under paragraphs (a) to (i) above having the commercial effect of a borrowing; and

         (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

         "FRIEDRICH GROHE MANDATORY PREPAYMENT ACCOUNT" means the interest-bearing account of Friedrich Grohe held in the Federal Republic of Germany with Dresdner Bank AG which is pledged in favour of the Finance Parties and which is identified in a letter from the Company to the Agent and is designated as a Mandatory Prepayment Account by the Company and the Agent (as the same may be redesignated, substituted or replaced from time to time) from which no withdrawals may be made by Friedrich Grohe.

         "FRONTING BANK" means any Lender which has notified the Agent that it has agreed to a Borrower's request to be a fronting bank for a particular Letter of Credit or Bank Guarantee pursuant to the terms of this Agreement.

         "GAAP" means generally accepted accounting principles in the Relevant Jurisdiction in effect from time to time and consistently applied PROVIDED THAT in respect of any consolidated financial statements of the Grohe Holding Group "GAAP" means generally accepted accounting principles in the Federal Republic of Germany from time to time and consistently applied.

         "GROHE BETEILIGUNGS MANDATORY PREPAYMENT ACCOUNT" means the interest-bearing account of Grohe Beteiligungs held in the Federal Republic of Germany with Dresdner Bank AG which is pledged in favour of the Finance Parties and which is identified in a letter from Grohe Beteiligungs to the Agent and is designated as a Mandatory Prepayment Account by Grohe Beteiligungs and the Agent (as the same may be redesignated, substituted or replaced from time to time) from which no withdrawals may be made by Grohe Beteiligungs.

         "GROHE HOLDING" means Grohe Holding GmbH.

         "GROHE HOLDING GROUP" means Grohe Holding, Grohe Consult GmbH and any member of the Group from time to time but excluding any Unrestricted Company.

         "GROHE HOLDING SHAREHOLDER LOANS" means the loans made available by any shareholder of Grohe Holding to Grohe Holding pursuant to the Grohe Holding Shareholder Loan Agreements.

         "GROHE HOLDING SHAREHOLDER LOAN AGREEMENTS" means the loan agreements dated 27 July 1999 and entered into between Grohe Holding and certain of its shareholders.

         "GROHE HOLDING SUBORDINATION AGREEMENT" means the subordination agreement dated on or about the date hereof and entered into between Grohe Holding, the Security Agent and the lenders under the Grohe Holding Shareholder Loans.

         "GROUP" means the Company and its Subsidiaries from time to time but excluding any Unrestricted Company.

         "GROUP STRUCTURE CHART" means the group structure chart showing:

         (a) all members of the Grohe Holding Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment and a list of shareholders;

         (b) any person in which any member of the Grohe Holding Group holds shares in its issued share capital or equivalent ownership interest of such person.

         "GUARANTEE AMOUNT" means:

         (a) each sum paid or due and payable by a Fronting Bank to the beneficiary of a Bank Guarantee pursuant to the terms of that Bank Guarantee; and

         (b) all liabilities (including, without limitation, any costs incurred in funding any amount which falls due from a Fronting Bank under a Bank Guarantee), claims, losses and expenses which that Fronting Bank incurs or sustains in connection with a Bank Guarantee, in each case which has not been reimbursed pursuant to Clause 6.6 (BORROWER'S INDEMNITY TO THE FRONTING BANK).

         "GUARANTEE COMMISSION RATE" means, from time to time, a guarantee commission equal to the Applicable Margin for a Revolving Loan at that time.

         "GUARANTEE PROPORTION" means in respect of any Bank Guarantee and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) born by that Lender's Available Revolving Commitment to the Available Revolving Facility immediately prior to the issue of that Bank Guarantee.

         "GUARANTOR" means an Original Guarantor or an Additional Guarantor.

         "HEDGE COUNTERPARTY" means Dresdner Bank AG and any Lender or an Affiliate of a Lender which has become a party to the Intercreditor Agreement as Hedge Counterparty.

         "HEDGING AGREEMENTS" means each of the agreements entered into between the Group member(s) approved by the Agent and a Hedge Counterparty for the purpose of hedging interest rate liabilities in accordance with Clause 24.22 (HEDGING).

         "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

         "INDEBTEDNESS FOR BORROWED MONEY" means Financial Indebtedness save for any indebtedness for as in respect of paragraphs (f) and (g) of the definition of "FINANCIAL INDEBTEDNESS".

         "INDENTURE" means the indenture dated 13 November 2000 pursuant to which Grohe Holding issued certain notes, as amended or novated.

         "INFORMATION MEMORANDUM" means the document in the form approved by the Company concerning the Grohe Holding Group which, at the Company's request and on its behalf, will be prepared in relation to this transaction and distributed by the Arrangers to selected financial institutions.

         "INITIAL TERM LOAN" means the initial Facility A1 Loan and initial Facility A2 Loan made or to be made in an amount equal to the amounts due under the Refinanced Facilities.

         "INTELLECTUAL PROPERTY" means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets of each member of the Group.

         "INTERCREDITOR AGREEMENT" means the security trust and intercreditor agreement dated on or about the date hereof and entered into between, INTER ALIA, the Obligors and the Finance Parties.

         "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 12 (INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.4 (DEFAULT INTEREST).

         "L/C AMOUNT" means:

         (a) each sum paid or due and payable by a Fronting Bank to the beneficiary of a Letter of Credit pursuant to the terms of that Letter of Credit; and

         (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from a Fronting Bank under a Letter of Credit), claims, losses and expenses which a Fronting Bank incurs or sustains in connection with a Letter of Credit, in each case which has not been reimbursed pursuant to Clause 6.6 (BORROWERS' INDEMNITY TO THE FRONTING BANK).

         "L/C COMMISSION RATE" means, from time to time, a letter of credit commission equal to the Applicable Revolving Margin at that time.

         "L/C PROPORTION" means, in relation to a Lender in respect of any Letter of Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Lender's Available Revolving Commitment to the Available Revolving Facility immediately prior to the issue of that Letter of Credit.

         "LEGAL OPINIONS" means the legal opinions delivered to the Agent pursuant to Schedule 2 (CONDITIONS PRECEDENT).

         "LENDER" means:

         (a)      any Original Lender; and

         (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (CHANGES TO THE LENDERS),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

         "LETTER OF CREDIT" means a Letter of Credit issued or to be issued by a Fronting Bank pursuant to Clause 5 (UTILISATION) substantially in the form set out in Schedule 11 (FORM OF LETTER OF CREDIT) or in such other form requested by a Borrower which is acceptable to the Agent and a Fronting Bank.

         "LIBOR" means, in relation to any Loan in an Optional Currency:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

         "LISTING" means the admission to trading of all or any part of the share capital of a company on any recognised investment or securities exchange in any country.

         "LMA" means the Loan Market Association.

         "LOAN" means a Facility A1 Loan, a Facility A2 Loan, a Facility B Loan or a Revolving Loan.

         "MAJORITY LENDERS" means:

         (a) if there are no Loans, Letters of Credit or Bank Guarantees then outstanding, a Lender or Lenders whose Commitments aggregate more than 51 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 51 per cent. of the Total Commitments immediately prior to the reduction); or

         (b) at any other time, a Lender or Lenders whose participations in the Loans, Letters of Credit or Bank Guarantees then outstanding aggregate more than 51 per cent. of all the Loans, Letters of Credit and Bank Guarantees then outstanding.

         "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (MANDATORY COST FORMULAE).

         "MANDATORY PREPAYMENT ACCOUNT" means the Friedrich Grohe Mandatory Prepayment Account and/or the Grohe Beteiligungs Mandatory Prepayment Account, as the case may be.

         "MATERIAL ADVERSE EFFECT" means:

         (a) a material adverse effect on the business, assets or financial condition of the Group taken as a whole; or

         (b) a material adverse effect on the ability of an Obligor to perform its payment obligations under the Finance Documents; or

         (c) a material adverse effect on the ability of Grohe Beteiligungs to meet its obligations under Clause 23 (FINANCIAL COVENANTS); or

         (d) the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents is materially adversely affected.

         "MATERIAL COMPANY" means, at any time, a Subsidiary of the Company which is not an Unrestricted Company and which:

         (a)      is listed in Schedule 1 Part I (ORIGINAL PARTIES); or

         (b) Grohe International GmbH, Grohe Deutschland Vertriebs GmbH, AQUA Butzke GmbH, Friedrich Grohe Portugal, Grohe Sarl, Grohe S.p.A., Grohe Gesellschaft m. b. H, Wien, Grohe America Inc., DAL GmbH & Co. KG, Grohe Nederland B.V. and Grohe Pacific Pte Ltd.; or

         (c) has EBITA (as defined in Clause 23 (FINANCIAL COVENANTS)) representing 5 per cent. or more of the consolidated EBITA of the Grohe Holding Group; or

         (d) has gross assets representing 5 per cent. or more of the consolidated gross assets of the Grohe Holding Group; or

         (e) has turnover representing 5 per cent. or more of the consolidated turnover of the Grohe Holding Group,

         excluding in the case of paragraphs (c) to (e) above intra-group items.

         Compliance with the conditions set out in paragraphs (c), (d) and (e) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited (if required by law) financial statements of that Subsidiary (aggregated, in the case of a Subsidiary which itself has one or more Subsidiaries, with the EBITA, gross assets and turnover of such Subsidiaries) and the latest audited consolidated financial statements of the Grohe Holding Group.

         "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

         The above rules will only apply to the last Month of any period.

         "NOTE DOCUMENTS" means the Indenture, the Senior Notes, the Consent Solicitation Statement, the subordination agreement dated 13 November 2000 relating to INTER ALIA the subordination of the Grohe Holding Shareholder Loans behind the Senior Notes and the subordination agreement dated on or about the date hereof and entered into between Grohe Holding, Grohe Beteiligungs and Bank of New York as note trustee relating to the subordination of loans made from the Company to Grohe Holding in connection with the Shareholder Loan Refinancing.

         "OBLIGORS" means a Borrower or a Guarantor.

         "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (CONDITIONS RELATING TO OPTIONAL CURRENCIES).

         "ORIGINAL FINANCIAL STATEMENTS" means:

         (a) in relation to Grohe Holding, the audited consolidated financial statements of the Grohe Holding Group for the financial year ended 31 December 2001; and

         (b) in relation to each Original Obligor, its audited financial statements for its financial year ended 31 December 2001.

         "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor.

         "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

         "PARTY" means a party to this Agreement.

         "PERMITTED ACQUISITION" means any acquisition comprising the purchase, subscription for or other acquisition of shares, other securities or interests in a company or a business or undertaking (the "TARGET") or any designation of an Unrestricted Company as a member of the Group and Grohe Holding Group in accordance with Clause 24.27(b) PROVIDED THAT:

         (i) the relevant targets or Unrestricted Companies do carry on a similar or complimentary business to the business of the Group and would, after the acquisition or designation, constitute a wholly-owned member of the Group; and

         (ii) if such acquisition of a target or designation of an Unrestricted Company is completed prior to the date of the Qualifying Public Offering, the amount of the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or in the assets acquired or Unrestricted Company designated a member of the Group, the amount of any deferred purchase price and any costs and expenses incurred and including, for the designation of an Unrestricted Company as member of the Group, the Financial Indebtedness of such Unrestricted Company), when aggregated with the aggregate total consideration of any other shares, securities or interests, companies, business or undertaking or Unrestricted Company acquired by members of the Group during that financial year does not exceed the aggregate of the amount of EUR 100,000,000 and the amount allocated in the Budget for that financial year for capital expenditure and which has not been spent or committed, unless the excess amount is financed by cash contributions (whether by way of capital increase or payment into the reserves) made to the Company by its direct or indirect shareholders, or by Shareholder Loans and/or other Financial Indebtedness which constitutes Permitted Indebtedness pursuant to paragraph (m) and (n) of such definition; and

         (iii) the Company has confirmed to the Agent in writing prior to the date of such acquisition or designation that the target or Unrestricted Company, as the case may be, on a stand alone basis and without any support from any member of the Group, is in a position to meet its due payment obligations, will be able to meet its payment obligations that fall due over the period of 12 Months from the date of the acquisition or designation and will be able to meet its payment obligations resulting from any investment or capital expenditure planned on the date of the acquisition or designation, PROVIDED THAT no such confirmation will be required for (x) the acquisition of an Unrestricted Company or (y) any acquisition(s) and/or redesignation with regard to which the total consideration (as defined in paragraph (ii) above) and when aggregated with the total consideration for all acquisitions and/or designations of targets or Unrestricted Companies, as the case may be, which do not meet the criteria of this paragraph (iii) does not from the date of this Agreement exceed EUR 25,000,000, and

         (iv) at the time of the acquisition or designation, as the case may be, and immediately thereafter there is no Default which is continuing; and

         (v) for any acquisition or designation which is completed prior to or on the date of the Qualifying Public Offering and if the amount of the total consideration for the acquisition is greater than EUR 25,000,000, the Company has supplied to the Agent a certificate supported by accompanying calculations and signed by the financial officer(s) binding the Company and demonstrating that if the EBITDA of or attributable to those assets, and the debt to be added to the consolidated financial statements of the Grohe Holding Group as a result of the acquisition or designation were included as of the beginning of the Relevant Period, on a PRO FORMA basis, in the calculation of the financial covenants, the financial covenants set out in Clause 23 (FINANCIAL COVENANTS) would be complied with as at the last Quarter Date in respect of which financial statements have been delivered pursuant to Clause
                  22.1 (FINANCIAL STATEMENTS) and as at the four Quarter Dates following such acquisition or designation; and

         (vi) for any acquisition or designation which is completed following the date of the Qualifying Public Offering, the incurrence test set out in column 3 of Clause 23.1.4 would be complied with as at the last Quarter Date in respect of which Financial Statements have been delivered pursuant to Clause
                  22.1 (FINANCIAL STATEMENTS) and as at the four Quarter Dates following such acquisition or designation, in each case tested on a PRO FORMA basis including as of the beginning of the Relevant Period the EBITDA of or attributable to those assets and the debt to be added to the consolidated financial statements of the Grohe Holding Group as a result of the acquisition or designation, as the case may be, and the Company has supplied a certificate to the Agent, supported by accompanying calculations and signed by financial officer(s) binding the Company demonstrating this.

         "PERMITTED DISPOSAL" means in any financial year disposals of assets which are:

         (a) disposals of stock in trade and machinery by a member of the Group in its ordinary course of trade on arms' length terms for fair market value;

         (b) disposals of assets on arms' length terms between wholly-owned members of the Group PROVIDED THAT if such a disposal relates to assets which immediately prior to such disposal are subject to the Transaction Security the disposal (i) does not adversely affect any Transaction Security or (ii) is permitted pursuant to the terms of the Transaction Security or (iii) like security is provided over such assets;

         (c) disposal of assets which are substituted within 12 Months prior to or following such disposal with replacement assets of a similar type and quality, PROVIDED THAT prior to the occurrence of the Qualifying Public Offering and upon request of the Agent, the Company provides evidence of such replacement;

         (d) disposal of any surplus or obsolete assets not required for the efficient operation of the business by any member of the Group;

         (e) prior to the date of the Qualifying Public Offering, disposals of assets in connection with sale- and- lease back transactions, non-recourse factoring and asset backed securities transactions where the value (price or other consideration or market value) of all such assets disposed of by members of the Group does not exceed the amount of EUR 25,000,000 in any one financial year plus such amount available under the basket referred to in paragraph (f) below applicable prior to the date of the Qualifying Public Offering; or

         (f)      disposals of assets other than those referred to under (a) to
                  (e) above or, following the date of the Qualifying Public Offering, other than those referred to under (a) to (d) above, for cash by a member of the Group where the value (price or other consideration or market value) of all such assets disposed of by members of the Group does not exceed EUR 5,000,000 or, following the occurrence of the Qualifying Public Offering, EUR 100,000,000 in any one financial year.

         "PERMITTED INDEBTEDNESS" means:

         (a)      any Financial Indebtedness arising under the Finance
                  Documents;

         (b) any Financial Indebtedness arising under the Refinanced Facilities PROVIDED THAT it will be repaid in full prior to or concurrently with the first Utilisation under the Facilities or, if the Utilisation Request specifies that the proceeds of the proposed Utilisation with regard to the Initial Term Loan are to be paid to the Escrow Account, concurrently with the release of proceeds from the Escrow Account in accordance with the terms of the Escrow Account Agreement;

         (c) any Financial Indebtedness arising under the Senior Notes Loan provided it is subordinated on the terms of the Senior Notes Subordination Agreement,

         (d) any Financial Indebtedness arising in respect of Shareholder Loans and amounts credited to the shareholder loan account (GESELLSCHAFTERDARLEHENSKONTO) of Grohe Beteiligungs, PROVIDED THAT in each case they are subordinated on terms of a subordination agreement in form and substance satisfactory to the Agent;

         (e) any Financial Indebtedness (including under interest rate hedging agreements) disclosed in writing to the Agent pursuant to the list to be delivered pursuant to Schedule 2 Part I 5(j) of this Agreement and agreed by the Agent (on behalf of the Majority Lenders) prior to the date of the first Utilisation Request PROVIDED THAT the amount thereof is not increased;

         (f) any Financial Indebtedness under any other interest rate hedging agreement hedging the interest exposure of any member of the Group in respect of Loans outstanding under this Agreement and Financial Indebtedness permitted under paragraph
                  (e) above;

         (g) any Financial Indebtedness arising under overnight facilities entered into in connection with cash pooling agreements up to a maximum aggregate amount of EUR 10,000,000 or, after the occurrence of a Qualifying Public Offering, EUR 20,000,000;

         (h) any Financial Indebtedness arising under a discount line for bill of exchanges PROVIDED THAT the principal amount thereof shall at no time exceed the amount of EUR 10,000,000 or, after the occurrence of the Qualifying Public Offering, EUR 25,000,000;

         (i)      any Financial Indebtedness arising under Permitted Intra-Group
                  Loans;

         (j) any Financial Indebtedness arising under currency hedging exposures in the ordinary course of trade;

         (k) any Financial Indebtedness arising under Finance Leases which does not exceed an aggregate amount of EUR 25,000,000 at any time;

         (l) any Financial Indebtedness supported by a Letter of Credit or Bank Guarantee;

         (m) any Financial Indebtedness not falling within the categories set out in paragraphs (a) to (l) above and not exceeding at any one time in aggregate EUR 25,000,000 or, after the occurrence of a Qualifying Public Offering EUR 100,000,000;

         (n) any Financial Indebtedness incurred by Grohe Beteiligungs or, following the repayment of all Loans made to Grohe Beteiligungs, by any Original Borrower, including for the purpose of financing a Permitted Acquisition, PROVIDED THAT:

                  (i) no later than at the same time that other financial institutions are invited to bid for such financing, but in any case at least one Month prior to the intended incurrence of such Financial Indebtedness, the Company shall notify the Agent thereof and of its terms and the Majority Lenders (through the Agent) are entitled to notify the Company within two weeks after receipt of the Company's notice by the Agent that they are willing, subject to satisfactory documentation relating to the financing and, where applicable, acquisition documents, finalisation of the capital, lending and tax structure, satisfactory completion of the due diligence and such other conditions which are standard for such type of transaction, to finance such acquisition on such terms whereupon such Financial Indebtedness shall be incurred with some or all of the Lenders only;

                  (ii) such Financial Indebtedness is incurred with a stated maturity not before the last Termination Date, the Average Life at the time such Financial Indebtedness is incurred equal to or greater than the Average Life of the outstanding Loans and with the financial covenants being not more onerous than those under this Agreement; and

                  (iii) prior to the date of the Qualifying Public Offering, such Financial Indebtedness is incurred for the purpose of financing a Permitted Acquisition or for refinancing any Financial Indebtedness of any Unrestricted Company outstanding at the date it becomes a member of the Group after it has become a member of the Group and the aggregate total amount of Financial Indebtedness incurred pursuant to this paragraph (n) does not exceed EUR 100,000,000;

         PROVIDED THAT prior to the date of the Qualifying Public Offering the amount of Financial Indebtedness incurred under paragraphs (m) and (n) for the purpose of financing a Permitted Acquisition must not at any time exceed in aggregate the amount of EUR 100,000,000;

         (o) following the occurrence of the Qualifying Public Offering and provided the ratio of Total Net Debt to EBITDA on the last preceding Quarter Date is lower than 2.5:1, any Indebtedness for Borrowed Money incurred by Grohe Beteiligungs to (partially) refinance Financial Indebtedness outstanding under the Senior Notes PROVIDED THAT such Indebtedness for Borrowed Money is incurred with a stated maturity not before the last Termination Date, the Average Life at the time such Financial Indebtedness is incurred is equal to or greater than the Average Life of the outstanding Loans and that the Senior Notes Loan is refinanced at the same time and in the same amount,

         PROVIDED THAT any Financial Indebtedness to be incurred after the date of the Qualifying Public Offering falling within paragraphs (m) and (n) above may only be incurred upon receipt by the Agent of a certificate supported by accompanying calculations and signed by the financial officer(s) binding the Company and demonstrating on a PRO FORMA basis and assuming such Financial Indebtedness or, if applicable Permitted Acquisition, had been incurred or completed on the first day of the Relevant Period, that as at the last Quarter Date in respect of which financial statements have been delivered pursuant to Clause 22.1 (FINANCIAL STATEMENTS) and as at the four following Quarter Dates, the incurrence test set out in column 3 of Clause 23.1.4 would be complied with, PROVIDED FURTHER THAT no such certificate is required for any Financial Indebtedness incurred after the date of the Qualifying Public Offering falling within paragraphs (m) and (n) amounting up to EUR 7,500,000 in aggregate from the date of this Agreement.

         "PERMITTED INTRA-GROUP LOANS" means:

         (a) a trade credit or indemnity granted in the ordinary course of trading and upon terms usual for such trade;

         (b)      all loans entered into between any Obligors; and

         (c) all loans entered into between wholly-owned members of the Group, PROVIDED THAT the borrower under such intra-group loan is either a member of the Group as of the date of this Agreement or the Relevant Jurisdiction of the borrower under such intra-group loan is a member state of the Organisation for Economic Cooperation of Development or the aggregate amount of any other loans does not at any time exceed the amount of EUR 25,000,000,

         PROVIDED THAT with regard to any loan made to a member of the Group which is not an Obligor or to a member of the Group whose shares are subject to the Transaction Security, security satisfactory to the Majority Lenders over such loans has been provided to the Finance Parties and PROVIDED FURTHER THAT in case of any loan made to an Obligor as borrower, the lender of such loan, if its Relevant Jurisdiction is the Federal Republic of Germany and it is a 100 % owned Subsidiary, has acceded to the Intercreditor Agreement as intra-group lender and that the aggregate amount of loans outstanding to any Obligor from Group members who have not acceded to the Intercreditor Agreement as intra-group lender must not exceed EUR 45,000,000.

         "PERMITTED INVESTMENTS" means:

         (a) acquisitions comprising the purchase, subscription for or other acquisition of additional shares, other securities or interest of a wholly-owned member of the Group (the "RELEVANT ENTITY"), including by way of capital increase or payment into the capital reserves PROVIDED THAT (i) if Security has been given to the Finance Parties over any of the existing shares, securities or other interest in the Relevant Entity, equivalent Security is provided without undue delay over the new shares, securities or other interest in favour of the Finance Parties and either (ii) the payment of cash or disposal of assets is made between Obligors or (iii) the recipient of the cash or asset is either a member of the Group as at the date of this Agreement or its Relevant Jurisdiction is a member state of the Organisation for Economic Cooperation and Development or the value of the cash payments and/or the disposals does not in aggregate from the date of this Agreement exceed EUR 25,000,000; or

         (b) acquisitions comprising the purchase, subscription for or other acquisition of shares, other securities or interests in an Unrestricted Company, non wholly-owned Subsidiary or other company which following such acquisition would qualify as a joint venture, in each case carrying on a similar or complementary business to the business of the Group up to, from the date of this Agreement and including any loan made referred to in paragraph (g) of the definition of Permitted Transactions, the aggregate amount of EUR 40,000,000 or, following the Qualifying Public Offering, EUR 65,000,000, PROVIDED THAT the aggregate amount so invested in any Unrestricted Companies (and including any loans made to Unrestricted Companies and referred to in paragraph (g) of the definition of Permitted Transactions) from the date of this Agreement must not exceed EUR 25,000,000 or, following the Qualifying Public Offering, EUR 50,000,000.

         "PERMITTED TRANSACTIONS" means:

         (a) the payment or declaration of any dividend, return on capital, repayment of capital contributions or other distributions by any member of the

                  Group to any other member of the Group or any minority shareholder of a member of the Group;

         (b) the granting of loans by the Company to Grohe Holding or the making of withdrawals by Grohe Holding from its partner's accounts in the Company for the Shareholder Loan Refinancing;

         (c) the making of withdrawals by Grohe Holding from its partner's accounts in the Company, the granting of loans or making of other payments from the Company to Grohe Holding for the financing of ongoing administrative costs (including taxes) of Grohe Holding of up to EUR 2,000,000 in any financial year or such higher amount approved by the Agent in writing, PROVIDED THAT such approval shall be granted if and to the extent that the Company has demonstrated to the reasonable satisfaction of the Agent that such ongoing administrative costs (including taxes) have been reasonably incurred;

         (d) the making of withdrawals by Grohe Holding from its partners' accounts in the Company, the granting of loans or making of other payments from the Company to Grohe Holding for the financing of the cost of the Qualifying Public Offering or Listing up to EUR 4,000,000 (including when the Listing failed), costs incurred in connection with the Shareholder Loan Refinancing up to EUR 13,000,000 and, PROVIDED THAT the ratio of Total Net Debt to EBITDA is lower than 2.0:1 on the last preceding Quarter Date, that no Default has occurred which is continuing and no Listing or public offering of shares has occurred, the payment of cash interest up to the aggregate amount of EUR 5,300,000 in any financial year on the Grohe Holding Shareholder Loans, PROVIDED THAT in each case such withdrawals or loans, as the case may be are reasonable and notified in advance to the Agent;

         (e) the set-off by Grohe Holding of withdrawal claims arising from its partner's accounts against any loans granted by the Company to Grohe Holding in accordance with paragraph (b) above or VICE VERSA;

         (f) following the date of the Qualifying Public Offering or Listing, the payment or declaration of any dividend or other distribution or withdrawal from partners' accounts of the Company to Grohe Holding, PROVIDED THAT the Agent has received a certificate supported by calculations and signed by the financial officer(s) binding the Company demonstrating that, on a PRO FORMA basis and assuming the relevant dividend having been paid by Grohe Holding, as at the last Quarter Date in respect of which financial statements have been delivered pursuant to Clause 22.1 (FINANCIAL STATEMENTS) and as at the four Quarter Dates following the payment, the incurrence test set out in the penultimate paragraph of Clause 23.1.2 would be complied with;

         (g) the granting of loans by any member of the Group to any Unrestricted Company, non-wholly-owned Subsidiary or joint venture of up to, in aggregate from the date of this Agreement and including any investments referred to in paragraph (b) of the definitions of Permitted Investment, EUR 40,000,000 or, following the date of the Qualifying Public Offering, EUR 65,000,000 PROVIDED THAT the aggregate amount of loans made to Unrestricted Companies or acquisitions of shares, other securities or interests in an Unrestricted Company referred to in paragraph (b) of the definition of Permitted Investments from the date of this Agreement must not exceed EUR 25,000,000 or, following the Qualifying Public Offering, EUR 50,000,000; and

         (h) the granting of any guarantee of Friedrich Grohe and/or, if it is a downstream guarantee, Grohe Beteiligungs to guarantee Financial Indebtedness incurred by an Unrestricted Company to finance the cash purchase price and the indebtedness assumed as part of the total consideration (as defined in paragraph
                  (ii) of the definition of Permitted Acquisition) by the purchaser, the company or business acquired, PROVIDED THAT the maximum contingent liability under such guarantee does not, when aggregated with any other Financial Indebtedness incurred by any member of the Group and permitted (only) pursuant to paragraph (m) of the definition of Permitted Indebtedness, exceed the amount of any Financial Indebtedness that can be incurred pursuant to paragraph (m) of the definition of Permitted Indebtedness and PROVIDED FURTHER THAT, prior to the Qualifying Public Offering and if the total consideration due by an Unrestricted Company and/or its Subsidiaries exceeds EUR 100,000,000, any Unrestricted Company which has incurred Financial Indebtedness has guaranteed by way of a guarantee upon first demand to each Finance Party the due and punctual performance by each Borrower of all of that Borrower's obligations under the Finance Documents in form and substance satisfactory to the Majority Lenders.

         "QUALIFYING PUBLIC OFFERING" means the date on which following the Listing and the initial public offering of shares in Grohe Holding or any company of which Grohe Holding is a wholly-owned Subsidiary the primary proceeds from such initial public offering have been received by the listed company or the seller of the shares PROVIDED THAT:

         (i) on such date the Total Debt Leverage (as defined in Clause 23 (FINANCIAL COVENANTS)) of the Grohe Holding Group is less than 2.50:1, it being understood that EBITDA, the aggregate amount of all obligations of any member of the Grohe Holding Group for or in respect of Indebtedness for Borrowed Money and all other calculations except for the Net IPO Proceeds will be based on the latest available quarterly accounts of the Grohe Holding Group delivered for the 12 months period ending on a Quarter Date, while the Net IPO Proceeds will be calculated on an actual basis on the day on which the listed company actually receives such proceeds, and

         (ii) the Agent has not on or prior to the date which is 2 Business Days before the date on which the offering period begins, notified the Company of a Default which is continuing as at the date which is 2 Business Days before the date on which the offering period begins.

         "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

         "REFERENCE BANKS" means, in relation to LIBOR the principal London offices of Dresdner Bank AG, Bayerische Hypo- und Vereinsbank AG and Westdeutsche Landesbank and, in relation to EURIBOR, the principal German office of the aforementioned banks, or such other banks as may be appointed by the Agent in consultation with the Company.

         "REFINANCED FACILITIES" means the facilities made available by a syndicate of lenders to the Original Borrowers under the Existing Senior Credit Agreement of which an amount of approximately EUR 335,400,000 is outstanding at the date of this Agreement.

         "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

         "RELEVANT JURISDICTION" means the jurisdiction of incorporation of each member of the Grohe Holding Group and, if different, where it is resident or has its principal place of business.

         "REPAYMENT DATE" means each of the date specified in Clause 9.1 (REPAYMENT OF FACILITY A1 AND FACILITY A2 LOANS).

         "REPAYMENT INSTALMENT" means each instalment for repayment of the Term Loans referred to in Clause 9.1 (REPAYMENT OF THE FACILITY A1 AND FACILITY A2 LOANS).

         "REPEATING REPRESENTATIONS" means each of the representations set out in Clauses 21.1 (Status) to 21.7 (DEDUCTION OF TAX), Clause 21.9 (NO DEFAULT), Clause 21.12 (PARI PASSU ranking) to Clause 21.22 (LEGAL AND BENEFICIAL OWNER) and Clause 21.24 (INTELLECTUAL PROPERTY) to Clause
         21.26 (OWNERSHIP OF THE OBLIGORS).

         "REPORTS" means each of the due diligence reports listed in Schedule 2 (CONDITIONS PRECEDENT) Part I.

         "RESIGNATION LETTER" means a letter substantially in the form set out in Schedule 7 (FORM OF RESIGNATION LETTER).

         "REVOLVING COMMITMENTS" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "REVOLVING COMMITMENT" in Part II of Schedule 1 (THE ORIGINAL PARTIES) and the amount of any other Revolving Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Revolving Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement.

         "REVOLVING FACILITY" means the EUR 50,000,000 multicurrency revolving loan, letter of credit and bank guarantee facility made available under this Agreement as described in Clause 2 (THE FACILITIES).

         "REVOLVING LOAN" means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

         "ROLLOVER LOAN" means one or more Revolving Loans:

         (a) made or to be made on the same day that a maturing Revolving Loan is due to be repaid or any demand by the Agent or Fronting Bank pursuant to a drawing under a Letter of Credit or Bank Guarantee is due to be satisfied;

         (b) the aggregate amount of which is equal to or less than the maturing Revolving Loan or demand in relation to a Letter of Credit or Bank Guarantee;

         (c) in the same currency as the maturing Revolving Loan (unless it arose as a result of the operation of Clause 7.2 (UNAVAILABILITY OF A CURRENCY)) or demand in relation to a Letter of Credit or Bank Guarantee; and

         (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Revolving Loan or satisfying a demand in relation to a Letter of Credit or Bank Guarantee.

         "SALE" means a sale or disposal (whether in a single transaction or series of related transactions) of all or the majority of the assets (including shares) of the Group.

         "SCREEN RATE" means:

         (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

         (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

         displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

         "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

         "SECURITY DOCUMENTS" means each of the documents listed as being a Security Document in paragraphs 2(a) to (e) of Part I of Schedule 2 (CONDITIONS PRECEDENT) together with any other document creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

         "SELECTION NOTICE" means a notice substantially in the form set out in
         Part II of Schedule 3 (REQUESTS) given in accordance with Clause 12 (INTEREST PERIODS) in relation to the Term Facilities.

         "SENIOR NOTES" means the notes in the aggregate principal amount of EUR 200,000,000 issued by Grohe Holding under the Indenture falling due for payment on 15 November 2010 and bearing interest in an amount of 11.5 per cent. per annum.

         "SENIOR NOTES CONSENT" means the required consent by the holders of the Senior Notes as solicited in the Consent Solicitation Statement.

         "SENIOR NOTES LOAN" means the loan of the proceeds from the issue of the Senior Notes made by Grohe Holding to the Company and which is dated 13 November 2000 and that is subordinated pursuant to the terms of the Senior Notes Subordination Agreement.

         "SENIOR NOTES SUBORDINATION AGREEMENT" means a subordination agreement between the Security Agent (acting for the benefit of the Finance Parties), the Company and Grohe Holding by which the Senior Notes Loan is subordinated on terms satisfactory to the Security Agent.

         "SHAREHOLDER LOANS" means any loans granted to a member of the Group by a (direct or indirect) shareholder of the Company.

         "SHAREHOLDER LOAN REFINANCING" means a loan made to and/or a withdrawal made by Grohe Holding from the Company for the purpose of financing the partial repayment of certain of the Grohe Holding Shareholders Loans in an amount of up to EUR 200,000,000 PROVIDED THAT

         (i) any such loans and withdrawals are made on terms agreed by and satisfactory to the Agent; and

         (ii) any such loans and withdrawals are only made after receipt of the Senior Notes Consent in form and substance satisfactory to the Agent.

         "SPECIFIED TIME" means a time determined in accordance with Schedule 10 (TIMETABLES).

         "SUBSIDIARY" means in relation to any company or corporation, a company or corporation:

         (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

         (b) more than half the issued share capital of which is owned, directly or indirectly by the first mentioned company or corporation; or

         (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

         and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

         "SYNDICATION DATE" means the day specified by the Arrangers as the day on which primary syndication of the Facilities is completed.

         "SYNDICATION LETTER" means a letter from, INTER ALIA, Friedrich Grohe to the Arrangers in connection with the syndication of the Facilities.

         "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

         "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

         "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "TERM FACILITIES" means Facility A1, Facility A2 and Facility B.

         "TERM LOAN" means a Facility A1 Loan, a Facility A2 Loan or a Facility B Loan.

         "TERMINATION DATE" means

         (a) for Facility A1, Facility A2 and the Revolving Facility 20 December 2009; and

         (b)      for Facility B 20 July 2010.

         "TOTAL COMMITMENTS" means the aggregate of the Total Facility A1 Commitments, the Total Facility A2 Commitments, the Total Facility B Commitments and the Total Revolving Commitments, being EUR 600,000,000 at the date of this Agreement.

         "TOTAL FACILITY A1 COMMITMENTS" means the aggregate of the Facility A1 Commitments, being EUR 180,000,000 at the date of this Agreement.

         "TOTAL FACILITY A2 COMMITMENTS" means the aggregate of the Facility B Commitments, being EUR 270,000,000 at the date of this Agreement.

         "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being EUR 100,000,000 at the date of this Agreement.

         "TOTAL REVOLVING COMMITMENTS" means the aggregate of the Revolving Commitments being EUR 50,000,000 at the date of this Agreement.

         "TRANSACTION SECURITY" means the Security created or expressed to be created in favour of the Security Agent or the Finance Parties, as the case may be, pursuant to the Security Documents.

         "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF TRANSFER CERTIFICATES) or any other form agreed between the Agent and the Company.

         "TRANSFER DATE" means, in relation to a transfer, the later of:

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate; and

         (b)      the date on which the Agent executes the Transfer Certificate.

         "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

         "UNRESTRICTED COMPANY" means:

         (i) any Subsidiary of the Company that at the time of determination was designated an Unrestricted Company by the Company in accordance with Clause 24.27 (DESIGNATION OF UNRESTRICTED COMPANY); and

         (ii)     any Subsidiary of an Unrestricted Company

         "UTILISATION" means a utilisation of a Facility.

         "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

         "UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (REQUESTS).

         "VAT" means value added tax and any other tax of a similar nature.

1.2      CONSTRUCTION

         (a) Unless a contrary indication appears any reference in this Agreement to:

                  (i) the "AGENT", any "ARRANGER", the "SECURITY AGENT", any "FINANCE PARTY", any "LENDER", any "HEDGE COUNTERPARTY", any "FRONTING BANK", any "ANCILLARY BANK", any "Obligor" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                  (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

                  (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended;

                  (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                  (v) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                  (vi) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                  (vii) a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to a company or corporation more than 99% of the voting rights and share capital of which are owned (directly or indirectly) by that other company or corporation;

                  (viii) a Letter of Credit or, as the case may be, Bank Guarantee, is "REPAID" or "PREPAID" or "REDUCED" if:

                           (1) a Borrower provides Cash Collateral for that Letter of Credit or L/C Proportion of a Letter of Credit or, as the case may be, that Bank Guarantee or Guarantee Proportion of a Bank Guarantee;

                           (2) the maximum amount payable under the Letter of Credit or, as the case may be, Bank Guarantee is reduced or, as the case may be, cancelled in accordance with its terms; or

                           (3) the relevant Fronting Bank has confirmed in writing to the Agent that it is satisfied that it has no further liability under that Letter of Credit or, as the case may be, Bank Guarantee, and the amount by which a Letter of Credit or, as the case may be, Bank Guarantee is repaid, prepaid or reduced under sub-paragraphs (1) and (2) is the amount of the relevant Cash Collateral or reduction;

                  (ix) an amount borrowed includes any amount utilised by way of Letter of Credit or Bank Guarantee;

                  (x) amounts outstanding under this Agreement include the amounts outstanding under any Letter of Credit or any Bank Guarantee;

                  (xi) an outstanding amount of a Letter of Credit or, as the case may be, Bank Guarantee, at any time is the maximum amount that is or may be payable by the relevant Borrower under or in respect of that Letter of Credit or, as the case may be, Bank Guarantee, at the time taking into account amounts, repaid, prepaid or reduced in accordance with paragraph (viii) above;

                  (xii) a provision of law is a reference to that provision as amended or re-enacted; and

                  (xiii) a time of day is a reference to Frankfurt am Main time.

         (b) Section, Clause and Schedule headings are for ease of reference only.

         (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3      CURRENCY SYMBOLS AND DEFINITIONS
         "$" and "DOLLARS" denote lawful currency of the United States of America, "(POUND)" and "STERLING" denotes lawful currency of the United Kingdom and "EUR" and "EURO" means the single currency unit of the Participating Member States.

                                    SECTION 2
                                 THE FACILITIES

2.       THE FACILITIES

2.1      THE FACILITIES
         Subject to the terms of this Agreement, the Lenders make available:

         (a) to Friedrich Grohe a multicurrency term loan facility in an aggregate amount equal to the Total Facility A1 Commitments;

         (b) to Grohe Beteiligungs a term loan facility in an aggregate amount equal to the Total Facility A2 Commitments and the Total Facility B Commitments; and

         (c) to Friedrich Grohe and any Additional Borrower a multicurrency revolving loan, letter of credit and bank guarantee facility in an aggregate amount equal to the Total Revolving Commitments.

         (d) The Ancillary Banks may with the prior written consent of the Agent and the Company make available Ancillary Facilities to Friedrich Grohe and any Additional Borrower in accordance with Clause 8 (ANCILLARY FACILITIES).

2.2      FINANCE PARTIES' RIGHTS AND OBLIGATIONS

         (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

         (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.       PURPOSE

3.1      PURPOSE

         (a) Friedrich Grohe shall apply all amounts borrowed by it under Facility A1 towards (i) the refinancing of the Refinanced Facilities and (ii) the payment of transaction costs arising from that refinancing;

         (b) Grohe Beteiligungs shall apply all amounts borrowed by it under Facility A2 and Facility B towards (i) the Shareholder Loan Refinancing; (ii) the refinancing of the Refinanced Facilities; and (iii) the payment of transaction costs arising from the refinancing of the Refinanced Facilities and the Shareholder Loan Refinancing;

         (c) Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards (i) general corporate and working capital purposes (including the financing of Permitted Acquisitions) and (ii) the payment of transaction costs arising from the refinancing of the Refinanced Facilities.

3.2      MONITORING
         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      INITIAL CONDITIONS PRECEDENT
         No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT) Part I and, in addition, in relation to any Utilisations made for the purpose of the Shareholder Loan Refinancing in Schedule 2 Part II, in each case in form and substance satisfactory to the Agent, but excluding with regard to any Utilisation Request made after the occurrence of the Qualifying Public Offering, the documents and other evidence listed in Schedule 2 Part I 2 (a). Further, no Borrower may deliver a Utilisation Request under Facility A2 for any purpose other than the refinancing of the Refinanced Facilities, Facility B and the Revolving Facility unless in each case the Utilisation Date specified in such Utilisation Request is at least three Business Days following the date on which all amounts outstanding under the Existing Senior Credit Agreement have been repaid. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2      FURTHER CONDITIONS PRECEDENT

         (a) The Lenders and a Fronting Bank will only be obliged to comply with Clause 5.5 (LENDERS' AND FRONTING BANKS' PARTICIPATION) if on the date of the Utilisation Request and on the proposed Utilisation Date:

                  (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, renewal of a Letter of Credit or Bank Guarantee and, in the case of any other Loan, Letter of Credit, or Bank Guarantee no Default is continuing or would result from the proposed Loan, Letter of Credit or Bank Guarantee; and

                  (ii) the Repeating Representations to be made by each Obligor and the Company are true in all material respects.

         (b) The Lenders will only be obliged to comply with Clause 32.9 (CHANGE OF CURRENCY) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor and the Company are true in all material respects.

4.3      CONDITIONS RELATING TO OPTIONAL CURRENCIES

         (a) A currency will constitute an Optional Currency in relation to a Revolving Loan, Letter of Credit or Bank Guarantee if:

                  (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan, Letter of Credit or Bank Guarantee; or

                  (ii) it is dollars, sterling, Swiss franc or yen or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Revolving Loan, Letter of Credit or Bank Guarantee.

         (b) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

                  (i) whether or not the Lenders have granted their approval; and

                  (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4      MAXIMUM NUMBER OF LOANS

         (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

                  (i)      5 or more Facility A1 Loans would be outstanding;

                  (ii)     5 or more Facility A2 Loans would be outstanding;

                  (iii)    2 or more Facility B Loans would be outstanding; or

                  (iv) 7 or more Revolving Loans, Letters of Credit or Bank Guarantees would be outstanding.

         (b) Any Loan made by a single Lender under Clause 7.2 (UNAVAILABILITY OF A CURRENCY) shall not be taken into account in this Clause 4.4.

                                    SECTION 3
                                   UTILISATION

5.       UTILISATION

5.1      DELIVERY OF A UTILISATION REQUEST
         A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      COMPLETION OF A UTILISATION REQUEST

         (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                  (i)      it identifies the Facility to be utilised;

                  (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

                  (iii) the currency and amount of the Utilisation comply with Clause 5.3 (CURRENCY AND AMOUNT);

                  (iv) the proposed Interest Period complies with Clause 12 (INTEREST PERIODS);

                  (v) in case of the Revolving Facility it states whether the Utilisation is to be made by way of Revolving Loan, Letter of Credit or Bank Guarantee and whether it is drawn to finance a Permitted Acquisition;

                  (vi) (in respect of a Letter of Credit or Bank Guarantee) the proposed amount of the Letter of Credit or Bank Guarantee when aggregated with the Base Currency Amount of all Letters of Credit and Bank Guarantees issued and not expired at such time does not exceed EUR 25,000,000;

                  (vii) (in respect of a Letter of Credit or Bank Guarantee) the proposed term of the Letter of Credit or Bank Guarantee is a period not exceeding 364 days, ending on or before the Termination Date; and

                  (viii) (in respect of a Letter of Credit or Bank Guarantee) the Fronting Bank and the Agent has each approved the terms of the Letter of Credit or Bank Guarantee.

         (b) Only one Loan, Letter of Credit or Bank Guarantee may be requested in each Utilisation Request.

5.3      CURRENCY AND AMOUNT

         (a) The currency specified in a Utilisation Request must be the Base Currency or, in case of the Revolving Facility, an Optional Currency PROVIDED THAT an amount of up to EUR 50,000,000 of the Facility A1 may be drawn in dollars at Friedrich Grohe's request.

         (b) The amount of the proposed Loan, Letter of Credit or Bank Guarantee must be:

                  (i) if the currency selected is the Base Currency, a minimum of EUR 2,500,000 for any Term Loan and EUR 1,000,000 and an integral multiple of EUR 250,000 for any Revolving Loan or in either case, if less, the Available Facility; or

                  (ii) if the currency selected is an Optional Currency, the minimum amount (and, if required integral multiple) specified by the Agent and notified to the Company prior to the date of this Agreement or pursuant to paragraph (b) (ii) of Clause 4.3 (CONDITIONS RELATING TO OPTIONAL CURRENCIES) or, if less, the Available Facility; and

                  (iii) in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4      LIMITATION ON UTILISATION

         The Company shall ensure that no Revolving Loan drawn to finance a Permitted Acquisition is outstanding for a period of more than 12 Months, including after taking into account any Rollover Loans(s) made for the purpose of refinancing a Revolving Loan drawn to finance such Permitted Acquisition.

5.5      LENDERS' AND FRONTING BANK'S PARTICIPATION

         (a)      If the conditions set out in this Agreement have been met,

                  (i) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office, and

                  (ii) the relevant Fronting Bank shall issue each Letter of Credit or Bank Guarantee by the Utilisation Date through its Facility Office.

         (b) The amount of each Lender's participation in each Loan, Letter of Credit or Bank Guarantee will be equal to the proportion borne by its relevant Available Commitment to the relevant Available Facility immediately prior to making the Loan or, issuing the Letter of Credit or Bank Guarantee.

         (c) The Agent shall determine the Base Currency Amount of each Loan, Letter of Credit and Bank Guarantee which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, Letter of Credit and Bank Guarantee and the amount of its participation in that Loan, Letter of Credit or Bank Guarantee in each case by the Specified Time.

6.       LETTERS OF CREDIT AND BANK GUARANTEES

6.1      COMPLETION OF LETTERS OF CREDIT AND BANK GUARANTEE
         A Fronting Bank is authorised to issue any Letter of Credit or Bank Guarantee pursuant to Clause 5 (UTILISATION) by:

         (a) completing the issue date and the proposed Expiry Date of that Letter of Credit or Bank Guarantee; and

         (b) executing and delivering that Letter of Credit or Bank Guarantee to the relevant recipient on the Utilisation Date.

6.2      RENEWAL OF A LETTER OF CREDIT AND BANK GUARANTEE

         (a) Not less than three Business Days before the Expiry Date of a Letter of Credit or Bank Guarantee the relevant Borrower may, by written notice to the Agent and the relevant Fronting Bank, request that the term of that Letter of Credit or Bank Guarantee be extended.

         (b) The Lenders shall treat the request in the same way as a Utilisation Request for a Letter of Credit or Bank Guarantee in the amount, currency and maturity of the Letter of Credit or Bank Guarantee (as to be extended).

         (c) The terms of each renewed Letter of Credit or Bank Guarantee shall be the same as those of the relevant Letter of Credit or Bank Guarantee immediately prior to its renewal, save that its term shall commence on the date which was the Expiry Date of that Letter of Credit or Bank Guarantee immediately prior to its renewal and shall end on the proposed Expiry Date specified in the request.

         (d) The Fronting Bank is authorised to amend any Letter of Credit or Bank Guarantee pursuant to a request if the conditions set out in this Agreement have been complied with.

6.3      RESTRICTIONS ON PARTICIPATION IN LETTERS OF CREDIT
         If at any time prior to the issue of a Letter of Credit any Lender is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of a Letter of Credit, that Lender shall notify the Agent on or before the Business Day prior to the proposed Utilisation Date and:

         (a) the maximum actual and contingent liabilities of the relevant Fronting Bank under that Letter of Credit shall be reduced by an amount equal to an amount which would have been the amount of that Lender's L/C Proportion of that Letter of Credit if the prohibition had not occurred;

         (b) the L/C Proportion of that Lender in relation to that Letter of Credit shall be nil; and

         (c) that Lender's relevant Available Commitment shall be reduced by an amount equal to an amount which would have been the amount of that Lender's L/C Proportion of the Letter of Credit if the prohibition had not occurred.

6.4      RESTRICTIONS ON PARTICIPATION IN BANK GUARANTEES
         If at any time prior to the issue of a Bank Guarantee any Lender is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of a Bank Guarantee, that Lender shall notify the Agent on or before the Business Day prior to the proposed Utilisation Date and:

         (a) the maximum actual and contingent liabilities of the relevant Fronting Bank under that Bank Guarantee shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Guarantee Proportion of that Bank Guarantee if the prohibition had not occurred;

         (b) the Guarantee Proportion of that Lender in relation to that Bank Guarantee shall be nil; and

         that Lender's relevant Available Commitment shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Guarantee Proportion of the Bank Guarantee if the prohibition had not occurred.

6.5      DEMANDS UNDER LETTERS OF CREDIT AND BANK GUARANTEES
         If a demand is made under a Letter of Credit or Bank Guarantee or a Fronting Bank incurs in connection with a Letter of Credit or Bank Guarantee any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the Fronting Bank shall promptly notify the Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Letter of Credit or Bank Guarantee to which it relates and the Agent shall promptly make demand upon the Company and the relevant Borrower in accordance with this Agreement and notify the relevant Lenders.

6.6      BORROWERS' INDEMNITY TO THE FRONTING BANK
         The Company shall procure that, and the relevant Borrower shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) the Fronting Bank at its request against:

         (a) any sum paid or due and payable by the Fronting Bank under the Letter of Credit or Bank Guarantee; and

         (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Fronting Bank under any Letter of Credit or Bank Guarantee or in connection with any such Letter of Credit or Bank Guarantee), claims, losses and expenses which that Fronting Bank may at any time incur or sustain in connection with or arising out of any such Letter of Credit or Bank Guarantee.

6.7      BORROWERS' INDEMNITY TO LENDERS
         The Company shall procure that, and the relevant Borrower shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) each Lender against:

         (a) any sum paid or due and payable by such Lender in connection with that Letter of Credit or Bank Guarantee; and

         (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Lender in connection with that Letter of Credit or Bank Guarantee), claims, losses and expenses which that Lender may at any time incur or sustain in connection with any Letter of Credit or Bank Guarantee.

6.8      PRESERVATION OF RIGHTS
         Neither the obligations of the Borrowers and the Company set out in this Clause 6 nor the rights, powers and remedies conferred on the Fronting Bank or Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         (a) the winding-up, dissolution, administration or re-organisation of a Fronting Bank, any Lender or any other person or any change in its status, function, control or ownership;

         (b) any of the obligations of a Fronting Bank, any Lender or any other person under this Agreement or under any Letter of Credit or Bank Guarantee or under any other security taken in respect of its obligations under this Agreement or otherwise in connection with a Letter of Credit or Bank Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         (c) time or other indulgence being granted or agreed to be granted to a Fronting Bank, any Lender or any other person in respect of its obligations under this Agreement or under or in connection with a Letter of Credit or Bank Guarantee or under any other security;

         (d) any amendment to, or any variation, waiver or release of, any obligation of a Fronting Bank, any Lender or any other person under a Letter of Credit or Bank Guarantee or this Agreement;

         (e) any other act, event or omission which, but for this Clause 6, might operate to discharge, impair or otherwise affect any of the obligations of the Company or Borrowers set out in this Clause 6 or any of the rights, powers or remedies conferred upon a Fronting Bank or any Lender by this Agreement or by law.

         The obligations of the Borrowers and the Company set out in this Clause 6 shall be in addition to and independent of every other security which a Fronting Bank or any Lender may at any time hold in respect of the Borrower's obligations under this Agreement.

6.9      SETTLEMENT CONDITIONAL
         Any settlement or discharge between a Borrower and a Fronting Bank or a Lender shall be conditional upon no security or payment to a Fronting Bank or Lender by the relevant Borrower, or any other person on behalf of that Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the relevant Fronting Bank or Lender shall be entitled to recover the value or amount of such security or payment from the relevant Borrower subsequently as if such settlement or discharge had not occurred.

6.10     RIGHT TO MAKE PAYMENTS UNDER LETTERS OF CREDIT AND BANK GUARANTEES
         A Fronting Bank shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit or Bank Guarantee without any reference to or further authority from the Company, any Borrower or any other investigation or enquiry. The Company and each Borrower irrevocably authorise the relevant Fronting Bank to comply with any demand under a Letter of Credit or Bank Guarantee which is valid on its face.

7.       OPTIONAL CURRENCIES

7.1      SELECTION OF CURRENCY

         (a) A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Facility A1 Loan or a Revolving Loan, Letter of Credit or Bank Guarantee in the case of an initial Utilisation in a Utilisation Request and afterwards, in relation to a Facility A1 Loan made to it, in a Selection Notice.

         (b) If the Borrower fails to select the currency in a Selection Notice in relation to a Facility A1 Loan, such Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

         (c) If the Borrower issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Facility A1 Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business
                  Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

7.2      UNAVAILABILITY OF A CURRENCY
         If before the Specified Time on any Quotation Day:

         (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

         (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan, Letter of Credit or Bank Guarantee in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 7 will be required to participate in the Loan, Letter of Credit or Bank Guarantee in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan, Letter of Credit or Bank Guarantee denominated in the Base Currency during that Interest Period.

7.3      CHANGE OF CURRENCY

         (a) If a Facility A1 Loan is to be denominated in dollars in any succeeding Interest Periods:

                  (i) the amount of the Facility A1 Loan in dollars will be calculated by the Agent as the amount of dollars equal to the Base Currency Amount of the Facility A1 Loan at the Agent's Spot Rate of Exchange at the Specified Time;

                  (ii) (unless the Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower shall repay the Facility A1 Loan in Euros on the last day of the preceding Interest Period; and

                  (iii) (subject to Clause 4.2 (FURTHER CONDITIONS PRECEDENT)) the Lenders shall re-advance the Facility A1 Loan in dollars in accordance with Clause 7.4 (AGENT'S CALCULATIONS).

         (b)      If the Agent and the Borrower agree, the Agent shall:

                  (i) apply the amount paid to it by the Lenders pursuant to paragraph (a)(iii) above (or so much of that amount as is necessary) in or towards purchase of a Euro amount; and

                  (ii) use the amount it purchases in or towards satisfaction of the Borrower's obligations under paragraph (a)(ii) above,

                  PROVIDED THAT no denomination of Facility A1 Loans in dollars shall become effective unless the parties to this Agreement have agreed such amendments to the repayment schedule in Clause 9.1 (REPAYMENT OF FACILITY A1 AND A2 LOANS) setting out the US dollar amount and euro amount of Facility A1 Loans to be repaid on each Repayment Date which are necessary to grant the Lenders protection comparable to that granted on the date hereof.

         (c)      If the amount purchased by the Agent pursuant to paragraph
                  (b)(i) above is less than the amount required to be repaid by the Borrower, the Agent shall promptly notify the Borrower and the Borrower shall, on the last day of the succeeding Interest Period, pay an amount to the Agent (in Euros) equal to the difference.

         (d) If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iii) above is not needed to purchase the amount required to be repaid by the Borrower, the Agent shall promptly notify the Borrower and pay the Borrower, on the last day of the first Interest Period that part of that amount (in dollars).

         (e) A Facility A1 Loan denominated in dollars cannot be re-denominated in euros.

7.4      AGENT'S CALCULATIONS

         (a) All calculations made by the Agent pursuant to this Clause 7 will take into account any repayment, prepayment, consolidation or division of Facility A1 Loans to be made on the last day of the first Interest Period.

         (b) Each Lender's participation in a Facility A1 Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.5 (LENDERS' AND FRONTING BANK'S PARTICIPATION).

8.       ANCILLARY FACILITIES

8.1      AVAILABLE ANCILLARY FACILITIES
         Ancillary Facilities may comprise:

         (a)      overdraft facilities;

         (b) guarantee, performance bonds, documentary or stand-by letter of credit facilities;

         (c)      short term loans;

         (d)      foreign exchange facilities; or

         (e) other facilities or accommodations as may be required in connection with the business of the Group and which are agreed with the relevant Ancillary Bank.



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

8.2      REQUEST FOR ANCILLARY FACILITY
         A Borrower may, at any time from the date hereof to the Termination Date, by notice in writing to the Agent, request the establishment of an Ancillary Facility by the conversion of all or a portion of a Lender's Available Revolving Commitment into an Ancillary Commitment (PROVIDED THAT, the aggregate amount of the Ancillary Facilities shall not exceed EUR 30,000,000) with effect from the date (the "EFFECTIVE DATE") specified in such notice being a date not less than ten Business Days after the date such notice is received by the Agent. Any such notice shall specify:

         (a)      the proposed Borrower;

         (b) the proposed commencement and expiry date for the Ancillary Facility concerned (and the expiry date must be a Business Day on or prior to the Termination Date);

         (c)      the type of the proposed Ancillary Facility;

         (d)      the proposed Ancillary Bank;

         (e) the Ancillary Commitment to apply to the proposed Ancillary Facility; and

         (f) such other details as to the nature, amount and operation of the proposed Ancillary Facility as the Agent may require,

         and shall contain a confirmation by the relevant Ancillary Bank of the details therein specified and the Agent shall promptly notify each Lender upon receipt of any such notice, PROVIDED THAT, no Lender shall be obliged to make available an Ancillary Facility under this Clause 8 (ANCILLARY FACILITIES).

8.3      THE ANCILLARY BANK
         Any Lender so nominated in accordance with Clause 8.2 (REQUEST FOR ANCILLARY FACILITY) may become an Ancillary Bank authorised to make the proposed Ancillary Facility available with effect on and from the Effective Date (PROVIDED THAT, it has sufficient Available Revolving Commitment) and the Agent shall notify the Company, such Ancillary Bank and the Lenders thereof, PROVIDED THAT, there shall at no time be more than four Ancillary Banks.

8.4      TERMS OF ANCILLARY FACILITY
         Subject to Clause 8.2 (REQUEST FOR ANCILLARY FACILITY) and Clause 8.3 (THE ANCILLARY BANK) above, the terms governing any Ancillary Facility shall be those determined by agreement between the Ancillary Bank and the Borrower concerned, PROVIDED THAT such terms are based upon commercial terms standard in the relevant market.

8.5      VARIATIONS
         Any material variation in any Ancillary Facility or any proposed increase or reduction in the Ancillary Commitment relating thereto shall be effected subject to the provisions, MUTATIS MUTANDIS, of this Clause 8 (ANCILLARY FACILITIES).

8.6      ACCELERATION
         Save to the extent any Ancillary Commitment is being transferred to a Revolving Commitment pursuant to Clause 8.11 (REDUCTION AND INCREASE OF REVOLVING COMMITMENT) or Clause 8.12 (CANCELLATION OF ANCILLARY FACILITY), no Ancillary Bank may, until notice has been served under Clause 25.20 (ACCELERATION), demand repayment of any moneys made available by it or withdraw prior to its original maturity any Ancillary Facility or the right to make utilisations thereunder, or demand cash cover in respect of any guarantees or similar contingent liabilities made available by it, under its Ancillary Facility or take any action analogous to any of the foregoing under any other type of banking arrangements provided by it under its Ancillary Facility.

8.7      TERMINATION
         The Ancillary Commitment of each Ancillary Bank shall terminate no later than the Termination Date in relation to the Revolving Facility.

8.8      PREVAILING AGREEMENT
         In the case of inconsistency between any term of an Ancillary Facility and of this Agreement, the terms of this Agreement shall prevail.

8.9      ANCILLARY OUTSTANDINGS
         Each Borrower and each Ancillary Bank agree with and for the benefit of each Ancillary Bank that the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Bank shall not exceed the Ancillary Commitment applicable to that Ancillary Facility.

8.10     NOTIFICATION
         Each Borrower and each Ancillary Bank shall, promptly upon request by the Agent, supply the Agent with such information relating to the operation of each Ancillary Facility provided by such Ancillary Bank (including, without limitation, the Ancillary Outstandings thereunder) as the Agent may from time to time request. Each Borrower consents to all such information being released to the Agent and each Lender.

8.11     REDUCTION AND INCREASE OF REVOLVING COMMITMENT
         The Revolving Commitment of each Ancillary Bank shall be reduced PRO TANTO by the amount of its Ancillary Commitment but shall automatically increase upon that Ancillary Facility ceasing to be available to the relevant Borrower or upon the Ancillary Facility being cancelled in accordance with Clause
         8.12 (CANCELLATION OF ANCILLARY FACILITY).

8.12     CANCELLATION OF ANCILLARY FACILITY
         Any Borrower which has established an Ancillary Facility may at any time by notice in writing to the Agent and the relevant Ancillary Bank cancel such Ancillary Facility, in which event on the date specified in the notice, being a date not less than ten Business Days after the date such notice is received by the Agent, the Ancillary Commitment of the relevant Ancillary Bank shall be converted into a Revolving Commitment.






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


                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

9.       REPAYMENT

9.1      REPAYMENT OF FACILITY A1 AND FACILITY A2 LOANS

         (a) The Borrowers under any Facility A1 Loan and Facility A2 Loan shall repay the Facility A1 Loans and Facility A2 Loans in instalments by repaying on each Repayment Date an amount set out opposite each Repayment Date below, including on every Repayment Date a minimum repayment by Grohe Beteiligungs of Facility A2 Loans (the "MINIMUM FACILITY A2 REPAYMENT AMOUNT") as also set forth below:

                     REPAYMENT DATE                  INSTALMENT

                                              TOTAL       MINIMUM AMOUNT
                                               EUR          FACILITY A2

               20 July 2003                  10,000,000       10,000,000
               20 December 2003              10,000,000       10,000,000
               20 July 2004                  25,000,000       12,000,000
               20 December 2004              25,000,000       21,000,000
               20 July 2005                  25,000,000       14,000,000
               20 December 2005              25,000,000       24,000,000
               20 July 2006                  32,500,000       17,000,000
               20 December 2006              32,500,000       24,000,000
               20 July 2007                  40,000,000       17,000,000
               20 December 2007              40,000,000       26,000,000
               20 July 2008                  45,000,000       19,000,000
               20 December 2008              45,000,000       26,000,000
               20 July 2009                  47,500,000       19,000,000
               20 December 2009              47,500,000       31,000,000

                  PROVIDED THAT with regard to any Repayment Date which falls before the date of the Qualifying Public Offering each Minimum Facility A2 Repayment Amount shall be increased up to the total amount due on such Repayment Date by the amount of Excess Withdrawals, unless pursuant to the last Compliance Certificate delivered prior to the relevant Repayment Date, the Total Debt Leverage is less than 2.5:1. Any such payment in excess of the Minimum Facility A2 Repayment Amount shall be applied against the Minimum Facility A2 Repayment Amount falling due on the next Repayment Date.

                  The Company shall, by giving the Agent not less than five Business Days' prior notice, specify which amounts outstanding under Facility A1 Loans and Facility A2 Loans shall be repaid, including the amount of Excess Withdrawals and shall provide to the Agent a revised version of the repayment schedule that would apply as of the next Repayment Date(s).

         "EXCESS WITHDRAWAL" means, for any Withdrawal Period for which it is calculated, the maximum amount that can be withdrawn by Grohe Beteiligungs from Friedrich Grohe on the last day of the immediately preceding Withdrawal Period in accordance with the provisions of the partnership agreement for that Withdrawal Period less (i) any amounts paid by Grohe Beteiligung to Grohe Holding in such Withdrawal Period, if and to the extent that such payment was permitted under the Finance Documents, (ii) the amount of any payment obligations due by Grohe Beteiligungs during such Withdrawal Period, to the extent not incurred in breach of the Finance Documents, as determined by the Company within 5 Business Days following any Withdrawal Period, and (iii) any amount of interest or principal paid (including pursuant to a voluntary or mandatory prepayment) by Grohe Beteiligungs on the Loans during such Withdrawal Period.

         (b) If, in relation to a Repayment Date for a Facility A1 Loan or Facility A2 Loan, the aggregate amount of the Facility A1 Loans and Facility A2 Loans made to the Borrowers exceeds the Repayment Instalment to be repaid on such Loans or the minimum amount to be repaid in relation to Facility A2, the Company may, if it gives the Agent not less than five Business Days' prior notice, select which of those Facility A1 Loans and/or Facility A2 Loans will be wholly or partially repaid so that the Repayment Instalment is repaid on the relevant Repayment Date in full. The Company may not make a selection if as a result more than one Facility A1 Loan denominated in one currency and/or Facility A2 Loan will be partially repaid.

         (c) If the Company fails to deliver a notice to the Agent in accordance with paragraph (a) or (b) above, the Agent shall select the relevant Facility A1 Loans and/or Facility A2 Loans, as the case may be, to be wholly or partially repaid.

         (d) Any repayment or prepayment of a Facility A1 Loan denominated in the Optional Currency shall reduce the Facility A1 Loan by the amount of that Optional Currency repaid.

9.2      REPAYMENT OF FACILITY B LOANS
         Grohe Beteiligungs shall repay all Facility B Loans on the Termination Date.



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

9.3      REPAYMENT OF REVOLVING LOANS
         Each Borrower which has drawn a Revolving Loan shall repay that Revolving Loan on the last day of its Interest Period but no later than on the Termination Date.

10.      PREPAYMENT AND CANCELLATION

10.1     ILLEGALITY
         If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender or a Fronting Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan, Letter of Credit or Bank
         Guarantee:

         (a) that Lender or Fronting Bank, as the case may be, shall promptly notify the Agent upon becoming aware of that event;

         (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

         (c) the Borrowers shall, on the last day of the Interest Period for each Loan or term for each Letter of Credit and Bank Guarantee, as the case may be, occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent:

                  (i) repay that Lender's participation in the Loans made to the Borrowers; and

                  (ii) ensure that the liabilities of that Lender or Fronting Bank under or in respect of each Letter of Credit and Bank Guarantee are reduced to zero or otherwise secured by providing Cash Collateral in an amount equal to such Lender's L/C Proportion of those Letters of Credit or Guarantee Proportion of those Bank Guarantees or that Fronting Bank's maximum actual and contingent liabilities under that Letter of Credit or Bank Guarantee in the currency or currencies of those Letters of Credit or Bank Guarantees.

10.2     DEFINITIONS
         For the purposes of this Clause 10:

         "NET DISPOSAL PROCEEDS" means the proceeds of any disposal (including sale and lease back transactions, non-recourse factoring and asset backed securities transaction) of any asset of any Obligor or any member of the Group after deducting reasonable out of pocket expenses and any VAT or other tax incurred due to such disposal, PROVIDED THAT the following disposal proceeds shall not constitute Net Disposal Proceeds:

         (i) proceeds received in respect of any disposal referred to in paragraphs (a) to (c) of the definition of Permitted Disposals; and

         (ii)     Net Disposal Proceeds:

                  (1) which do not arise from sale and lease back transactions, non-recourse factoring or other asset backed securities transactions and, when aggregated with any other such disposal proceeds within the respective financial year, are less than EUR 5,000,000; or

                  (2) which arise from sale and lease back transactions, non-recourse factoring or other asset backed securities transactions and, when aggregated with any other such disposal proceeds within the respective financial year, are less than EUR 25,000,000.

         "NET INSURANCE PROCEEDS" means the proceeds of any insurance claim received by any Obligor or any member of the Group (after deducting any reasonable out of pocket expenses incurred in relation to such claim) other than any proceeds which are:

         (a) to meet a third party claim and are applied in meeting such claim within twelve months of receipt of such proceeds; or

         (b) applied to the replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made within eighteen Months of receipt of such proceeds; or

         (c) received under a business interruption insurance, to the extent to which they are to be applied to cover any costs incurred during the period of business interruption; or

         (d)      received under a credit insurance; or

         (e) in relation to a financial year when aggregated with any other such insurance proceeds (not falling under paragraphs (a) to (d)) less than the amount of EUR 2,000,000.

         "NET ACQUISITION RECOVERY PROCEEDS" means the proceeds of any claim (a "RECOVERY CLAIM") for breach of contract or warranty by, misrepresentation by, indemnity or other claim against any vendor or any of its affiliates (or any employee, officer or adviser) in relation to Permitted Acquisitions, in each case after deducting, subject to Clause 10.7, any amounts required to be applied to mandatorily prepay Permitted Indebtedness as defined in paragraphs (m) and (n) of the definition of Permitted Indebtedness and any reasonable out of pocket expenses incurred in relation to such claim other than any proceeds which are:

         (a) applied in the replacement, reinstatement and/or repair of assets of a Group member which have been lost, destroyed or damaged as a result of the events or circumstances giving rise to such Recovery Claim; or

         (b) are required to be paid to third parties in respect of a liability, charge or claim upon a Group member arising from such Recovery Claim,

         PROVIDED THAT, proceeds referred to in paragraphs (a) and (b) above are properly applied in such replacement, reinstatement or repair or payment to such third party within eighteen Months of receipt of such proceeds.

10.3     MANDATORY PREPAYMENT OF PROCEEDS
         On receipt by any Obligor or any member of the Group of Net Disposal Proceeds, Net Insurance Proceeds and/or Net Acquisition Recovery Proceeds, the Company and each Borrower shall procure that an amount equal to that receipt is promptly used to prepay the Loans. In relation to Net Disposal Proceeds and Net Insurance Proceeds this Clause 10.3 shall only apply if such disposal occurred or insurance claim arose prior to the occurrence of the Qualifying Public Offering.

10.4     MANDATORY PREPAYMENT FROM EXCESS CASH
         Within one month after the due date of delivery of the annual consolidated financial statements of the Grohe Holding Group under Clause 22.1(a)(i) (FINANCIAL STATEMENTS) and starting from the financial year beginning 1 January 2003, the Company and Friedrich Grohe shall procure that Loans made to Friedrich Grohe or any other Borrower (but excluding Grohe Beteiligungs) are prepaid in an amount equal to 75% of the Consolidated Operating Excess Cash Flow (as defined in Clause 23.2 (FINANCIAL DEFINITIONS)) for the period of twelve Months ending on the last day of the relevant financial year.

         No mandatory prepayment obligation will arise under this Clause 10.4 with respect to any financial year beginning after the occurrence of the Qualifying Public Offering or with regard to any financial year if, based on the consolidated financial statements of the Grohe Holding Group delivered pursuant to Clause 22.1(a)(i) (FINANCIAL STATEMENTS), and the accompanying Compliance Certificate, the ratio of Total Net Debt to EBITDA for such financial year is less than 2.5:1, PROVIDED THAT in the latter case the mandatory prepayment obligation may arise for any of the following financial years if for any such financial year the ratio of Total Net Debt to EBITDA is equal to or greater than 2.5:1.

10.5     MANDATORY PREPAYMENT ON SALE
         The Facilities are immediately cancelled and the Company and each Borrower shall procure that the Loans are immediately prepaid in full and the Lenders and/or Fronting Banks are released or Cash Collateral is provided in respect of any Letters of Credit or Bank Guarantees upon the occurrence of a Sale.

10.6     MANDATORY PREPAYMENT ON CHANGE OF CONTROL
         If there is a Change of Control:

         (a) the Company shall promptly notify the Agent upon becoming aware of that event; and

         (b) if such Change of Control occurs prior to the date of the Qualifying Public Offering, the Facilities are immediately cancelled and the Company and each Borrower shall procure that the Loans are immediately prepaid in full and the Lenders and/or Fronting Bank(s) are released or Cash Collateral is provided in respect of any Letters of Credit or Bank Guarantees, and, if such Change of Control occurs on or after the date of the Qualifying Public Offering, if so instructed by the Majority Lenders, the Agent shall, by notice to the Company, cancel the Facilities and the Company and each Borrower shall procure that all Loans shall be repaid and the Lenders and/or Fronting Bank(s) are released or Cash Collateral is provided in respect of any Letters of Credit or Bank Guarantees on the earlier of the last day of the term or the current Interest Period applicable thereto and the date falling 60 days after the relevant Change of Control.

10.7     OTHER MANDATORY PREPAYMENT
         Each Borrower shall, in the event of any voluntary or mandatory prepayment to be made under any Financial Indebtedness which constitutes Permitted Indebtedness under paragraphs (m), (n) and (o) of such definition, promptly notify the Agent upon becoming aware of that event and prepay Loans outstanding under this Agreement (including Letters of Credit and Bank Guarantees) in a PRO RATA amount at the same time as such other prepayment is made.

10.8     APPLICATION OF PREPAYMENTS

         (a) Any prepayment made under Clause 10.3 and 10.7 shall be applied against repayment of amounts outstanding under the Term Facilities, as specified by the Company to the Agent, and if no such specification is made until the date on which the prepayment falls due, PRO RATA against the Term Facilities and, in relation to Facility A1 and Facility A2, in equal portions against the next Repayment Instalment falling due under

                  Clause 9.1 (REPAYMENT OF FACILITY A1 AND A2 LOANS) and the last Repayment Instalment falling due under Clause 9.1.

         (b)      Any prepayment made under Clause 10.4 shall be applied:

                  (i) first, in repayment of amounts outstanding under Facility A1;

                  (ii) second, when Facility A1 has been repaid in full, in repayment of the Revolving Loans (and any amounts so repaid may not be reborrowed) and the Revolving Commitments of the Lender will be reduced PRO RATA;

                  (iii) thirdly, when the Revolving Loans have been repaid in full, as Cash Collateral for any Letters of Credit and Bank Guarantees issued (and the Revolving Commitments of the Lenders will be reduced PRO RATA); and

                  (iv) thereafter, in repayment of amounts outstanding by any Borrower other than Grohe Beteiligungs under Facility A2,

                  PROVIDED THAT in relation to both Facility A1 and Facility A2 and unless otherwise specified by the Company or the relevant Borrower, all amounts shall be applied in equal portions against the next Repayment Instalment and the last Repayment Instalment falling due under Clause 9.1.

         (c) Until the earlier of (i) the second anniversary of the date of this Agreement and (ii) the occurrence of the Qualifying Public Offering, any Lender under Facility B may elect that any such Facility B Loans shall not be mandatorily prepaid in accordance with this Clause 10.8 PROVIDED THAT at least 50 per cent. of the amount which would have been applied towards that mandatory prepayment will be applied towards the mandatory prepayment of the Facility A2 Loans and, when Facility A2 has been repaid in full, Facility A1 Loans which remain outstanding. Any Lender under Facility B wishing to make such an election shall notify the Agent accordingly.

10.9     MANDATORY PREPAYMENT ACCOUNT

10.9.1 If a prepayment is to be made under Clauses 10.3 to 10.7, the Company or the relevant Borrower may give the Agent notice in writing not less than 5 Business Days before the date of prepayment specifying that prepayment for the specified Loans should be made on the last day of the current Interest Period for the relevant Loan (in the case of a Term Loan) or on maturity (in the case of a

         Revolving Loan); such notice shall include an update of the repayment schedule set out in Clause 9.1 (REPAYMENT OF FACILITY A1 AND FACILITY A2 LOANS).

         If notice is not given within the required time period, prepayment shall be made at the time and in the manner set out in the foregoing provisions of this Clause 10.

10.9.2 If pursuant to sub-clause 10.9.1 the Company or relevant Borrower requests that prepayment of a Loan is made on the last day of an Interest Period or on maturity and:

         (a)      no Default is continuing at the time of such request; and

         (b) for any prepayment due on the last day of an Interest Period which is prior to the date of the Qualifying Public Offering, the Company or relevant Borrower ensures (if the amount is not already in a Mandatory Prepayment Account) that the amount required to be prepaid is promptly credited to the Grohe Beteiligungs Mandatory Prepayment Account, in the case of a prepayment due by Grohe Beteiligungs, or to the Friedrich Grohe Mandatory Prepayment Account in the case of a prepayment due by any other Borrower, the prepayment date shall be delayed in accordance with such request until the last day of the current Interest Period (in the case of a Term Loan) or on maturity (in the case of a Revolving Loan) for the specified Loan provided however payment can be made at any time if an Event of Default occurs which is continuing.

10.9.3 The Company and Friedrich Grohe irrevocably authorises the Agent on behalf of itself and the other Borrowers to withdraw monies from the relevant Mandatory Prepayment Account and apply such monies against prepayments which are due to be made hereunder or, upon the occurrence of an Event of Default pursuant to Clause 25.1 (NON-PAYMENT) which is continuing, against any amounts due and payable under the Finance Documents.

         Any Finance Party with which such account is held acknowledges and agrees that interest shall accrue at normal commercial rates on amounts credited to any Mandatory Prepayment Account and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) PROVIDED THAT the account holder shall not be entitled to receive such interest while a Default is continuing.



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

10.10    OPTIONAL PREPAYMENT OF LOANS

         (a) A Borrower may, if the Company gives the Agent not less than five Business Days' prior written notice and, if the prepayment does not take place at the end of the Interest Period, subject to the payment of Break Costs, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the relevant Loan by a minimum amount of EUR 2,500,000); any prepayment notice shall include an update of the repayment schedule set out in Clause 9.1 (REPAYMENT OF FACILITY A1 AND FACILITY A2 LOANS)

         (b) Any prepayment under this Clause 10.10 shall satisfy the obligations under Clause 9.1 (REPAYMENT OF FACILITY A1 AND A2 LOANS) as determined by the Company in the relevant notice, or, if no such determination is made, shall be applied PRO RATA across the Term Facilities and the Repayment Instalments under those Facilities.

         (c)      Clause 10.8(c) shall apply MUTATIS MUTANDIS.

10.11    OPTIONAL CANCELLATION OF FACILITIES

         (a) The Company may, if it gives the Agent not less than five Business Days' prior written notice, cancel the whole or any part (being a minimum Base Currency Amount of EUR 2,500,000 or if less, the Available Facility) of the Facilities.

         (b)      Amounts cancelled pursuant to (a) above may not be reinstated.

10.12 RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER OR A FRONTING BANK

         (a)      If:

                  (i) any sum payable to any Lender or a Fronting Bank by an Obligor is required to be increased under paragraph (c) of Clause 15.2 (TAX GROSS-UP); or

                  (ii) any Lender or a Fronting Bank claims indemnification from the Company under Clause 15.3 (TAX INDEMNITY) or Clause 16.1 (INCREASED COSTS);

                  the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice:

                  (i) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans; or

                  (ii) (if such circumstance relates to a Fronting Bank) of cancellation of or of the Borrowers' intention to provide Cash Collateral in respect of that Fronting Bank's Letter of Credit or Bank Guarantee.

         (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

         (c) On the last day of each Interest Period or term, as the case may be, which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall procure and the relevant Borrowers shall repay that Lender's participation in the Loans and shall procure either that such Lender's L/C Proportion of each relevant Letter of Credit or Guarantee Proportion of each relevant Bank Guarantee be reduced to zero (by reduction of the amount of that Letter of Credit or Bank Guarantee in an amount equal to that Lender's L/C Proportion or Guarantee Proportion) or that Cash Collateral be provided to the Agent in an amount equal to such Lender's L/C Proportion of that Letter of Credit or Guarantee Proportion of that Bank Guarantee; and (if the circumstance relates to a Fronting Bank) the relevant Borrowers and the Company shall procure that that Fronting Bank's liability under any Letters of Credit or Bank Guarantee issued by it shall either be reduced to zero or otherwise secured by the relevant Borrowers providing Cash Collateral in an amount equal to that Fronting Bank's maximum actual and contingent liabilities under those Letters of Credit or Bank Guarantee.

10.13    RESTRICTIONS

         (a) Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

         (c) A Borrower shall not repay or prepay all or any part of the Loans, Letters of Credit or Bank Guarantees or cancel all or any part of the

                  Commitments except at the times and in the manner expressly provided for in this Agreement.

         (d) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated and no amounts prepaid under this Clause 10 may be re-borrowed save for Revolving Loans.

         (e) If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

11.      INTEREST

11.1     CALCULATION OF INTEREST
         The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

         (a)      the Applicable Margin;

         (b) EURIBOR or, in relation to any Loan in an Optional Currency, LIBOR; and

         (c)      Mandatory Cost, if any.

11.2     PAYMENT OF INTEREST
         The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

11.3     MARGIN RATCHET

11.3.1 Subject to sub-clauses 11.3.2 to 11.3.5, if the ratio of Total Net Debt to EBITDA (as defined in Clause 23 (FINANCIAL COVENANTS) (in this Clause 11, the "RELEVANT RATIO") in respect of the most recent Relevant Period falls within one of the ranges specified in column 1 of the margin grid table set out below then the Applicable Margin in respect of the Facilities shall be the percentage per annum set opposite the range into which that Relevant Ratio falls.

        COLUMN 1                                          COLUMN 2                    COLUMN 3
        RELEVANT RATIO                               APPLICABLE MARGIN            APPLICABLE MARGIN
                                                    FACILITY A1, A2 AND              FACILITY B
                                                     REVOLVING FACILITY
        Greater than or equal to 3.50:1                    2.25%                        2.75%
        Greater than or equal to 3.00:1                    2.00%                        2.50%
        but less than 3.50:1
        Greater than or equal to 2.50:1                    1.75%                        2.25%
        but less than 3.00:1
        Less than 2.50:1                                   1.25%                        2.25%

11.3.2 Any reduction or increase to the Applicable Margin provided for in sub-clause 11.3.1 shall take effect only in relation to any Loan made or Interest

         Period commencing at least 5 Business Days after receipt by the Agent for the Relevant Period of (a) quarterly accounts of the Grohe Holding Group in accordance with Clause 22.1(b) and, in the case of a reduction of the Applicable Margin, a Compliance Certificate pursuant to Clause
         22.2 (COMPLIANCE CERTIFICATES).

11.3.3 Where the Applicable Margin has been determined on the basis of quarterly accounts of the Grohe Holding Group for the period ending on the end of any financial year, if on delivery of the annual audited financial statements of the Grohe Holding Group in accordance with Clause 22.1(a)(i) and the accompanying Compliance Certificate, such accounts or certificates show that the determination should have been different, the original determination shall be cancelled with immediate effect for each relevant Loan and the relevant Borrowers shall make payments to the Agent or, as the case may be the Lenders through the Agent shall make payments to the relevant Borrowers at the end of the current Interest Period as if such original determination had not applied for such period and as if the relevant Applicable Margin applied in accordance with the revised determination. Any moneys received or recovered as a result of an adjustment pursuant to this Clause 11.3.3 shall be applied PRO RATA to the Commitments of the Lenders in the relevant Facility as at the date of any such receipt or recovery.

11.3.4 If at any time an Event of Default has occurred which is continuing the Applicable Margin for Facility A1, Facility A2 and the Revolving Facility shall be 3.25% and the Applicable Margin for Facility B 3.75%.

11.3.5 The change to the Applicable Margin set out in sub-clause 11.3.4 shall apply from the date certified by the Agent (in writing) as the date on which an Event of Default has occurred or come into existence until the date certified by the Agent (in writing) as the date by which such Event of Default is no longer continuing. The Agent shall give such certification promptly upon it becoming aware in its absolute discretion that an Event of Default has occurred or exists and promptly upon becoming aware it is no longer continuing.

11.4     DEFAULT INTEREST

         (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue or, insofar as it relates to unpaid interest, lump sum damages shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent

                  (acting reasonably). In the case of lump sum damages the relevant Obligor shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount. Any interest or lump sum damages accruing under this Clause
                  11.4 shall be immediately payable by the Obligor on demand by the Agent.

         (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                  (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                  (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

         (c) Each Finance Party shall be entitled to claim from the relevant Borrower further compensation for any further losses (i.e. not compensated for by the operation of Clause 11.4(a) and 11.3.4) incurred and/or damages suffered as a result of that Borrower having failed to pay any amount payable by it under the Finance Documents on the due date for such payment.

11.5     NOTIFICATION OF RATES OF INTEREST
         The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

12.      INTEREST PERIODS

12.1     SELECTION OF INTEREST PERIODS

         (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan and a term for a Letter of Credit or Bank Guarantee in the Utilisation Request for that Loan, Letter of Credit or Bank Guarantee (as the case may be) or (for a Term Loan already been borrowed) in a Selection Notice.

         (b) Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the relevant Borrower (or the Company on behalf of a Borrower) not later than the Specified Time.

         (c) If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 12.2 (CHANGES TO INTEREST PERIODS), be one Month.

         (d) Subject to this Clause 12, a Borrower (or the Company) may select an Interest Period of one, two, three, five or six Months or any other period agreed between the Company and the Agent (acting on the instructions of the Majority Lenders).

                  In addition, a relevant Borrower (or the Company on its behalf) may select an Interest Period of less than one Month if necessary to ensure that there are sufficient Facility A1 Loans and/or Facility A2 Loans, as the case may be (with an aggregate Base Currency Amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on a Repayment Date, for the relevant Borrower to make the Repayment Instalment due on that date.

         (e) An Interest Period for a Loan and a term for a Letter of Credit or Bank Guarantee shall not extend beyond the Termination Date applicable to its Facility.

         (f) Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

         (g)      A Revolving Loan has one Interest Period term only.

         (h) Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Agent and the relevant Borrower may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

12.2     CHANGES TO INTEREST PERIODS

         (a) Prior to determining the interest rate for a Term Loan, the Agent may shorten an Interest Period for any Term Loan to ensure there are sufficient Term Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a date for the Borrowers to make the Repayment Instalment due on that date.

         (b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 12.2, it shall promptly notify the Company and the Lenders.

12.3     NON-BUSINESS DAYS
         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.4     CONSOLIDATION AND DIVISION OF TERM LOANS

         (a) Subject to paragraph (b) below and in relation to each Term Facility if two or more Interest Periods:

                  (i)      relate to Term Loans in the same currency; and

                  (ii)     end on the same date; and

                  (iii)    are made to the same Borrower

                  those Term Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

         (b) Subject to Clause 4.4 (MAXIMUM NUMBER OF LOANS) and Clause 5.3 (CURRENCY AND AMOUNT), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Term Loan immediately before its division.

13.      CHANGES TO THE CALCULATION OF INTEREST

13.1     ABSENCE OF QUOTATIONS
         Subject to Clause 13.2 (MARKET DISRUPTION), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

13.2     MARKET DISRUPTION

         (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                  (i)      the Applicable Margin;

                  (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                  (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

         (b)      In this Agreement "Market Disruption Event" means:

                  (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

                  (ii) before close of business in Frankfurt on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

13.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING

         (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

         (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

13.4     BREAK COSTS

         (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

         (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.      FEES

14.1     COMMITMENT FEE

         (a) The Company shall pay to the Agent (for the account of each Lender and in relation to each Facility) a fee in the Base Currency computed at a rate equal to half of the Applicable Margin for the Facilities, in each case on that Lender's Available Commitment under the Facilities for the Availability Period applicable to the relevant Facility, PROVIDED THAT the commitment fee on the Term Facility will be reimbursed if and to the extent that the Term Facilities are drawn within thirty days from the date of this Agreement and PROVIDED FURTHER THAT the commitment fee on any Commitment shall at no time be higher than 0.625%.

         (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

14.2     ARRANGEMENT FEE
         The Company and/or Friedrich Grohe shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

14.3     AGENCY AND SECURITY TRUSTEE FEE
         The Company or Friedrich Grohe, as the case may be, shall pay to the Agent and Security Agent (for its own account) an agency and security trustee fee in the amount and at the times agreed in the Fee Letter(s).

14.4     LETTER OF CREDIT AND BANK GUARANTEE COMMISSION

         (a) A Borrower shall, in respect of all Letters of Credit or Bank Guarantees which it requests, pay to the Agent (for the account of each Lender) (for distribution in proportion to each Lender's L/C Proportion of those Letters of Credit or Guarantee Proportion of those Bank Guarantees, as the case may be,) a letter of credit or bank guarantee commission in the Base Currency at the L/C Commission Rate or the Guarantee Commission Rate, as the case may be, on the maximum actual and contingent liabilities of a Fronting Bank under such Letters of Credit or Bank Guarantees.

         (b) The accrued letter of credit and bank guarantee commission is payable on the last day of each successive period of three Months starting from the date of this Agreement and in each case on all Letters of Credit and Bank Guarantees drawn and not expired as of such dates.

14.5     FRONTING BANK FEE
         The Company shall, in respect of each Letter of Credit and Bank Guarantee, pay to the relevant Fronting Bank a fee in the amounts and at the times agreed between the relevant Fronting Bank and the Company.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

15.      TAX GROSS UP AND INDEMNITIES

15.1     DEFINITIONS
         In this Agreement:

         "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

         "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         "TAX PAYMENT" means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (TAX GROSS-UP) or a payment under Clause 15.3 (TAX INDEMNITY).

15.2     TAX GROSS-UP

         (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

         (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Fronting Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Fronting Bank. If the Agent receives such notification from a Lender or Fronting Bank it shall notify the Company and that Obligor.

         (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

         (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

         (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.3     TAX INDEMNITY

         (a) The Company shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party reasonably determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

         (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

                           (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                           (2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or to the extent a loss, liability or cost is compensated for by an increased payment under Clause 15.2 (TAX GROSS-UP).

         (c) A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

         (d) A Finance Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

15.4     TAX CREDIT
         If an Obligor makes a Tax Payment and the relevant Finance Party reasonably determines that:

         (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

         (b) that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.5     STAMP TAXES
         The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.6     VALUE ADDED TAX

         (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

         (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

16.      INCREASED COSTS

16.1     INCREASED COSTS

         (a) Subject to Clause 16.3 (EXCEPTIONS) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of the imposition of, or any change in the interpretation, administration or application, of any law or regulation (including but not limited to capital ratio or reserve requirements).

         (b)      In this Agreement "Increased Costs" means:

                  (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

                  (ii)     an additional or increased cost; or

                  (iii) a reduction of any amount due and payable under any Finance Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2     INCREASED COST CLAIMS

         (a)      A Finance Party intending to make a claim pursuant to Clause
                  16.1 (INCREASED COSTS) shall notify the Agent of the event giving rise to the claim and provide sufficient detail for the calculations to be checked for plausibility by the Company, following which the Agent shall promptly notify the Company.

         (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3     EXCEPTIONS

         (a) Clause 16.1 (INCREASED COSTS) does not apply to the extent any Increased Cost is:

                  (i) attributable to a Tax Deduction required by law to be made by an Obligor;

                  (ii) compensated for by Clause 15.3 (TAX INDEMNITY) (or would have been compensated for under Clause 15.3 (TAX INDEMNITY) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 15.3 (TAX INDEMNITY) applied);

                  (iii)    compensated for by the payment of the Mandatory Cost;
                           or

                  (iv) attributable to the gross negligence or the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

         (b) In this Clause 16.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 15.1 (DEFINITIONS).

17.      OTHER INDEMNITIES

17.1     CURRENCY INDEMNITY

         (a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                  (i) making or filing a claim or proof against that Obligor;

                  (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                  that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                  (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

         (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2     OTHER INDEMNITIES
         The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (SHARING AMONG THE FINANCE PARTIES);

         (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful misconduct or gross negligence by that Finance Party alone);

         (d) issuing or making arrangements to issue a Letter of Credit or Bank Guarantee requested by a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful misconduct or gross negligence of that Finance Party alone); or

         (e) a Loan (or part of a Loan) not being prepaid or Cash Collateral for any Letter of Credit or Bank Guarantee not bring provided in accordance with a notice of prepayment given by a Borrower or the Company.

17.3     INDEMNITY TO THE AGENT
         The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

         (a) investigating any event which it reasonably believes is a Default; or

         (b) acting or relying on any notice, request or instruction received by it from any Finance Party or other party to a Finance Document in connection with or pursuant to any Finance Document which it reasonably believes to be genuine, correct and appropriately authorised.

18.      MITIGATION BY THE LENDERS

18.1     MITIGATION

         (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause
                  10.1 (Illegality), Clause 15 (TAX GROSS-UP AND INDEMNITIES), Clause 16 (INCREASED COSTS), Clause 17.2 (OTHER INDEMNITIES), Clause 17.3 (INDEMNITY TO THE AGENT) or paragraph 3 of
                  Schedule 4 (MANDATORY COST FORMULAE) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

         (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2     LIMITATION OF LIABILITY

         (a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (MITIGATION).

         (b)      A Finance Party is not obliged to take any steps under Clause
                  18.1 (MITIGATION) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.



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19.      COSTS AND EXPENSES

19.1     TRANSACTION EXPENSES
         The Company shall promptly on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

         (a) this Agreement and any other documents referred to in this Agreement; and

         (b) any other Finance Documents executed after the date of this Agreement.

19.2     AMENDMENT COSTS
         If (a) an Obligor requests an amendment, waiver or consent with regard to any Finance Document or (b) an amendment is required pursuant to Clause 32.9 (CHANGE OF CURRENCY), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

19.3     ENFORCEMENT COSTS
         The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.




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                                    SECTION 7
                                    GUARANTEE

20.      GUARANTEE ON FIRST DEMAND (GARANTIE AUF ERSTES ANFORDERN)

20.1     GUARANTEE ON FIRST DEMAND (GARANTIE AUF ERSTES ANFORDERN)
         Each Guarantor irrevocably and unconditionally jointly and severally:

         (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on first demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on first demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover,

         PROVIDED THAT with regard to the guarantee by Friedrich Grohe Geschaftsfuhrung AG under this Clause 20, this guarantee shall not extend to any obligations of Grohe Beteiligungs under the Finance Document.

20.2     CONTINUING GUARANTEE
         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents (including, for clarification purposes, any Facility A2 Loans outstanding by Friedrich Grohe following the Borrower Exit Date), regardless of any intermediate payment or discharge in whole or in part.

20.3     REINSTATEMENT
         If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

         (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and



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

         (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4     WAIVER OF DEFENCES
         The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

         (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

         (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

         (g)      any insolvency or similar proceedings; or

         (h) the transfer of Facility A2 Loans from Grohe Beteiligungs to Friedrich Grohe.

20.5     IMMEDIATE RECOURSE
         Each Guarantor waives any right it may have of first requiring any Finance Party (or any agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.



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

20.6     APPROPRIATIONS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 20.

20.7     DEFERRAL OF GUARANTORS' RIGHTS
         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

         (a)      to be indemnified by an Obligor;

         (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

20.8     ADDITIONAL SECURITY
         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.






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                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.      REPRESENTATIONS

         Each Obligor makes the representations and warranties set out in this Clause 21 to each Finance Party on its own behalf and in addition, the Company makes the representations set out therein on behalf of each member of the Group on the date of this Agreement.

21.1     STATUS

         (a) It is a corporation or partnership, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

         (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.2     BINDING OBLIGATIONS
         The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

21.3     NON-CONFLICT WITH OTHER OBLIGATIONS
         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict:

         (a) in any material way with any law or regulation applicable to it;

         (b)      with its or any of its Subsidiaries' constitutional documents;

         (c) in any material way with any material agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets other than the Existing Senior Credit Agreement and any other agreement entered into with any of the lenders under the Existing Senior Credit Agreement in connection therewith; or

         (d) with the Note Documents, except for the Shareholder Loan Refinancing, which will not conflict following the Senior Notes Consent.

21.4     POWER AND AUTHORITY
         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.



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

21.5     VALIDITY AND ADMISSIBILITY IN EVIDENCE
         All Authorisations required:

         (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

         (b) to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

         have been obtained or effected and are in full force and effect.

21.6     GOVERNING LAW AND ENFORCEMENT

         (a) The choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction of a party to a Finance Document.

         (b) Any judgment obtained in the Federal Republic of Germany in relation to a Finance Document will be recognised and enforced in each Relevant Jurisdiction of a party to a Finance Document.

21.7     DEDUCTION OF TAX
         Subject to any changes in applicable tax laws that may take place after the date of the Agreement, it is not required under the law of each Relevant Jurisdiction to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.8     NO FILING OR STAMP TAXES
         Under the law of each Relevant Jurisdiction of a party to a Finance Document it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

21.9     NO DEFAULT

         (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

         (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might have a Material Adverse Effect.



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

21.10    NO MISLEADING INFORMATION

         (a) Any factual information provided by any member of the Group for the purposes of the Information Memorandum, the Budget, the Business Plan or any Report was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

         (b) The financial projections contained in the Information Memorandum and the Business Plan have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

         (c) Nothing has occurred or been omitted from the Information Memorandum, the Budget, the Business Plan or the Reports and no information has been given or withheld that results in the information contained in the Information Memorandum, the Budget, the Business Plan or the Reports being untrue or misleading in any material respect.

         (d) All written information supplied to any Finance Party by Grohe Beteiligungs, Friedrich Grohe or, if required to be supplied pursuant to any Finance Document, any other party to such Finance Document is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

21.11    FINANCIAL STATEMENTS

         (a) The Original Financial Statements were prepared in accordance with GAAP consistently applied.

         (b) The Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of Grohe Holding) during the relevant financial year.

         (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Grohe Holding Group, in the case of Grohe Holding) since 31 December 2001.

21.12    PARI PASSU RANKING
         Its payment obligations under the Finance Documents rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.13    NO PROCEEDINGS PENDING OR THREATENED
         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries.

21.14    ENVIRONMENTAL COMPLIANCE
         Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

21.15    ENVIRONMENTAL CLAIMS
         No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

21.16    TAXATION

         (a) It and each member of the Group has duly and punctually paid and discharged all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

         (b) It and each member of the Group is not materially overdue in the filing of any Tax returns.

         (c) No claims are being or are reasonably likely to be asserted against it or any member of the Group with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

21.17    SECURITY
         No Security exists over all or any of the present or future assets of any Obligor or other member of the Group other than any Security permitted under Clause 24.3 (NEGATIVE PLEDGE).

21.18    FINANCIAL INDEBTEDNESS
         It has no Financial Indebtedness other than Permitted Indebtedness.



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

21.19    RANKING
         The Transaction Security has or upon release of the Security permitted under paragraph (c) (i) of Clause 24.3 (NEGATIVE PLEDGE) will have first ranking priority and it is not subject to any prior ranking or PARI PASSU ranking Security, except for certain of the land charges granted by GROHEDAL Sanitarsysteme GmbH & Co. KG, DAL Sanitartechnologie GmbH and AQUA Butzke GmbH to the Security Agent over the pieces of land set out in Part II of Schedule 9 (EXISTING SECURITY), which will rank behind the land charges or, until their subordination in accordance with Clause 24.25(b), owner's land charges, as the case may be, granted by the relevant chargors and listed in Part II of Schedule 9 (EXISTING SECURITY).

21.20    TRANSACTION SECURITY
         Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

21.21    GOOD TITLE TO ASSETS
         It has good, valid and marketable title to, or valid material leases or licences of, and all appropriate material Authorisations to use, the material assets necessary to carry on its business as presently conducted.

21.22    LEGAL AND BENEFICIAL OWNER
         It is the legal and, where applicable, beneficial owner of the assets subject to the Transaction Security.

21.23    SHARES
         The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security.

21.24    INTELLECTUAL PROPERTY
         It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its material Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

21.25    GROUP STRUCTURE
         The Group Structure Chart delivered to the Agent pursuant to Schedule 2 (CONDITIONS Precedent) is true, complete and accurate.

21.26    OWNERSHIP OF THE OBLIGORS
         Each Obligor (other than the Company) is a wholly-owned Subsidiary of the Company.



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

21.27    REPETITION
         The Repeating Representations shall be made by each Obligor and the Company (by reference to the facts and circumstances then existing) on:

         (a) the date of each Utilisation Request and the first day of each Interest Period; and

         (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

         In relation to the Information Memorandum only, the Representations contained in Clause 21.10(a) to (c) shall be made by each Obligor and the Company on the date that the Information Memorandum is approved by the Company and on the Syndication Date.

22.      INFORMATION UNDERTAKINGS

         The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1     FINANCIAL STATEMENTS
         The Company shall supply to the Agent in sufficient copies for all the
         Lenders:

         (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

                  (i) the audited consolidated financial statements for the Grohe Holding Group for that financial year; and

                  (ii) the financial statements of each Obligor for that financial year, audited, if such company is required by law to prepare audited financial statements; and

         (b) as soon as the same become available, but in any event within 45 days after the end of each Financial Quarter ending on any of the first three Quarter Dates of any financial year and within 75 days after the end of each Financial Quarter ending on the last Quarter Date of any financial year, the consolidated interim financial statements for the Grohe Holding Group for that period (in case the relevant financial statements of a financial year are not yet available in audited form the aforementioned reports relevant for the fourth Financial Quarter of a financial year will be based on unaudited numbers). Such interim financial statements shall be on a quarter-to-quarter and cumulative basis and in a form reasonably acceptable to the Agent and shall include a balance sheet, profit and loss account and cash-flow statements and a written discussion and analysis of the relevant balance sheet and cash flow statements with regard to variances between actual and projected numbers; such aforementioned consolidated interim financial statements shall also contain a comparison of actual performance by the Grohe Holding Group with the performance in the corresponding period in the previous financial year and, prior to a Qualifying Public Offering, the performance projected by the Budget for such period;

         (c) prior to the occurrence of the Qualifying Public Offering, as soon as the same become available, but in any event within 45 days after the end of each calendar Month the consolidated unaudited management accounts for the Grohe Holding Group for that period. Such management accounts shall be on a month-to-month and cumulative basis and in a form reasonably acceptable to the Agent and shall include a pre-tax profit and loss account and provide a management commentary thereon; such aforementioned pre-tax profit and loss account shall contain a comparison of actual performance by the Grohe Holding Group with the performance in the corresponding period in the previous financial year and, prior to a Qualifying Public Offering, the performance projected by the Budget for such period, and shall further contain a list of orders in hand and orders received, a list of inventory, capital expenditure, claims/receivables and liabilities, a statement of cash balances including cash at bank and statement of liabilities to banks, each as per the end of the relevant month;

         (d) after the occurrence of the Qualifying Public Offering as soon as the same become available, but in any event within a time frame appropriate for a public company listed on a recognised investment or securities exchange in any country, after the end of each half of each of the financial years the consolidated financial statements for the Grohe Holding Group for that financial half year, or, if required pursuant to the applicable stock exchange rules, after the end of each Financial Quarter of the financial years, the consolidated financial statements for that Financial Quarter; and

         (e) quarterly reports as soon, to the extent and in the form the same are submitted under the Senior Notes.

22.2     COMPLIANCE CERTIFICATE

         (a) The Company shall supply to the Agent, with each set of quarterly consolidated interim financial statements for the Grohe Holding Group



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

                  delivered pursuant to Clause 22.1(b) or quarterly or half-yearly consolidated interim financial statements for the Grohe Holding Group delivered pursuant to Clause 22.1(d) and each set of financial statements delivered pursuant to Clause 22.1(a)(i), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (FINANCIAL COVENANTS) as at the date as at which the consolidated financial statements of the Grohe Holding Group were drawn up.

         (b) Each Compliance Certificate shall be signed by the financial officer(s) of the Company authorised to bind the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 22.1 (FINANCIAL statements), by the Company's auditors.

22.3     REQUIREMENTS AS TO FINANCIAL STATEMENTS

         (a) Each set of financial statements delivered by the Company pursuant to Clause 22.1 (FINANCIAL STATEMENTS) shall be certified by a director of the relevant company as fairly representing its financial condition (or, in the case of audited consolidated financial statements to be delivered by the Company, the consolidated financial condition of the Grohe Holding Group) as at the date as at which those financial statements were drawn up.

         (b) The Company shall procure that each set of financial statements delivered pursuant to Clause 22.1 (FINANCIAL STATEMENTS) is prepared using GAAP, except with regard to the monthly management accounts delivered pursuant to Clause 22.1(c), in so far as the application of budget exchange rates and the presentation of specific profit and loss lines are concerned.

22.4     ACCOUNTING POLICIES
         Each Obligor shall ensure that each set of financial statements delivered pursuant to this Clause 22, but excluding the monthly management accounts delivered pursuant to Clause 22.1(c), is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements (with normal period end adjustments for quarterly accounts) unless, in relation to any such set of financial statements, the relevant Obligor notifies the Agent that there have been one or more material changes in any such accounting policies, practices, procedures or reference period and it or, after consultation with it and if reasonably requested by the Agent, the auditors of such Obligor provide:

22.4.1 a description of such changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

22.4.2 sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements.

         If there has been a material change in accounting policies, practices, procedures or reference period and the description and information required by this Clause 22.4 have been provided by the relevant Obligor or the auditors, as the case may be, in connection with such change and any amendments have been agreed pursuant to Clause 22.5 (CHANGE IN ACCOUNTING POLICY) in connection with such change, then such change shall become part of the normal accounting policies, practices, procedures and reference period as if it were used in the preparation of the Original Financial Statements.

22.5     CHANGE IN ACCOUNTING POLICIES
         If there has been one or more such material changes in any accounting policies, practices or procedures or reference period:

22.5.1 the Agent and the Company shall (in consultation with the auditors of the Company), at the Agent's request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 23 (FINANCIAL COVENANTS), the margin ratchet in Clause 11.3 (MARGIN RATCHET), and the mandatory prepayment from excess cash in Clause 10.4 (MANDATORY PREPAYMENT FROM EXCESS CASH) and/or in each case, the definitions used therein as may be necessary to grant to the Lenders protection comparable to that granted on the date hereof, and any amendments as agreed will have effect on the date agreed between the Agent and the Company; and

22.5.2 if no such agreement is reached within 30 days of the Agent's request, the Agent shall (if so requested by the Majority Lenders) instruct the auditors of the Company or independent accountants (approved by the Company or, in the absence of such approval within 5 days of request by the Agent therefore, a firm with recognised expertise) to determine any amendment to Clause 23 (FINANCIAL COVENANTS), Clause 11.3 (MARGIN RATCHET), and Clause 10.4 (MANDATORY PREPAYMENT FROM EXCESS CASH) which those auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to grant to the Lenders protection comparable to that granted on the date hereof, which amendments shall take effect when so determined by those auditors, or as the case may be, accountants. Where such auditors or accountants are instructed hereunder, the cost and expense of those auditors or accountants shall be for the account of the Company.

22.6     BUDGET
         Prior to the occurrence of the Qualifying Public Offering, the Company shall supply to the Agent in sufficient copies for all Lenders no later than ten days before the end of any financial year an annual Budget, and, no later than sixty days following the beginning of any financial year an annual Budget prepared by reference to each Financial Quarter, in respect of such financial year of the Grohe Holding Group including:

         (a) projected annual profit and loss accounts and projected balance sheet and cash flow statements on a quarterly basis for such financial year on a consolidated basis for the Grohe Holding Group;

         (b) projected capital expenditure to be incurred on a quarterly basis for such financial year on a consolidated basis for the Grohe Holding Group;

         (c) projected EBITDA/EBITA at the end of each Financial Quarter in such financial year; and

         (d) a written analysis concerning the basic assumptions of such projected financial statements.

22.7     INFORMATION: MISCELLANEOUS
         The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

         (a) all documents publicly available dispatched by the Company or Grohe Holding or, following a Listing, by the relevant listed company, to its shareholders (or any class of them) and all documents dispatched by Grohe Holding to its creditors under the Senior Notes or under any other Financial Indebtedness at the same time as they are dispatched;

         (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

         (c) promptly, such further information regarding the financial condition, business and operations of Grohe Holding or any member of the Group as any Finance Party (through the Agent) may reasonably request.

22.8     NOTIFICATION OF DEFAULT

         (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

         (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.9     OTHER INFORMATION

22.9.1 Each Borrower and the Company in respect of the affairs of any member of the Group will undertake the following measures only after having notified the Agent in writing in advance thereof on a timely basis, and shall procure that all members of the Group so notify the Agent in writing in advance:

         (a) any change of circumstances relevant for the contents of the Commercial Register extracts (other than, with regard to Friedrich Grohe, a change in the person holding such limited partnership interests which at the date of this Agreement are not held by a member of the Group) and Articles of Association of the Company, any Obligor and any Material Company to the extent that such change relates to the shareholders, the share capital, the registered office, the management and the legal form of the respective entity; and

         (b) any disposal of assets by the Company, any Obligor and any Material Company which is not a Permitted Disposal.

22.9.2 In all notifications pursuant to this Clause 22.9, the Company shall explain in writing whether and to what extent the circumstances disclosed pursuant to this Clause 22.9 may affect the financial situation of the Obligors and each of the relevant members of the Group. The Agent (on behalf of the Majority Lenders) will determine on a case-by-case basis in their own discretion (acting reasonably), following a written request by the Company, within fifteen Business Days after submission of the relevant documents and information whether the relevant circumstances may have a Material Adverse Effect. The Lenders shall be entitled to determine the scope of documents and information relevant for their decision.

22.10    ANNUAL PRESENTATION
         Once in every financial year of the Company prior to the occurrence of the Qualifying Public Offering, at least two executive directors of the Company will give a presentation to the Lenders, at a time and venue agreed with the Agent, about the business and financial performance of the Grohe Holding Group and any such other related matters as any of the Lenders may reasonably request.

22.11    USE OF WEBSITES

         (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "DESIGNATED WEBSITE") if:

                  (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                  (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

                  (iii) the information is in a format previously agreed between the Company and the Agent.

                  If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

         (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

         (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

                  (i) the Designated Website cannot be accessed due to technical failure;

                  (ii) the password specifications for the Designated Website change;

                  (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

                  (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

                  (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

                  If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

         (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

23.      FINANCIAL COVENANTS

23.1     FINANCIAL COVENANTS AND INCURRENCE TEST

23.1.1 FIXED CHARGE COVER: Fixed Charge Cover for each Relevant Period ending on a Quarter Date prior to the occurrence of the Qualifying Public Offering shall not be less than 1.0:1

         "FIXED CHARGE COVER" means, in relation to any Relevant Period, the ratio of Consolidated Operating Cash Flow to Net Debt Service for such Relevant Period.

23.1.2 TOTAL NET INTEREST COVER: Total Net Interest Cover for each Relevant Period specified in column 1 below which is before the occurrence of the Qualifying Public Offering shall not be less than the ratio set out in column 2 below opposite such Relevant Period

         COLUMN 1                         COLUMN 2
         RELEVANT PERIOD                  RATIO
         (ENDING ON)

         30 June 2003                     2.60:1
         30 September 2003                2.60:1
         31 December 2003                 2.60:1
         31 March 2004                    2.70:1
         30 June 2004                     2.70:1
         30 September 2004                2.75:1
         31 December 2004                 2.75:1
         31 March 2005                    2.95:1
         30 June 2005                     3.10:1
         30 September 2005                3.25:1
         31 December 2005                 3.40:1
         31 March 2006                    3.55:1
         30 June 2006                     3.65:1
         30 September 2006                3.80:1
         31 December 2006                 3.90:1
         31 March 2007                    4.00:1
         30 June 2007                     4.10:1
         30 September 2007                4.20:1
         31 December 2007                 4.25:1
         and any Quarter Date
         thereafter

         PROVIDED THAT for each Relevant Period ending on a Quarter Date after the occurrence of the Qualifying Public Offering the ratios shall be not less than 2.50:1 or, for the purpose of the incurrence test referred to in paragraph (f) of the definition of Permitted Transaction 3.00:1.


         "TOTAL NET INTEREST COVER" means, in relation to any Relevant Period, the ratio of EBITDA to Consolidated Net Finance Charges for such Relevant Period.

23.1.3 SENIOR DEBT LEVERAGE: Senior Debt Leverage in respect of each Quarter Date prior to the occurrence of the Qualifying Public Offering specified in column 1 below shall not be more than the ratio set out in column 2 below opposite such Quarter Date.

        COLUMN 1                                 COLUMN 2
        QUARTER DATE                             RATIO

        30 June 2003                             3.20:1

        30 September 2003                        3.20:1
        31 December 2003                         3.00:1
        31 March 2004                            3.00:1
        30 June 2004                             2.90:1
        30 September 2004                        2.85:1
        31 December 2004                         2.75:1
        31 March 2005                            2.75:1
        30 June 2005                             2.50:1
        30 September 2005                        2.40:1
        31 December 2005                         2.25:1
        31 March 2006                            2.25:1
        30 June 2006                             2.00:1
        30 September 2006                        1.90:1
        31 December 2006                         1.75:1
        31 March 2007                            1.75:1
        30 June 2007                             1.65:1
        30 September 2007                        1.60:1
        31 December 2007 and any                 1.50:1
        Quarter Date thereafter



         "SENIOR DEBT LEVERAGE" means, in respect of any Quarter Date, the ratio of Total Net Senior Debt to EBITDA for the Relevant Period ending on that Quarter Date.

23.1.4 TOTAL DEBT LEVERAGE: Total Debt Leverage in respect of each Quarter Date specified in column 1 below shall not be more than the ratio set out in column 2 below opposite such Quarter Date

        COLUMN 1                                 COLUMN 2
        QUARTER DATE                             RATIO
        30 June 2003                             4.50:1
        30 September 2003                        4.50:1
        31 December 2003                         4.30:1
        31 March 2004                            4.30:1
        30 June 2004                             4.20:1
        30 September 2004                        4.15:1
        31 December 2004                         4.10:1
        31 March 2005                            4.10:1
        30 June 2005                             3.85:1
        30 September 2005                        3.75:1
        31 December 2005                         3.60:1
        31 March 2006                            3.60:1

        30 June 2006                             3.30:1
        30 September 2006                        3.15:1
        31 December 2006                         3.00:1
        31 March 2007                            3.00:1
        30 June 2007                             2.75:1
        30 September 2007                        2.65:1
        31 December 2007 and any Quarter         2.50:1
        thereafter

        PROVIDED THAT for each Relevant Period ending after the occurrence of the Qualifying Public Offering the ratios shall be as set out in column 2 below

        COLUMN 1                         COLUMN 2              COLUMN 3
        QUARTER DATE                     RATIO                 RATIO
        30 June 2003                     4.00:1                3.00:1
        30 September 2003                4.00:1                3.00:1
        31 December 2003                 4.00:1                3.00:1
        31 March 2004                    4.00:1                3.00:1
        30 June 2004                     4.00:1                3.00:1
        30 September 2004                4.00:1                3.00:1
        31 December 2004                 4.00:1                3.00:1
        31 March 2005                    4.00:1                3.00:1
        30 June 2005                     4.00:1                3.00:1
        30 September 2005                4.00:1                3.00:1
        31 December 2005                 4.00:1                3.00:1
        31 March 2006                    4.00:1                3.00:1
        30 June 2006                     4.00:1                3.00:1
        30 September 2006                4.00:1                3.00:1
        31 December 2006                 4.00:1                3.00:1
        31 March 2007                    3.00:1                3.00:1
        30 June 2007                     3.00:1                3.00:1
        30 September 2007                3.00:1                3.00:1
        31   December   2007   and  any  3.00:1                3.00:1
        Quarter thereafter

        "TOTAL DEBT LEVERAGE" means, in respect of any Quarter Date, the ratio of Total Net Debt to EBITDA for the Relevant Period ending on that Quarter Date.

23.2    FINANCIAL DEFINITIONS
        In Clause 23 (FINANCIAL COVENANTS) the following terms have the following meanings and shall relate, in each case, to the Grohe Holding Group on a consolidated basis.

        "CASH EQUIVALENTS" means;

         (a) debt securities denominated in euro or any currency the exchange rate of which has been irrevocably fixed to euro issued by the Federal Republic of Germany or any of its federal states (BUNDESLANDER), any other Participating Member State or a member state of the European Union of which such currency is the lawful currency having not more than 6 months to final maturity which are not convertible into any other form of security; and

         (b) debt securities (denominated in euro) or any other currency the exchange rate of which has been irrevocably fixed to euro, or in an Optional Currency which have not more than 90 days to final maturity, are not convertible into any other form of security, are rated not less than P1 (Moody's) or A-1 (Standard and Poor's), and are not issued or guaranteed by any member of the Grohe Holding Group; and

         (c) such other securities (if any) as are approved as such in writing by the Agent.

         "CONSOLIDATED NET FINANCE CHARGES" means, in respect of any Relevant Period, the aggregate amount of the consolidated interest, commission, fees, discounts, other finance payments and dividends payable or made by any member of the Grohe Holding Group INCLUDING any commission, fees, discounts and other finance payments payable by any member of the Grohe Holding Group under any interest rate hedging arrangement and excluding any capitalised interest BUT DEDUCTING (a) any commission, fees, discounts and other finance payments receivable by any member of the Grohe Holding Group under any interest rate hedging instrument permitted by this Agreement, (b) any interest receivable by any member of the Grohe Holding Group on any deposit (including from time deposit investments) or bank account from any member outside the Grohe Holding Group and (c) all fees and other finance payments incurred by any member of the Grohe Holding Group in connection with this Agreement, the purchase of Friedrich Grohe by Grohe Holding or any Permitted Acquisition.

         "CONSOLIDATED NET INTEREST EXPENSE" means Consolidated Net Finance Charges plus capitalised interest payable by any member of the Grohe Holding Group to any person which is not a member of the Grohe Holding Group.

         "CONSOLIDATED OPERATING CASH FLOW" means, in respect of the Grohe Holding Group in relation to any period (and on the basis that there is no double counting), EBITDA for that period:

         (a) plus any increase or minus any decrease in provisions for liabilities other than Short-Term Liabilities and charges made in respect of that period;

         (b) plus any decrease, or minus any increase, in Short-Term Assets at the end of such period compared against the Short-Term Assets at the beginning of such period;

         (c) plus any increase, or minus any decrease, in Short-Term Liabilities at the end of such period compared against the Short-Term Liabilities at the beginning of such period;

         (d) plus, to the extent not already taken into account of in EBITDA, the net proceeds of assets other than Short Term Assets disposed of during that period;

         (e) minus any investment in fixed assets, i.e. any expenditure or obligations in respect of expenditure for the acquisition of real property, plants, equipment and other assets which in accordance with GAAP is treated as capital expenditure and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease;

         (f) plus any increase, or minus any decrease in special fixed assets items, i.e. items pursuant to Section 6b of the German Income Tax Law and Section 4 German Assisted Areas Law and items for investment grants and premiums to fixed assets;

         (g) plus any receipts by way of extraordinary or exceptional items and minus any payments by way of extraordinary or exceptional items, in each case, received or made during that period;

         (h) minus any dividends actually paid in cash or cash dividends declared by any member of the Grohe Holding Group to any person who is not a member of the Grohe Holding Group for that period;

         (i) plus any non-cash items charged or amortised and minus any non-cash items credited against the Grohe Holding Group's consolidated profit and loss account in such period (but excluding the items referred to in the definition of EBITDA);

         (j)      plus, to the extent not already taken account of in EBITDA,
                  (i) all payments by any vendor to a member of the Grohe Holding Group under any acquisition agreement relating to Permitted Acquisitions received in cash, in such period to the extent not applied in prepaying the Term Facilities and (ii) all payments received in cash in such period from any such vendor in respect of purchase price adjustments in respect of working capital, capital expenditure and other items set out in the acquisition agreement;

         (k) plus, to the extent not already taken account of in EBITDA, income from participating interests in associated undertakings to the extent received in cash and minus any payment made to associated undertakings during that period;

         (l) plus realised exchange gains and minus realised exchange losses charged during that period to the extent not already taken account of in EBITDA for that period;

         (m) minus the aggregate of all corporation or other similar taxes paid during that period;

         (n) plus any amounts to the extent funded from Permitted Indebtedness incurred pursuant to paragraphs (n) or, if and to the extent used to finance a Permitted Acquisition, (m) of the definition of Permitted Indebtedness, cash contributions (by the way of a capital increase or payment into the reserves in cash or in kind) made to the Company by its direct or indirect shareholders or by Shareholder Loans;

         (o) plus any transaction costs paid in connection with the refinancing of the Existing Senior Credit Agreement and the Shareholder Loan Refinancing, to the extent funded out of Financial Indebtedness incurred by any member of the Group or additional equity provided to any member of the Group.

         "DEPRECIATION" has the meaning given to that term by GAAP.

         "EBITA" means, in respect of any Relevant Period, (and on the basis that there is no double counting) EBITDA minus Depreciation;

         "EBITDA" means, for any Relevant Period, (and on the basis that there is no double counting) the aggregate of:

         (a) the consolidated net income of the Grohe Holding Group for that period after taking into account profit attributable to minority interests, before deducting

                  (i)      any provision on account of taxation;

                  (ii)     Consolidated Net Interest Expenses;

                  (iii)    Depreciation;

                  (iv) amounts of the value attributed to goodwill or step up written-off during such period or charged to the profit and loss account of the Grohe Holding Group during such period;

                  (v) amounts amortized against, or charged to, the profit and loss account of the Grohe Holding Group during such period in respect of fees, out-of-pocket costs and expenses and taxes incurred by any member of the Grohe Holding Group in connection with this Agreement, the purchase of Friedrich Grohe by Grohe Holding or any Permitted Acquisition; and

         (b)      any items treated as exceptional or extraordinary items.

         "FINANCIAL QUARTER" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

         "NET DEBT SERVICE" means, in respect of any Relevant Period, the aggregate of:

         (a)      Consolidated Net Finance Charges; and

         (b) the aggregate of scheduled and mandatory payments (except for mandatory prepayments pursuant to Clause 10.4 (MANDATORY PREPAYMENT FROM EXCESS CASH) of any Indebtedness for Borrowed Money falling due but excluding any amounts falling due under any Indebtedness for Borrowed Money referred to in paragraph
                  (e) of the definition of Permitted Indebtedness or under the Revolving Facility other than any payments required to be made in permanent reduction of the Revolving Facility and excluding the amount of any payment falling due under Finance Leases.

         "NET IPO PROCEEDS" means with respect to any issuance of new shares, the cash proceeds of such issuance net of attorneys' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance and net of taxes paid or payable as a result thereof.

         "OPERATING EXCESS CASH FLOW" means, for any period for which it is being calculated, Consolidated Operating Cash Flow for that period of Friedrich Grohe and its Subsidiaries LESS

         (a) (to the extent incurred by Friedrich Grohe and its Subsidiaries) Net Debt Service (without double counting Consolidated Net Finance Charges) for such period;

         (b) the amount of distributions made by Friedrich Grohe to Grohe Beteiligungs (including by way of withdrawals from the partners' accounts) in such period up to the amount necessary for Grohe Beteiligungs (i) to meet its scheduled payment obligations falling due in such period under this Agreement,
                  (ii) to make payments to Grohe

                  Holding during such period, if such payments are permitted under this Agreement, and (iii) to finance payments due by Grohe Beteiligungs during such period, to the extent such payment obligation was not incurred in breach of the Finance Documents; and

         (c) the amount of distributions made to minority shareholders of Friedrich Grohe or any of its Subsidiaries (including by way of withdrawals from the partners' accounts) in such period PROVIDED THAT with regard to distributions to minority shareholders of Friedrich Grohe, Friedrich Grohe is obliged by law to make such distributions and allow such withdrawals.

         "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

         "RELEVANT PERIOD" means each period of twelve months ending on the last day of each Financial Quarter of the Company's financial year.

         "SHORT-TERM ASSETS" means the aggregate of inventory, trade and other receivables (including, for clarification purposes, receivables from unconsolidated associated companies and prepaid expenses) of each member of the Grohe Holding Group including sundry debtors (but excluding cash and Cash Equivalents) maturing within twelve months from the date of computation and excluding amounts due from any vendor in connection with a Permitted Acquisition and further excluding intra-group items.

         "SHORT-TERM LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments and including further, for clarification purposes, liabilities to unconsolidated associated companies and prepaid expenses) of each member of the Grohe Holding Group falling due within twelve months from the date of computation but excluding consolidated aggregate Financial Indebtedness of the Grohe Holding Group falling due within such period and any interest accruing on such Financial Indebtedness due in such period and excluding amounts due to any vendors in connection with a Permitted Acquisition and further excluding intra-group items.

         "TOTAL NET DEBT" means, at any time (without double counting), the aggregate amount of all obligations of any member of the Grohe Holding Group for or in respect of Indebtedness for Borrowed Money (including under this Agreement and under the Senior Notes Loan) but excluding any such obligation to any other member of the Grohe Holding Group and excluding further any such obligation in respect of Shareholder Loans to the extent they constitute Permitted Indebtedness pursuant to paragraph (d) of such definition, Grohe Holding Shareholder Loans subordinated pursuant to the Grohe Holding Subordination

         Agreement and Indebtedness for Borrowed Money to the extent incurred by Grohe Holding on terms set out in Clause 24.14(i) to repay Grohe Holding Shareholder Loans in accordance with Clause 24.14 (SUBORDINATED
         DEBT) and applied against such repayment, minus cash and Cash Equivalents held by any member of the Group and only for the purpose of determining whether a Qualifying Public Offering has occurred the Net IPO Proceeds (and so that no amount shall be included or excluded more than once).

         "TOTAL NET SENIOR DEBT" means, at any time (without double counting), the aggregate amount of all obligations of any Grohe Holding Group member under the Finance Documents and the Existing Senior Credit Agreement minus cash and Cash Equivalents held by any member of the Group, including cash on the Escrow Account (and so that no amount shall be included or excluded more than once).

         "WITHDRAWAL PERIOD" means in relation to each calendar year each of the periods commencing on 1 July and ending 30 November and commencing 1 December and ending 30 June, respectively.

23.3     FINANCIAL TESTING
         The financial covenants set out in Clause 23 (FINANCIAL COVENANTS) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 22 (INFORMATION UNDERTAKINGS), however, for the first time by reference to the statements for the first Quarter Date falling after the date of this Agreement. For the purpose of the testing of the financial covenants set out in Clause 23 any Subsidiary acquired by a member of the Grohe Holding Group in the course of a Financial Quarter including any Unrestricted Company designated a member of the Grohe Holding Group in accordance with Clause 24.27 (DESIGNATION OF UNRESTRICTED COMPANY) shall be deemed to have been acquired by that member of the Grohe Holding Group (or designated a member of the Grohe Holding Group) on the first day of that Financial Quarter.

23.4     ADJUSTMENTS
         Notwithstanding any other provision of this Agreement, for the purpose of calculating the ratio of Consolidated Operating Cash Flow to Net Debt Service and EBITDA to Consolidated Net Finance Charges in relation to any Relevant Period ending on any Quarter Date before 31 March 2004, Consolidated Net Finance Charges and Net Debt Service shall be equal to an amount of Consolidated Net Finance Charges or Net Debt Service, as the case may be,

                  (i) in relation to the Relevant Period ending on 30 June 2003, equal to the respective amount for the Financial Quarter ending on June 2003 multiplied by four;

                  (ii) in relation to the Relevant Period ending on 30 September 2003, equal to the respective amount for the period ending on 30 September 2003 divided by two and multiplied by four; and

                  (iii) in relation to the Relevant Period ending on 31 December 2003, equal to the respective amount for the period ending on 31 December 2003 divided by three and multiplied by four, PROVIDED THAT for the purpose of calculating Net Debt Service the scheduled payments for Indebtedness for Borrowed Money incurred under this Agreement shall not be higher than the total repayment amount scheduled for the calendar year 2003 as set out in Clause 9.1 (REPAYMENT OF FACILITY A1 AND FACILITY A2 LOANS).

23.5     AUDITOR'S VERIFICATION
         The Agent may, at any time and after consultation with the Company, if it demonstrates that it has grounds for believing that the figures prepared by the Company are materially incorrect, inaccurate or in-complete at the Company's expense require the auditors of the Grohe Holding Group to verify the figures supplied by the Company in connection with:

         (a) the financial covenants set out in Clause 23.1 (FINANCIAL COVENANTS), or the financial covenants to be satisfied in order to permit a reduction in margin in accordance with Clause 11.3 (MARGIN RATCHET) or the ratio of Total Net Debt to EBITDA referred to elsewhere in this Agreement or any other Finance Document; or

         (b) the financial covenants to be satisfied in order to permit a reduction in L/C Commission Rate or Guarantee Commission Rate in accordance with the definition thereof.

         The Agent may, in accordance with this Clause 23.5, request verification of any figure or calculation made in a Compliance Certificate delivered under Clause 22.2 (COMPLIANCE CERTIFICATES) and/or any figure contained in the financial statements delivered under Clause 22 (INFORMATION UNDERTAKINGS) which is relevant to the calculation of the financial covenants referred to above.

         If such auditors fail to verify such figures to the satisfaction of the Agent after being requested to do so, the Agent may appoint an independent firm of accountants to carry out an appropriate investigation and give a certificate in a form and content satisfactory to the Agent certifying or verifying the relevant figures and satisfaction of the above financial covenants shall be determined by reference to the figures so verified or certified even if the audited or management accounts for the same date or period have not yet been published.

23.6     ACCOUNTING TERMS
         All accounting expressions to the extent that not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the Federal Republic of Germany.

24.      GENERAL UNDERTAKINGS

         The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1     AUTHORISATIONS
         Each Obligor shall and the Company shall ensure that each member of the Group shall promptly:

         (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

         (b)      supply certified copies to the Agent of,

         any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

24.2     COMPLIANCE WITH LAWS
         Each Obligor shall and the Company shall ensure that each member of the Group shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

24.3     NEGATIVE PLEDGE

         (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) prior to the occurrence of a Qualifying Public Offering create or permit to subsist any Security over any of its assets.

         (b) Prior to a Qualifying Public Offering, no Obligor shall (and the Company shall procure that no other member of the Group will):

                  (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

                  (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms except to the extent this constitutes Permitted Indebtedness;

                  (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts;

                  (iv) enter into any other preferential arrangement having a similar effect,

                  in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

         (c)      Paragraphs (a) and (b) above do not apply to:

                  (i) any Security securing the Refinanced Facilities listed in Part I of Schedule 9 (EXISTING SECURITY) PROVIDED THAT that Security is released in accordance with Clause 24.25 (CONDITIONS SUBSEQUENT);

                  (ii) any Security listed in Part II of Schedule 9 (EXISTING SECURITY) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

                  (iii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

                  (iv) any lien arising by operation of law and in the ordinary course of trading other than as a result of a default;

                  (v) any Security created in relation to the netting of Group bank account balances;

                  (vi) any Security arising pursuant to an order of attachment or injunction restraining disposed of assets or similar legal process arising in connection with court proceedings being contested by the relevant Obligor or other member of the Group in good faith with a reasonable prospect of success where the amount of any claims being contested does not exceed EUR 3,000,000 in aggregate in respect of all Obligors and other member of the Group;

                  (vii) any retention of title of goods supplied to the relevant Obligor or other member of the Group where such retention is agreed in the ordinary course of its trading activities and on customary terms;

                  (viii) any customary Security in favour of shippers and forwarders agreed in the ordinary course of trading activities and on customary terms;

                  (ix) any Security constituted by a Finance Lease, hire purchase or conditional sale agreement where the Financial Indebtedness arising under such arrangement constitutes Permitted Indebtedness;

                  (x) any Security arising under the general business conditions of German banks or similar provisions of other banks with whom any Obligor or other member of the Group maintains a banking relationship in the ordinary course of business;

                  (xi) any Security over or affecting any asset acquired by an Obligor or other member of the Group after the date hereof and subject to which such asset is acquired PROVIDED THAT in any case;

                           (1)      such Security was not created in
                                    contemplation of the acquisition of such asset by the Obligor or other member of the Group;

                           (2) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by the Obligor or other member of the Group; and

                           (3) such Security is removed or discharged within three months of the date of acquisition of such asset;

                  (xii) until the occurrence of the Qualifying Public Offering any Security over assets acquired pursuant to a Permitted Acquisition that secures Financial Indebtedness incurred to finance such acquisition constituting Permitted Indebtedness under paragraph
                           (m) or (n) of such definition;

                  (xiii)   the Transaction Security; or

                  (xiv) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any

                           Obligor or other member of the Group other than any Security permitted under paragraphs (i) to (xiii) above) does not exceed EUR 25,000,000.

         (d) After the occurrence of the Qualifying Public Offering, no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets unless equivalent Security is simultaneously granted to the Security Agent for the benefit of the Finance Parties.

                  This does not apply to the Security listed in Clause 24.3(c) of this Agreement, but excluding the Security listed in Clause 24.3(c)(xii).

24.4     MERGER
         Prior to the occurrence of the Qualifying Public Offering, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction other than between members of the Group but excluding Obligors, unless such Obligor is merged with a Group member existing as of the date of this Agreement and which is not a member of the Group referred to in the last paragraph of Clause 25.7 (INSOLVENCY) and the Obligor is the surviving entity and in each case PROVIDED that such transactions do not adversely affect the Transaction Security.

24.5     CHANGE OF BUSINESS
         The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

24.6     INSURANCE
         Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business (including against loss of earnings).

24.7     ENVIRONMENTAL COMPLIANCE
         Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might reasonably be expected to have a Material Adverse Effect.

24.8     ENVIRONMENTAL CLAIMS
         The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

         (a) if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against any member of the Group; or

         (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

         where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

24.9     TAXATION
         Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties (expect to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

24.10    ACQUISITIONS
         Other than Permitted Acquisitions and Permitted Investments, no Obligor shall (and the Company shall ensure that no other member of the Group will) acquire, subscribe for or otherwise acquire any shares or other securities or interest or any company, business or undertaking or incorporate any company.

24.11    LOANS AND GUARANTEES
         No Obligor shall (and the Company shall ensure that no member of the Group will) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person other than pursuant to Permitted Intra-Group Loans or the Permitted Transactions.

24.12    DISTRIBUTIONS
         No Obligor shall (and the Company shall ensure that no member of the Group will) pay, make or declare any dividend or other distribution (whether in cash or in kind), allow any withdrawal from its partners' accounts, or make any payment whatsoever in respect of share capital or partners' interests other than pursuant to the Permitted Transactions.

24.13    SHARE CAPITAL
         No Obligor shall (and the Company shall ensure that no member of the Group nor Grohe Holding will) redeem or repurchase, defease or retire any shares in Grohe Holding or Grohe Beteiligungs, PROVIDED THAT following the Qualifying Public Offering this shall not apply to the redemption, repurchase or retirement of shares in Grohe Holding in accordance with the German Stock Corporation Act.

24.14    SUBORDINATED DEBT
         No Obligor shall (and the Company shall ensure that no member of the Group will) pay, prepay or repay or defease, exchange or repurchase any amount under:

         (a) any Shareholder Loan or Grohe Holding Shareholder Loan save as permitted under the relevant subordination agreement or, in the case of a Shareholder Loan made by Grohe Holding to Grohe Beteiligungs, by way of set-off against amounts owing by Grohe Holding to Grohe Beteiligungs under any loan made pursuant to the Shareholder Loan Refinancing; or

         (b) the Senior Notes Loan save (i) as permitted under the Senior Notes Subordination Agreement or, (ii) following the occurrence of a Qualifying Public Offering and PROVIDED THAT no Default has occurred which is continuing; or

         (c) the Senior Notes save following the occurrence of a Qualifying Public Offering and PROVIDED THAT no Default has occurred which is continuing,

         unless:

                  (i) with respect to the Grohe Holding Shareholder Loans and the Senior Notes these are refinanced through Indebtedness for Borrowed Money incurred by Grohe Holding in accordance with the provisions of the Finance Documents on terms no more restrictive than their current terms in respect of repayment, prepayment and termination rights and PROVIDED THAT the refinancing indebtedness (x) to the extent it refinances Grohe Holding Shareholder Loans, does not require the payment of cash interest and is subordinated to the Facilities pursuant to a subordination agreement identical to the Grohe Holding Subordination Agreement and, (y) to the extent it refinances Senior Notes, bears interest (or any similar finance charge) at a rate which is not higher than the interest rate of the Senior Notes and is subordinated to at least the same extent as the the Senior Notes; or

                  (ii) with respect to the Grohe Holding Shareholder Loans, the Senior Notes Loan and the Senior Notes, these are refinanced out of (x) the proceeds of any Shareholder Loan which constitutes Permitted Indebtedness pursuant to paragraph (d) of such definition or (y) the investment from any share capital increase (other than a share capital increase effected with assets of a member of the Group) of Grohe Holding or any member of the Group which has been taking place after the date of this Agreement or, up to the aggregate amount of EUR 2,000,000, after 15 November 2000 and before the date of this Agreement.

24.15    SYNDICATION
         The Company shall provide reasonable assistance to the Arrangers in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

24.16    INDEBTEDNESS
         No Obligor shall and the Company shall ensure that no member of the Group will incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than Permitted Indebtedness.

24.17    PRESERVATION OF ASSETS
         Each Obligor shall, and the Company shall ensure that each member of the Group shall, maintain and preserve all of its assets that are necessary for the conduct of its business, as conducted at the date of this Agreement, in good working order and condition, ordinary wear and tear excepted.

24.18    ACCESS
         Each Obligor shall, and the Company shall ensure that each member of the Group whose shares are the subject of the Transaction Security shall:

         (a) on request of the Agent, provide the Agent and Security Agent with any information the Agent or Security Agent may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

         (b) permit the Security Agent, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (a) to inspect and take copies and extracts from the books, accounts and records of that company and (b) to view the Charged Property (without becoming liable as mortgagee in possession).

24.19    INTELLECTUAL PROPERTY
         Prior to the occurrence of the Qualifying Public Offering, each Obligor shall, and the Company shall ensure that each member of the Group will:

         (a) do all acts as are reasonably practicable (including, without limitation, the institution of legal proceedings) to maintain, protect and safeguard the material Intellectual Property necessary for the business of the relevant member of the Group and not terminate or discontinue the use of any such material Intellectual Property nor terminate any material contract relating thereto;

         (b) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the material Intellectual Property or any part thereof is subject;

         (c) pay all fees necessary to maintain, protect and safeguard the material Intellectual Property (as it is owned or licensed by a member of the Group) which is necessary for the business of the relevant member of the Group and the registrations reasonably necessary or desirable to be made in connection therewith before the latest time provided for payment thereof and not permit any registration of such property to terminate, be abandoned, cancelled, lapse or be liable to any claim of abandonment; and

         (d) not to enter into or change the terms of any material contract relating to material Intellectual Property.

24.20    ARM'S LENGTH BASIS
         No Obligor shall, and the Company shall ensure that no member of the Group will, enter into any arrangement or contract other than on arm's length commercial terms.

24.21    JOINT VENTURES AND UNRESTRICTED COMPANIES
         No Obligor shall, and the Company shall procure that no member of the Group will, enter into or acquire or subscribe (or agree to enter into or acquire or subscribe) for any shares, stocks, securities or other interest in or transfer of any assets to or lend to or guarantee or give security for the obligations of any joint venture or Unrestricted Company except for any Permitted Investment under paragraph (b) of the definition of Permitted Investment or any loans permitted pursuant to paragraph (g) of the definition of Permitted Transaction.

24.22    HEDGING
         The Company shall ensure that at all times prior to the occurrence of a Qualifying Public Offering the member(s) of the Group approved by the Agent shall, within 90 days of the first Utilisation Date enter into hedging arrangements satisfactory to the Agent with a Lender or Lenders or any affiliate thereof or Dresdner Bank AG in order to cap its total interest cost in respect of at least 50 per cent. of Term Loans outstanding under this Agreement from time to time for a minimum period being not less than 18 months from the date of this Agreement.

24.23    WITHDRAWALS BY GROHE BETEILIGUNGS
         At all times prior to the date of the Qualifying Public Offering and as long as Loans under this Agreement are outstanding to Grohe Beteiligungs, Grohe Beteiligungs undertakes (i) not to allow for any changes to be made to the provisions in the partnership agreement of Friedrich Grohe which changes would restrict its ability to make withdrawals from its partner's account with Friedrich Grohe and (ii) unless the Total Debt Leverage pursuant to the latest available Compliance Certificate is less than 2.5:1, to withdraw at any time the maximum amount that it is permitted to withdraw from such accounts and pay all amounts so withdrawn into an account of Grohe Beteiligungs held with Dresdner Bank AG and which is pledged in favour of the Finance Parties and from which no withdrawals may be made by Grohe Beteiligungs unless agreed otherwise in the relevant account pledge agreement.

24.24    QUALIFYING PUBLIC OFFERING
         The Company undertakes:

         (a) to inform the Agent without undue delay of any steps it is taking in preparation of a Listing of Grohe Holding or any company of which Grohe Holding is a wholly-owned subsidiary;

         (b) no later than 5 Business Days prior to the date on which the offering memorandum is filed with the admission office of any German stock exchange or equivalent authority for any Listing in any other country to inform the Agent in detail of the intended application of Net IPO Proceeds and, to the extent legally permissible, make available to the Agent the latest available draft of the offering memorandum prepared for such Listing;

         (c) to represent to each Finance Party in writing on the day which is 5 Business Days prior to the date on which the offering period begins that:

                  (i) as of such date no Default has occurred which is continuing;

                  (ii) it is not aware of any circumstances that could reasonably be expected to give rise to a Default on the date of the Qualifying Public Offering; and

                  (iii) on the assumption that the Net IPO Proceeds are at least equal to the minimum offer price of the book-building margin multiplied by the maximum number of newly issued shares to be offered, that the Total Debt Leverage of the Grohe Holding Group calculated as set out in the definition of Qualifying Public Offering is less that 2.50:1;

         (d) following the last Quarter Date as of which quarterly accounts were available prior to the Qualifying Public Offering, it will not, nor will any other member of the Group or Grohe Holding, incur any additional Indebtedness for Borrowed Money unless the Company has satisfied itself that the Total Debt Leverage of the Grohe Holding Group calculated as set out in the definition of Qualifying Public Offering would, on the assumption set out in the Clause 24.24(c)(iii) above, continue to be less that 2.50:1 if such additional Indebtedness for Borrowed Money had been included in the calculations;

         (e) to make available to the Agent the offering memorandum prepared for the listing of Grohe Holding or its parent company, as the case may be, no later than on the day of its publication;

         (f) to apply all Net IPO Proceeds without undue delay (only) towards a (full or partial) repayment of Grohe Holding Shareholder Loans, Shareholder Loans, the Senior Notes (including through repaying the Senior Notes Loan), any Permitted Indebtedness incurred by Grohe Beteiligungs, any Financial Indebtedness incurred by Grohe Holding and Loans outstanding under this Agreement, it being understood that as long as the relevant Net IPO Proceeds are made available to a member of the Group this shall not require any repayment otherwise than at the end of an interest period if this would trigger a prepayment penalty (VORFALLIGKEITSENTSCHADIGUNG) and to confirm to the Agent without undue delay that the Net IPO Proceeds have been so applied; and

         (g) if it claims that a Qualifying Public Offering has occurred, to represent to each Finance Party in writing on the day of receipt of the proceeds from the initial public offering and by setting out the computations in reasonable detail that, based on the actual Net IPO Proceeds received and including any additional Indebtedness for Borrowed Money incurred since the last Quarter Date for which quarterly accounts were available prior to the date of the Qualifying Public Offering, the Listing and initial public offering constitutes, as of the day of receipt of such proceeds, a Qualifying Public Offering.

24.25    CONDITIONS SUBSEQUENT

         (a) Each Obligor shall, and the Company shall procure that each member of the Group will, use its best efforts to obtain all releases and perform all other acts required to discharge in full any Security which secures the Financial Indebtedness arising under the Refinanced Facilities (except for the land charges set out in Part II of Schedule 9 (EXISTING SECURITY) and in any event shall ensure that all such releases and assignments, as the case may be, are obtained and shall perform all such other acts within 45 days from the first Utilisation Date and, if such Security is governed by any law other than German law, within 60 days from the first Utilisation Date.

         (b) The Company shall ensure that a registration for the subordination of the owner's land charges
                  (EIGENTUMERGRUNDSCHULDEN) referred to in Part II of Schedule 9 (EXISTING SECURITY) behind the land charges granted by the relevant Group member and which constitute Transaction Security will be filed with the competent land registry within 30 days from the first Utilisation Date.

         (c) The Company shall within 30 days from the first Utilisation Date deliver to the Agent a legal opinion with regard to the Grohe Holding Subordination Agreement in respect of BC European Capital V, BC European Capital VI, Teabar Capital Corporation and Capital d'Amerique by the Agent's local counsel, or, except for BC European Capital V and BC European Capital VI, its in-house legal counsel, in each case in form and substance satisfactory to the Agent.

24.26    PERMITTED DISPOSALS
         With regard to any disposal of assets which (i) is not referred to in paragraphs (a) to (c) of the definition of Permitted Disposals, (ii) has a value (price or other consideration or market value) in excess of EUR 30,000,000 (aggregated with all other assets disposed of in a related transaction) or where the asset is a Material Company (whether through a disposal of shares or assets) and (iii) is completed after the date of the Qualifying Public Offering, the Obligor undertakes not to, and the Company shall procure that each member of the Group will not, complete such disposal until the Agent has received a certificate supported by accompanying calculations and signed by the financial officer(s) binding the Company demonstrating on a PRO FORMA basis and assuming such disposal had been completed on the first day of the Relevant Period, that as at the last Quarter Date in respect of which financial statements have been delivered pursuant to Clause 22.1 (FINANCIAL STATEMENTS) and as at the four following Quarter Dates, the incurrence test set out in column 3 of Clause 23.1.4 would be complied with.

24.27    DESIGNATION OF UNRESTRICTED COMPANY

         (a) The Company shall determine by written notice to the Agent whether any new member of the Group (including any newly acquired or newly formed member of the Group) is an Unrestricted Company, PROVIDED THAT a company may only be designated an Unrestricted Company if no Default would occur immediately following such determination, it being understood that no member of the Group as of the date of this Agreement and, unless designated an Unrestricted Company before becoming a member of the Group, no new Group member may become an Unrestricted Company.

         (b) The Company may at any time and from time to time by written notice to the Agent designate any Unrestricted Company to become a member of the Group and Grohe Holding Group, PROVIDED THAT the requirements for a Permitted Acquisition are complied with.

         (c)      Any notice by the Company to the Agent pursuant to paragraph
                  (a) must be received by the Agent no later than 5 Business Days prior to the date on which such company were to become a member of the Group; if no such timely notice is received, the company will become a member of the Group and cannot thereafter be designated as an Unrestricted Company. Any notice by the Company to the Agent pursuant to paragraph (b) above shall specify the date as of which the relevant Unrestricted Company shall become a member of the Group and Grohe Holding Group, PROVIDED THAT such date must be no earlier than 5 Business Days after receipt by the Agent of such notice.

25.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in this Clause 25 is an Event of Default.

25.1     NON-PAYMENT
         An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

         (a) its failure to pay is caused by administrative or technical error; and

         (b) payment is made within three Business Days, or, following the occurrence of the Qualifying Public Offering, five Business Days of its due date.

25.2     FINANCIAL COVENANTS
         Any requirement of Clause 23 (FINANCIAL COVENANTS) is not satisfied.

25.3     OTHER OBLIGATIONS

         (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (NON-PAYMENT) and Clause 25.2 (FINANCIAL COVENANTS)).

         (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 21 Business Days of the earlier of the Agent giving notice to the Company or the Company or relevant Obligor becoming aware of the failure to comply.

25.4     MISREPRESENTATION
         Any representation or statement made or deemed to be made by any member of the Group in the Finance Documents or any other document delivered by or on behalf of any member of the Group under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

25.5     PARTNERSHIP AGREEMENT
         The partnership agreements of Friedrich Grohe or of Grohe Beteiligungs are modified in a way which adversely affects the interests of the Finance Parties, including, but not limited, to the partnership agreement of Friedrich Grohe being modified in respect of the time at which and amounts or manners in which withdrawals from the partnership accounts can be made.

25.6     CROSS DEFAULT

         (a) Any Financial Indebtedness of any member of the Group or Grohe Holding is not paid when due nor within any originally applicable grace period.

         (b) Any Financial Indebtedness of any member of the Group or Grohe Holding is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

         (c) Any commitment for any Financial Indebtedness of any member of the Group or Grohe Holding is cancelled or suspended by a creditor of any member of the Group or Grohe Holding as a result of an event of default (however described).

         (d) Any creditor of any member of the Group or Grohe Holding becomes entitled to declare any Financial Indebtedness of any member of the Group or Grohe Holding due and payable prior to its specified maturity as a result of an event of default (however described).

         (e) No Event of Default will occur under this Clause 25.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is, if it relates to payment of principal or interest or if the circumstances described in paragraph (b) above arise, less than EUR 5,000,000 or, in any other case, less than EUR 10,000,000.

         (f) No Event of Default will occur under this Clause 25.6 if it arises due to a default under the Existing Senior Credit Agreement as a result of the execution of the Finance Documents or a default under the Indenture as a result of the Transaction Security being provided before the Security securing the Existing Senior Credit Agreement is released, but only for as long as it is permitted pursuant to paragraph (i) of Clause 24.3 (NEGATIVE PLEDGE).

25.7     INSOLVENCY

         (a) A member of the Group or Grohe Holding is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

         (b) Grohe Holding or a member of the Group whose Relevant Jurisdiction is Germany is overindebted within the meaning of
                  Section 19 of the German Insolvency Code or the value of the assets of any other member of the Group is less than its liabilities.

         (c) A moratorium is declared in respect of any indebtedness of any member of the Group or Grohe Holding.

         No Event of Default will occur under this Clause 25.7 if (i) the higher of the net book value or market value (VERKEHRSWERT) of all assets of the relevant member of the Group (taken together with the assets of its Subsidiaries, if any) other than Grohe Holding, any Obligor, any other party to a Finance Document or any member of the Group whose shares are subject to the Transaction Security does not exceed EUR 2,500,000 and
         (ii) the average annual turnover of such relevant member of the Group (taken together with the turnover of its Subsidiaries, if any) in the preceding two years was less than EUR 7,500,000, PROVIDED THAT from the date of this Agreement neither the aggregate net book value nor the market value of all such insolvent members of the Group (including its Subsidiaries) whose insolvency would, but for this paragraph, lead to an Event of Default exceeds EUR 5,000,000 and that the aggregate average annual turnover must not exceed EUR 10,000,000.

25.8     INSOLVENCY PROCEEDINGS
         Any corporate action, legal proceedings or other procedure or step is taken in relation to:

         (a) the opening of insolvency proceedings, suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or Grohe Holding other than a solvent liquidation or reorganisation of any member of the Group or Grohe Holding which is not an Obligor and which is dormant;

         (b) a composition, assignment or arrangement with any creditor of any member of the Group or Grohe Holding;

         (c) the appointment of an insolvency administrator, a liquidator (other than in respect of a solvent liquidation of a member of the Group or Grohe Holding which is not an Obligor and which is dormant), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or Grohe Holding or any of its assets; or

         (d) enforcement of any Security over any assets of any member of the Group or Grohe Holding, or any analogous procedure or step is taken in any jurisdiction.

         No Event of Default will occur under this Clause 25.8 if (i) any corporate action, legal proceedings or other procedure or step is taken in relation to a member of the Group other than Grohe Holding, any Obligor, any other party to a Finance Document or any member of the Group whose shares are subject to the Transaction Security (x) where the higher of the net book value or market value (VERKEHRSWERT) of all assets (taken together with the assets of its Subsidiaries, if any) does not exceed EUR 2,500,000 and (y) the average annual turnover in the preceding two years (taken together with the turnover of its Subsidiaries, if any) was less than EUR 7,500,000, PROVIDED THAT from the date of this Agreement neither the aggregate net book value nor the market value of all such members of the Group (including their Subsidiaries) with regard to which corporate actions, legal proceedings or other procedures or steps as described in this Clause 25.8 have been taken and which, but for this paragraph, would lead to an Event of Default exceeds EUR 5,000,000 and that the aggregate average annual turnover must not exceed EUR 10,000,000, or
         (ii) the Majority Lenders (acting reasonably) are satisfied that the Company or relevant member of the Group is contesting in good faith and by appropriate proceedings the relevant procedures or steps and that it is reasonably likely that such proceedings or steps will be discharged within 60 days of their commencement.

25.9     CREDITORS' PROCESS
         Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group or Grohe Holding having an aggregate value of EUR 3,000,000 and is not discharged within 60 days.

25.10    UNLAWFULNESS
         It is or becomes unlawful for any member of the Group to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

25.11    REPUDIATION
         A member of the Group repudiates a Finance Document or any of the Transaction Security to which it is a party or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

25.12    TRANSACTION SECURITY

         (a) Any member of the Group fails to perform or comply with any of the obligations assumed by it in the Security Documents in any material way, PROVIDED THAT no Event of Default under this paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within 21 Business Days of the earlier of the Agent giving notice to the Company or the Company or relevant member of the Group becoming aware of the failure to so comply.

         (b) At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

         (c) At any time and except as provided for in Clause 24.25 (CONDITION SUBSEQUENT), any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking Security.

25.13    OWNERSHIP OF THE OBLIGORS
         The Company ceases to hold all shares in the general partner of Friedrich Grohe or at least 99.5% of the limited partners' interests in Friedrich Grohe.

25.14    OWNERSHIP OF THE COMPANY
         Grohe Holding ceases to be the sole general partner of the Company or ceases to hold all shares in Grohe Consult GmbH as the limited partner of the Company.

25.15    THE GROUP'S BUSINESS
         Any Obligor or any other member of the Group ceases to carry on the business or to carry on the business in the character it is carried on at the date of this Agreement or enters into any unrelated business to a material extent.

25.16    AUDITOR'S QUALIFICATIONS
         Any Obligor's auditor's or the auditor's of Grohe Holding qualify their annual audited report to the consolidated or unconsolidated accounts of any Obligor or Grohe Holding in a manner which is, in the reasonable opinion of the Majority Lenders, material and adverse in the context of the Facilities.

25.17    FAILURE TO COMPLY WITH FINAL JUDGEMENT
         Any member(s) of the Group other than a member of the Group described in the last paragraph of Clause 25.7 (INSOLVENCY) or Grohe Holding fail to comply with or pay any sum due from it or them under any final judgement or any final order made or given by any court or competent jurisdiction when such sum exceeds EUR 3,000,000 in aggregate at any time.

25.18    ENVIRONMENTAL
         Any member of the Group breaches any Environmental Law or any Environmental Claim is made or threatened against any member of the Group which, in either case, could reasonably be expected to have a Material Adverse Effect.

25.19    MATERIAL ADVERSE CHANGE
         Any event or circumstance occurs which could reasonably be expected to have a Material Adverse Effect.

25.20    ACCELERATION
         On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

         (a) cancel the Total Commitments (including without limitation the Ancillary Commitments) whereupon they shall immediately be cancelled;

         (b) declare that all or part of the Loans (including without limitation the Ancillary Outstandings), together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Loans (including without limitation the Ancillary Outstandings) be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

         (d) exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents; and/or

         (e) require the Company and the relevant Borrower to procure that the liabilities of each of the Lenders and the Fronting Banks under each Letter of Credit and Bank Guarantee are promptly reduced to zero; and/or to provide Cash Collateral for each Letter of Credit and Bank Guarantee in an amount specified by the Agent and in the currency of that Letter of Credit and Bank Guarantee .

                                    SECTION 9
                               CHANGES TO PARTIES

26.      CHANGES TO THE LENDERS

26.1     ASSIGNMENTS AND TRANSFERS BY THE LENDERS
         Subject to this Clause 26, a Lender (the "EXISTING LENDER") may:

         (a)      assign any of its rights; or

         (b)      transfer any of its rights and obligations,

         to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

26.2     CONDITIONS OF ASSIGNMENT OR TRANSFER

         (a) The consent of the relevant Fronting Bank is required for an assignment or transfer by a Lender in relation to a Bank Guarantee or Letter of Credit, such consent not to be unreasonably withheld or delayed.

         (b) The consent of the Company is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or following an Event of Default.

         (c) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Lender has requested it unless such consent is expressly refused by the Company within that time.

         (d) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

         (e) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

         (f) Any assignment or transfer shall be in a minimum amount of EUR 7,500,000 except in the case of an assignment or transfer which has the effect of reducing the participation of the relevant Lender to zero in any of the Facilities.

         (g) A transfer will only be effective if the procedure set out in Clause 26.5 (PROCEDURE FOR TRANSFER) is complied with.

         (h)      If:

                  (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

                  (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (TAX GROSS-UP AND INDEMNITIES) or Clause 16 (INCREASED COSTS),

                  then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3     ASSIGNMENT OR TRANSFER FEE
         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 1,500, other than in the case of an assignment or transfer which takes effect prior to the Syndication Date.

26.4     LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

         (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                  (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

                  (ii)     the financial condition of any Obligor;

                  (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                  (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                  and any representations or warranties implied by law are excluded.

         (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                  (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                  (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         (c)      Nothing in any Finance Document obliges an Existing Lender to:

                  (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

                  (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5     PROCEDURE FOR TRANSFER

         (a) Subject to the conditions set out in Clause 26.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER) a transfer (VERTRAGSUBERNAHME) is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

         (b)      On the Transfer Date:

                  (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

                  (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                  (iii) the Agent, the Arrangers, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

                  (iv)     the New Lender shall become a Party as a "LENDER".

26.6     DISCLOSURE OF INFORMATION
         Any Lender may disclose to any of its Affiliates and any other person:

         (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

         (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

         (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

         any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate, if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

27.      CHANGES TO THE OBLIGORS

27.1     ASSIGNMENT AND TRANSFERS BY OBLIGORS
         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2     ADDITIONAL BORROWERS

         (a) Friedrich Grohe may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

                  (i) the Majority Lenders approve the addition of that Subsidiary;

                  (ii) Friedrich Grohe delivers to the Agent a duly completed and executed Accession Letter;

                  (iii) Friedrich Grohe accedes to this Agreement as Additional Guarantor to secure the obligations of such Additional Borrower under the Finance Documents;

                  (iv) Friedrich Grohe confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

                  (v) the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (CONDITIONS PRECEDENT) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify Friedrich Grohe and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (CONDITIONS PRECEDENT).

27.3     RESIGNATION OF A BORROWER

         (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

         (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                  (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

                  (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

                  whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

27.4     TRANSFER ON BORROWER EXIT DATE
         The parties hereto agree that on the Borrower Exit Date the rights and obligations of Grohe Beteiligungs as a borrower under a Facility A2 Loan in respect of such Facility A2 Loans shall automatically be transferred to Friedrich Grohe and in the amounts specified in the Borrower Exit Transfer Certificate PROVIDED THAT the provisions of Clause 12.4 (CONSOLIDATION AND DIVISION OF TERM LOANS) are complied with so that on the Borrower Exit Date:

27.4.1 Grohe Beteiligungs shall be released from its obligations as a Borrower under the Finance Documents in the amounts specified in the Borrower Exit Transfer Certificate (being the "BORROWER DISCHARGED RIGHTS AND OBLIGATIONS"); and

27.4.2 Friedrich Grohe shall assume obligations and acquire rights under the Finance Documents in relation to each Facility A2 Loan or portion of such Facility A2 Loan identified as being transferred to it in the Borrower Exit Transfer Certificate which differ from the Borrower Discharged Rights and Obligations in respect of each such Facility A2 Loan, or, as the case may be, each such portion of a Facility A2 Loan only insofar as Friedrich Grohe has assumed the same in place of Grohe Beteiligungs ((partial) assumption of contract/(TEILWEISE) VERTRAGSUBERNAHME).

         Waiving section 418 of the German Civil Code, the parties agree that any Security created by any party to a Finance Document prior to the Borrower Exit Date shall not be affected by any transfer or assumption of the obligations secured by that Security to Friedrich Grohe.

27.5     ADDITIONAL GUARANTORS

         (a) The Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

                  (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and

                  (ii) the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (CONDITIONS PRECEDENT) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (CONDITIONS PRECEDENT).

                                   SECTION 10
                               THE FINANCE PARTIES

28.      ROLE OF THE AGENT AND THE ARRANGERS

28.1     APPOINTMENT OF THE AGENT

         (a) Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

         (c)      The Agent shall be released from the restrictions set out in
                  Section 181 of the German Civil Code.

28.2     DUTIES OF THE AGENT

         (a) The Agent shall without undue delay forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

         (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

         (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall without undue delay notify the other Finance Parties.

         (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement it shall without undue delay notify the other Finance Parties.

         (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.3     ROLE OF THE ARRANGERS
         Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4     NO FIDUCIARY DUTIES

         (a) Nothing in this Agreement constitutes the Agent or the Arrangers as a fiduciary of any other person.

         (b) Neither the Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.5     BUSINESS WITH THE GROHE HOLDING GROUP
         The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Grohe Holding Group.

28.6     RIGHTS AND DISCRETIONS OF THE AGENT

         (a)      The Agent may rely on:

                  (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                  (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                  (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (NON-PAYMENT));

                  (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                  (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

         (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

         (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

         (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7     MAJORITY LENDERS' INSTRUCTIONS

         (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

         (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

         (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                  VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.8     RESPONSIBILITY FOR DOCUMENTATION
         None of the Agent, the Arrangers and the Security Agent:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, the Security Agent, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents; or



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         (b)      is responsible for the legality, validity, effectiveness,
                  adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

28.9     EXCLUSION OF LIABILITY

         (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

         (b) No Party (other than the Agent or, as the case may be, the Security Agent) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent in respect of any claim it might have against the Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or of the Security Agent may rely on this Clause.

         (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

28.10    LENDERS' INDEMNITY TO THE AGENT AND SECURITY AGENT
         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Agent and the Security Agent, within five Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (otherwise than by reason of the Agent's or the Security Agent's gross negligence or wilful misconduct) in acting as Agent or as Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.11    RESIGNATION OF THE AGENT

         (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.



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         (b)      Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

         (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

         (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

         (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

         (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

28.12    CONFIDENTIALITY

         (a) In acting as agent for the Finance Parties or, as the case may be, for the Finance Parties, each of the Agent and the Security Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments.

         (b) If information is received by another division or department of the Agent or the Security Agent, it may be treated as confidential to that division or department and neither the Agent nor the Security Agent shall be deemed to have notice of it.

28.13    RELATIONSHIP WITH THE LENDERS

         (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has



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                  received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

         (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (MANDATORY COST FORMULAE).

         (c) Each Finance Party shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

28.14    CREDIT APPRAISAL BY THE FINANCE PARTIES
         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent, the Arrangers and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a) the financial condition, status and nature of each member of the Grohe Holding Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

         (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and



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         (e)      the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.15    REFERENCE BANKS
         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.16    DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT
         If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.      THE LENDERS AND THE FRONTING BANK

29.1     LENDERS' INDEMNITY
         If any Borrower fails to comply with its obligations under Clause 6.6 (BORROWERS' INDEMNITY TO THE FRONTING BANK) the Agent shall make demand on each Lender for its share of that L/C Amount or Guarantee Amount and, subject to Clause 29.2 (DIRECT PARTICIPATION), each Lender shall indemnify each Fronting Bank for that Lender's L/C Proportion of each L/C Amount and Guarantee Proportion of each Guarantee Amount.

29.2     DIRECT PARTICIPATION
         If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 29.1 then that Lender will not be obliged to comply with Clause 29.1 and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date that L/C Proportion is transferred or assigned to such Lender in accordance with the terms of this Agreement) or, in the case of a Bank Guarantee, on the date the Bank Guarantee is issued (or, if later, on the date that Guarantee Proportion is transferred or assigned to such Lender in accordance with the terms of this Agreement), an undivided interest and participation in that Letter of Credit or Bank Guarantee in an amount equal to that Lender's L/C Proportion of that Letter of Credit or Guarantee Proportion of that Bank Guarantee, as the case may be. On receipt of demand by the Agent in accordance with Clause 29.1, each such Lender shall pay to the Agent (for the account of the Fronting Bank) its L/C Proportion of any L/C Amount or Guarantee Proportion of any Guarantee Amount.



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29.3     OBLIGATIONS NOT DISCHARGED
         Neither the obligations of a Lender in this Clause 29 nor the rights, powers and remedies conferred upon a Fronting Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         (a) the winding-up, dissolution, administration or re-organisation of a Fronting Bank, a Borrower or any other person or any change in its status, function, control or ownership;

         (b) any of the obligations of a Fronting Bank, a Borrower or any other person under this Agreement, under a Letter of Credit or Bank Guarantee or under any other security taken in respect of its obligations under this Agreement or under a Letter of Credit or Bank Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         (c) time or other indulgence being granted or agreed to be granted to a Fronting Bank, a Borrower or any other person in respect of its obligations under this Agreement, under a Letter of Credit or Bank Guarantee or under any other security;

         (d) any amendment to, or any variation, waiver or release of, any obligation of a Fronting Bank, a Borrower or any other person under this Agreement, under a Letter of Credit or Bank Guarantee or under any other security; and

         (e) any other act, event or omission which, but for this Clause 29.3, might operate to discharge, impair or otherwise affect any of the obligations of a Lender in this Agreement contained or any of the rights, powers or remedies conferred upon a Fronting Bank by this Agreement or by law.

         The obligations of each Lender contained in any Finance Document shall be in addition to and independent of every other security which a Fronting Bank may at any time hold in respect of any Letter of Credit or Bank Guarantee.

29.4     SETTLEMENT CONDITIONAL
         Any settlement or discharge between a Lender and a Fronting Bank shall be conditional upon no security or payment to that Fronting Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.



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29.5     EXERCISE OF RIGHTS
         A Fronting Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Lender by this Agreement or by law:

         (a) to take any action or obtain judgment in any court against the Borrower;

         (b) to make or file any claim or proof in a winding-up or dissolution of any Borrower; or

         (c) to enforce or seek to enforce any other security taken in respect of any of the obligations of any Borrower under this Agreement.

30.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.      SHARING AMONG THE FINANCE PARTIES

31.1     PAYMENTS TO FINANCE PARTIES
         If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 32 (PAYMENT MECHANICS) or Clause 8 (APPLICATION OF PROCEEDS AND CAPITAL MAINTENANCE) of the Intercreditor Agreement and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (PAYMENT MECHANICS), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and



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

         (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (PARTIAL PAYMENTS).

31.2     REDISTRIBUTION OF PAYMENTS

31.2.1 Subject to Clause 31.2.2, the Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (PARTIAL PAYMENTS).

31.2.2 If a notice is served under Clause 25.20 (ACCELERATION) each Lender (and each Ancillary Bank) shall adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Revolving Facility and the Ancillary Facilities so that after such transfers each Lender shall have the same amount of outstandings under the Revolving Facility and the Ancillary Facilities PRO RATA corresponding to the proportion of each Lender's Revolving Commitment to the aggregate Revolving Commitments of all Lenders, each as at the date the relevant notice is served.

31.3     RECOVERING FINANCE PARTY'S RIGHTS

         (a) On a distribution by the Agent under Clause 31.2 (REDISTRIBUTION OF PAYMENTS), each Finance Party will assign to the Recovering Finance Party the claims (or the proof thereof) to which the Sharing Payment is allocated and the relevant Obligor shall be liable to the Recovering Finance Party in an amount equal to that Sharing Payment.

         (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4     REVERSAL OF REDISTRIBUTION
         If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

         (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its



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

                  share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

         (b) that Recovering Finance Party's rights of assignment in respect of any reimbursement shall be cancelled, the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed and the Recovering Finance Party shall re-assign any claims assigned to it pursuant to Clause 31.3(b).

31.5     EXCEPTIONS

         (a) This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

         (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if:

                  (i) it notified that other Finance Party of the legal proceedings; and

                  (ii) that other Finance Party had an opportunity to participate in those legal proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal proceedings.




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                                   SECTION 11
                                 ADMINISTRATION

32.      PAYMENT MECHANICS

32.1     PAYMENTS TO THE AGENT

         (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

32.2     DISTRIBUTIONS BY THE AGENT
         Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (DISTRIBUTIONS TO AN OBLIGOR), Clause 32.4 (CLAWBACK) and Clause 28.16 (DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3     DISTRIBUTIONS TO AN OBLIGOR
         The Agent may (with the consent of the Obligor or in accordance with Clause 33 (SET-OFF)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4     CLAWBACK

         (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.



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

         (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

32.5     PARTIAL PAYMENTS

         (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                  (i) first, in or towards payment PRO RATA of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arrangers under the Finance Documents;

                  (ii) secondly, in or towards payment of any demand made by a Fronting Bank in respect of a payment made or to be made by it under a Letter of Credit or Bank Guarantee due but unpaid;

                  (iii) thirdly, in or towards payment PRO RATA of any accrued interest, fee or commission due but unpaid under this Agreement;

                  (iv) fourthly, in or towards payment PRO RATA of any principal or cash cover due but unpaid under this Agreement; and

                  (v) fifthly, in or towards payment PRO RATA of any other sum due but unpaid under the Finance Documents.

         (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(iii) to (v) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

         (d)      Following the service of a notice in accordance with Clause
                  25.20 (ACCELERATION) any monies standing to the credit of any account of any Obligor held by any Ancillary Bank as part of the Ancillary Facilities shall be applied by that Ancillary Bank against any amounts then due to it in respect of the Ancillary Facilities and any amounts, after that application, standing to the credit of any account of any Obligor held by


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                  any Ancillary Bank shall be immediately paid to the Agent for application in accordance with Clause 32.5 (PARTIAL PAYMENTS).

32.6     NO SET-OFF BY OBLIGORS
         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7     BUSINESS DAYS

         (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8     CURRENCY OF ACCOUNT

         (a) Subject to paragraphs (b) to (f) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

         (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

         (c) Each payment in respect of a Letter of Credit or Bank Guarantee (including any Cash Collateral in respect of a Letter of Credit or Bank Guarantee) shall be made in the currency in which that Letter of Credit or Bank Guarantee is denominated.

         (d) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         (e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (f) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.



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

32.9     CHANGE OF CURRENCY

         (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

                  (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

         (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.      SET-OFF

         A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent owned by that Finance Party) against any obligation (whether matured or not) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.      NOTICES

34.1     COMMUNICATIONS IN WRITING
         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2     ADDRESSES
         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:



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

         (a) in the case of the Company and any Original Obligor, that identified with its name below;

         (b) in the case of each Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c) in the case of the Agent and Security Agent, that identified with its name below,

         or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

34.3     DELIVERY

         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                  (i)      if by way of fax, when received in legible form; or

                  (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

                  and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (ADDRESSES), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Agent or to the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

         (c) All notices from or to an Obligor shall be sent through the Agent.

         (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

         (e) All notices to a Lender from the Security Agent shall be sent through the Agent.



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

34.4     NOTIFICATION OF ADDRESS AND FAX NUMBER
         Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 34.2 (ADDRESSES) or changing its own address or fax number, the Agent shall notify the other Parties.

34.5     ELECTRONIC COMMUNICATION

         (a) Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant
                  Lender:

                  (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                  (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                  (iii) notify each other of any change to their address or any other such information supplied by them.

         (b) Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

34.6     ENGLISH LANGUAGE

         (a) Any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents provided under or in connection with any Finance Document must be:

                  (i)      in English; or

                  (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.      CALCULATIONS AND CERTIFICATES

35.1     ACCOUNTS
         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2     CERTIFICATES AND DETERMINATIONS
         Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3     DAY COUNT CONVENTION
         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36.      PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired and the relevant provision shall be deemed replaced with a provision which comes as close as possible to the purpose of the replaced provision. This also applies in the event of gaps (VERTRAGSLUCKEN).

37.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party or the Arrangers, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.      AMENDMENTS AND WAIVERS

38.1     REQUIRED CONSENTS

         (a) Subject to Clause 38.2 (EXCEPTIONS), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

         (b) The Agent, or in respect of the Security Documents the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

38.2     EXCEPTIONS

         (a) An amendment or waiver that has the effect of changing or which relates to:

                  (i)      an extension of the Availability Period;

                  (ii) the definition of "MAJORITY LENDERS" in Clause 1.1 (DEFINITIONS);

                  (iii) an extension to the date of payment of any amount under the Finance Documents or Clause 9 (REPAYMENT);

                  (iv) a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest or commitment fees payable;

                  (v)      an increase in or an extension of any Commitment;

                  (vi) a change to the Borrowers or Guarantors other than in accordance with Clause 27 (CHANGES TO THE OBLIGORS);

                  (vii) any provision which expressly requires the consent of all the Lenders;

                  (viii) Clause 2.2 (FINANCE PARTIES' RIGHTS AND OBLIGATIONS), Clause 26 (CHANGES TO THE LENDERS) or this Clause 38;

                  (ix) subject to the provisions of the Intercreditor Agreement, the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

                  shall not be made without the prior consent of all the Lenders.

         (b) An amendment or waiver which has the effect of changing or relates to the definition of "QUALIFYING PUBLIC OFFERING" in Clause 1.1 (DEFINITIONS) shall not be made without the consent of a group of Lenders whose participation in the Loans, Letters of Credit and Bank Guarantees then outstanding (or, if there are no Loans, Letters of Credit or Bank Guarantees then outstanding, whose Commitments) aggregate more than 90 per cent. of all the Loans, Letters of Credit and Bank Guarantees then outstanding (or, as the case may be, the Total Commitments).

         (c) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arrangers may not be effected without the consent of the Agent, the Security Agent or the Arrangers.

38.3     AMENDMENT BY COMPANY
         The Company (acting on behalf of each of the Obligors) may agree any amendment to or modification to the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and each Obligor hereby authorises the Company to agree any such amendment, modification, waiver or consent on its behalf. The Company shall be released from the restrictions set out in
         Section 181 of the German Civil Code. Nothing in this Clause 38.3 shall prejudice the right of the Agent to require all Obligors to agree any such amendment, modification, waiver or consent.

38.4     AMENDMENT TO CORRECT MANIFEST ERROR
         The Agent may agree with the Company (acting on behalf of each of the Obligors) any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error.

39.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

40.      GOVERNING LAW

         This Agreement is governed by German law.

41.      ENFORCEMENT

41.1     JURISDICTION OF GERMAN COURTS

         (a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

         (b) The Parties agree that the courts of Frankfurt am Main are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2     SERVICE OF PROCESS
         Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in the Federal Republic of Germany):

         (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

41.3     Confirmation pursuant to Section 8 Money Laundering Act

         Each Borrower expressly confirms to the Finance Parties that all funds made available to it under this Agreement have been drawn for its own account and that it is the economic beneficiary within the meaning of
         Section 8 Money Laundering Act (GELDWASCHEGESETZ)

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES


                                     PART I
                              THE ORIGINAL OBLIGORS

Name of Original Borrower                 Registration number (or equivalent, if
                                          any)

Grohe Beteiligungs GmbH & Co. KG          Local court of Iserlohn, HRA 2093

Friedrich Grohe AG & Co. KG               Local court of Iserlohn, HRA 2031





Name of Original Guarantor                Registration number (or equivalent, if
                                          any)

Grohe Beteiligungs GmbH & Co. KG          Local court of Iserlohn, HRB 2093

Friedrich Grohe Geschaftsfuhrung AG       Local court of Iserlohn, HRB 2352

                                     PART II
                              THE ORIGINAL LENDERS


   Name of Original         Facility A1          Facility A2           Facility B            Revolving
        Lender              Commitment           Commitment            Commitment           Commitment

 Credit Suisse First        90,000,000           135,000,000           50,000,000           25,000,000
 Boston International

Merrill Lynch Capital       90,000,000           135,000,000           50,000,000           25,000,000
     Corporation

        TOTAL               180,000,000          270,000,000          100,000,000           50,000,000

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT


                                     PART I
                   CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.       ORIGINAL OBLIGORS: CORPORATE DOCUMENTS

         (a) A certified copy of the constitutional documents of each Original Obligor, Grohe Holding, Grohe Consult GmbH, AQUA Butzke GmbH, Eggemann Armaturenfabrik GmbH & Co. KG, Grohe International GmbH, Grohe Deutschland Vertriebs GmbH, DAL GmbH & Co. KG, Schmole GmbH & Co. KG, H.D. Eichelberg & Co. GmbH, GROHEDAL Sanitarsysteme GmbH & Co. KG, DAL Sanitartechnologie GmbH, AQERO Vertriebs-GmbH, Grohe Verwaltungsgesellschaft mbH and each company the shares of which are pledged as part of the Transaction Security.

         (b) A copy of a resolution of the shareholders or partners of each Original Obligor (other than Friedrich Grohe, Friedrich Grohe Geschaftsfuhrungs AG and AQUA Butzke GmbH), Grohe Holding, Grohe Consult GmbH, AQUA Butzke GmbH, Eggemann Armaturenfabrik GmbH & Co. KG, Grohe International GmbH, Grohe Deutschland Vertriebs GmbH, DAL GmbH & Co. KG, Schmole GmbH & Co. KG, H.D. Eichelberg & Co. GmbH, GROHEDAL Sanitarsysteme GmbH & Co. KG, DAL Sanitartechnologie GmbH, AQERO Vertriebs-GmbH and Grohe Verwaltungsgesellschaft mbH and approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party.

         (c) A specimen of the signature of each person authorised to sign the Finance Documents on behalf of an Original Obligor, Grohe Holding, Grohe Consult GmbH, AQUA Butzke GmbH, Eggemann Armaturenfabrik GmbH & Co. KG, Grohe International GmbH, Grohe Deutschland Vertriebs GmbH, DAL GmbH & Co. KG, Schmole GmbH & Co. KG, H.D. Eichelberg & Co. GmbH, GROHEDAL Sanitarsysteme GmbH & Co. KG, DAL Sanitartechnologie GmbH, AQERO Vertriebs-GmbH and Grohe Verwaltungsgesellschaft mbH.

         (d) A certificate of an authorised signatory of the relevant Original Obligor, Grohe Holding, Grohe Consult GmbH, AQUA Butzke GmbH, Eggemann Armaturenfabrik GmbH & Co. KG, Grohe International GmbH, Grohe Deutschland Vertriebs GmbH, DAL GmbH & Co. KG,

                  Schmole GmbH & Co. KG, H.D. Eichelberg & Co. GmbH, GROHEDAL Sanitarsysteme GmbH & Co. KG, DAL Sanitartechnologie GmbH, AQERO Vertriebs-GmbH and Grohe Verwaltungsgesellschaft mbH and certifying that each copy document relating to it specified in
                  Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

         (e) The Group Structure Chart certified by the Company as being true at the date of this Agreement.

2.       SECURITY DOCUMENTS

         (a) The following Security Documents duly executed by the relevant parties and in each case granting a first ranking security interest, except for security permitted under Clause 24.25 (CONDITIONS SUBSEQUENT):

                  (i) pledge by Grohe Beteiligungs over the shares in Friedrich Grohe Geschaftsfuhrungs AG;

                  (ii) pledge by Grohe Beteiligungs and Friedrich Grohe Geschaftsfuhrungs AG over their partnership interests in Friedrich Grohe;

                  (iii) pledge by Friedrich Grohe over the shares or partnership interests, as the case may be, in Grohe Deutschland Vertriebs GmbH, Grohe Verwaltungsgesellschaft mbH, Grohe International GmbH, Schmole GmbH & Co. KG, H.D. Eichelberg & Co. GmbH and, together with Grohe Verwaltungsgesellschaft mbH, DAL GmbH & Co. KG;

                  (iv)     pledge by Grohe Beteiligungs of its escrow account;

                  (v) a bank account pledge by Friedrich Grohe relating to the Friedrich Grohe Mandatory Prepayment Account;

                  (vi) a bank account pledge by Grohe Beteiligungs relating to the Grohe Beteiligungs Mandatory Prepayment Account;

                  (vii) assignment by way of security of receivables (including intercompany loans) by Friedrich Grohe and Grohe Deutschland Vertriebs GmbH;

                  (viii) assignment by way of security of intercompany loans by Grohe International GmbH and DAL GmbH & Co. KG;

                  (ix) transfer by way of security of fixed and current assets by Friedrich Grohe;

                  (x)      assignment or pledges of the Grohe brands;

                  (xi)     security over the shares in Grohe Nederland B.V.;

                  (xii)    security over the shares in Grohe America Inc.;

                  (xiii) security over the shares in Grohe Gesellschaft mbH, Wien;

                  (xiv)    security over the shares in Grohe Sar.1. (France);

                  (xv)     security over the shares in Grohe SpA (Italy);

                  (xvi)    security over the shares in Grohe N.V. (Belgium),

                  (xvii) security propose agreement relating to the existing land charges registered in the name of Dresdner Bank AG to be entered into by each relevant chargor with the Security Agent,

                  it being understood that the security granted by Grohe Beteiligungs and Friedrich Grohe Geschaftsfuhrungs AG shall secure any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or became owing by the Obligors (or any of them) (excluding, in the case of Friedrich Grohe Geschaftsfuhrungs AG, Grohe Beteiligungs) to the Finance Parties or any of them under the Finance Documents, while, the security granted by Friedrich Grohe and any of its Subsidiaries shall secure any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by any Obligor other than Grohe Beteiligungs and Friedrich Grohe Geschaftsfuhrungs AG to the Finance Parties or any of them under the Finance Documents.

         (b)      The Intercreditor Agreement.

         (c) The Grohe Holding Subordination Agreement and the Grohe Holding Shareholder Loans.

         (d)      The Senior Notes Subordination Agreement and the Senior Notes
                  Loan.

         (e) Copy of any Shareholder Loan, if any, and the Subordination Agreement relating thereto.

         (f) Evidence of the discharge of any Security or guarantees granted by any member of the Group which is not permitted by Clause 24.3 (NEGATIVE PLEDGE) and evidence that the Refinanced Facilities will be refinanced on or immediately prior to the first Utilisation Date, or, if the Utilisation Request specifies that the proceeds of the proposed Utilisation with regard to the Initial Term Loan are to be paid to the Escrow Account, concurrently with the release of proceeds from the Escrow Account in accordance with the terms of the Escrow Account Agreement.

         (g) A copy of the corporate agreement between Grohe Holding, Grohe Consult GmbH and Grohe Beteiligungs GmbH & Co. KG.

3.       LEGAL OPINIONS

         (a) A legal opinion of Clifford Chance Punder, legal advisers to the Arrangers and the Agent in the Federal Republic of Germany in form and substance satisfactory to the Agent.

         (b) A legal opinion of the Agent's local counsel in each jurisdiction in which an Obligor, a party to a Finance Document other than the Grohe Holding Subordination Agreement or a company to be pledged is incorporated.

4.       NOTE DOCUMENTS

         (a)      A copy of all Note Documents.

         (b) A copy of the Senior Notes Loan and the Senior Notes Subordination Agreement.

5.       OTHER DOCUMENTS AND EVIDENCE

         (a) Evidence that any process agent referred to in Clause 41.2 (SERVICE OF PROCESS), if not an Original Obligor, has accepted its appointment.

         (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

         (c) The Original Financial Statements of each Original Obligor and Grohe Holding.

         (d)      The Budget for the financial year 2003.

         (e)      The Business Plan.

         (f) Evidence that the fees, costs and expenses then due pursuant to Clause 14 (FEES), Clause 19 (COSTS AND EXPENSES) and Clause 15.5

                  (STAMP TAXES) have been paid or will be paid by the first Utilisation Date.

         (g)      The executed Fee Letters.

         (h)      The following reports:

                  (i) an up-date of the legal review report dated 13 March 2003 and relating to the Group and Grohe Holding by CMS Hasche Sigle Eschenlohr Peltzer;

                  (ii) an up-date of the market report dated 7 March 2003 and relating to the Group by Boston Consulting Group;

                  (iii) an up-date of the financial and tax report dated 29 January 2003 and relating to the Group and Grohe Holding by Ernst & Young;

                  in each case addressed to the Agent on behalf of the Finance Parties; and

                  (iv) the environmental report dated August 2000 and relating to the Group and Grohe Holding by ERM Laymeyer.

         (h)      The executed Escrow Account Agreement, if any.

         (i)      The Funds Flow Statement.

         (j) A list of Financial Indebtedness (including interest rate hedging), setting out the name of the debtor, the name of the creditor, the outstanding amount, the undrawn commitment, the purpose, the repayment dates and the final maturity date or, in the case of interest rate hedging agreements, the name of the debtor and the creditor, the mark-to-market valuation and the termination date.

         (k) A copy of the Existing Senior Credit Agreement and all other documents entered into in connection therewith, including in particular all security documents.

         (l)      Copy of the Syndication Letter.

                                     PART II
              CONDITIONS PRECEDENT TO SHAREHOLDER LOAN REFINANCING

1.       Evidence that the Senior Notes Consent has been granted.

2. Evidence that any loans made by Grohe Beteiligungs to Grohe Holding and any withdrawals made from Grohe Beteiligungs will be made in form and substance satisfactory to the Agent.

3. A copy of the loan agreement and the subordination agreement relating to the loan from Grohe Beteiligungs to Grohe Holding with respect to the Shareholder Loan Refinancing.

                                    PART III
     CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

2.       A copy of the constitutional documents of the Additional Obligor.

3. A copy of a resolution of the shareholders or partners of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party.

4. A specimen of the signature of each person authorised to execute the Accession Letter and the Finance Documents on behalf of the Additional Obligor.

5. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

6. If available, the latest audited financial statements of the Additional Obligor.

7. Each Security Document which the Agent may require to be given by that Additional Obligor, duly executed by that Additional Obligor and, if required, the Security Agent.

8. Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

9. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance Document to which the Additional Obligor is a party or for the validity and enforceability of any Finance Document or of any Transaction Security created or intended to be created by the Additional Obligor.

10. A legal opinion of Clifford Chance Punder, legal advisers to the Arrangers and the Agent in the Federal Republic of Germany.

11. If the Additional Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

12. If the proposed Additional Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in

         Clause 41.2 (SERVICE OF PROCESS) has accepted its appointment in relation to the proposed Additional Obligor.

                                   SCHEDULE 3
                                    REQUESTS


                                     PART I
                               UTILISATION REQUEST

From:      [BORROWER]

To:        [AGENT]

Dated:

Dear Sirs
                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:/We wish [o] as Fronting Bank to issue a Letter of Credit as follows:

         Proposed Utilisation Date:                         [o]  (or,  if  that is not a  Business  Day,
                                                            the next Business Day)

         Facility to be utilised:                           [Facility     A1]/[Facility     A2/[Facility
                                                            B]/[Revolving Facility]]*

         Currency of Loan/Letter of Credit/
         Bank Guarantee:                                    [o]

         Amount:                                            [o] or, if less, the Available Facility

         Interest Period/Term:                              [o]

3. We confirm that each condition specified in Clause 4.2 (FURTHER CONDITIONS PRECEDENT) is satisfied on the date of this Utilisation Request, in particular that no [Default/ for Rollover Loan: Event of Default/ Certain Funds Event of Default] is continuing and that the [Repeating Representations/ Certain Funds Repeating Representations] continue to be true and correct.

4. The proceeds of this Loan should be credited to [ACCOUNT]/The Letter of Credit/Bank Guarantee should be issued in favour of [o] in the form attached and delivered to the recipient at [o]. The purpose of its issue is [o].

5.       This Utilisation Request is irrevocable.

                                Yours faithfully

                    .......................................
                            authorised signatory for
                           [NAME OF RELEVANT BORROWER]
* delete as appropriate

                                     PART II
                                SELECTION NOTICE
                            APPLICABLE TO A TERM LOAN

From:      [BORROWER]

To:        [AGENT]

Dated:

Dear Sirs

                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following Term Loan[s] in [EUR/dollars] with an Interest Period ending on [o].

3. [We request that the above Term Loan[s] be divided into [o] Term Loans with the following Base Currency Amounts and Interest Periods:]

         OR

         [We request that the next Interest Period for the above Term Loan[s] is [o]].

4. [We request that the above Facility A1 Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [o]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (FURTHER CONDITIONS PRECEDENT) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [ACCOUNT].].

5. We confirm that no Default is continuing and that the Repeating Representations continue to be true and correct.

6.       This Selection Notice is irrevocable.

                                Yours faithfully

                      .....................................

                            authorised signatory for
                           [THE COMPANY ON BEHALF OF]
                           [NAME OF RELEVANT BORROWER]

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

         (a)      in relation to a sterling Loan:

                  AB + C (B-D) + E x 0.01
                  ----------------------- per cent. per annum
                       100 - (A + C)

         (b)      in relation to a Loan in any currency other than sterling:

                  E x 0.01
                  -------- per cent. per annum.
                    300

         Where:

(A) is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

(B) is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 11.4 (DEFAULT INTEREST)) payable for the relevant Interest Period on the Loan.

(C) is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

(D) is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

(E) is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.       For the purposes of this Schedule:

         (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) "FEES RULES" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         (c) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

         (d) "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 oF THe Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

         (a)      the jurisdiction of its Facility Office; and

         (b) any other information that the Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATES

To:      Dresdner Bank Luxembourg S. A. as Agent and Security Agent

From: [THE EXISTING LENDER] (the "EXISTING LENDER") and [THE NEW LENDER] (the "NEW LENDER")

Dated:

                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.       We refer to Clause 26.5 (PROCEDURE FOR TRANSFER):

         (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (PROCEDURE FOR TRANSFER).

         (b)      The proposed Transfer Date is [o].

         (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (ADDRESSES) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 26.4 (LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS).

4. The New Lender confirms that it has received a copy of each of the Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Security Agent made on behalf of the New Lender as future pledgee in those Security Documents.

5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.       This Transfer Certificate is governed by German law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [INSERT RELEVANT DETAILS]
                      [FACILITY OFFICE ADDRESS, FAX NUMBER
                 AND ATTENTION DETAILS FOR NOTICES AND ACCOUNT
                             DETAILS FOR PAYMENTS,]

[Existing Lender]                                    [New Lender]

By:                                                  By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [o].

[Agent]



By:

                                   SCHEDULE 6
                            FORM OF ACCESSION LETTER

To:      [o] as Agent

From:    [SUBSIDIARY] and [Company]

Dated:

Dear Sirs

                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [27.2 (ADDITIONAL BORROWERS)]/[Clause 27.5 (ADDITIONAL GUARANTORS)] of the Agreement. [SUBSIDIARY] is a company duly incorporated under the laws of [NAME OF RELEVANT JURISDICTION].

3.       [SUBSIDIARY'S] administrative details are as follows:

         Address:

         Fax No:

         Attention:

4.       We hereby confirm that

         (a) no Default is continuing or would occurs as a result of the accession;

         (b) the Repeating Representations are true and correct in relation to [Subsidiary] as at the date of delivery of this Accession Letter.

5.       This Accession Letter is governed by German law.

         [Company]                                            [Subsidiary]

                                   SCHEDULE 7
                           FORM OF RESIGNATION LETTER

To:      [o] as Agent

From:    [RESIGNING OBLIGOR] and [Company]

Dated:

Dear Sirs

                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 27.3 (RESIGNATION OF A BORROWER), we request that [resigning Obligor] be released from its obligations as a [Borrower] under the Agreement.

3.       We confirm that:

         (a) no Default is continuing or would result from the acceptance of this request; and

         (b) the Repeating Representations are true and correct as at the date of delivery of this Resignation Letter.

4.       This Resignation Letter is governed by German law.

        [Company]                                          [Subsidiary]

        By:                                                By:

                                   SCHEDULE 8
                         FORM OF COMPLIANCE CERTIFICATE

To:      [o] as Agent

From:    [COMPANY]

Dated:

Dear Sirs

                       [COMPANY] - [O] FACILITY AGREEMENT
                           DATED [O] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.       We confirm that:

         [INSERT DETAILS OF FINANCIAL COVENANTS AND WHETHER THE GROUP IS IN COMPLIANCE WITH THOSE COVENANTS]

3. We confirm that no Default is continuing and that the Repeating Representations continue to be true and correct.



Signed:    ..............................         ..............................
           Director of                            Director of
           [COMPANY]                              [COMPANY]


[INSERT APPLICABLE CERTIFICATION LANGUAGE]



......................
for and on behalf of
[NAME OF AUDITORS OF THE COMPANY]

                                   SCHEDULE 9
                                EXISTING SECURITY


                                     PART I


1. the pledge of the partnership interest in Friedrich Grohe under a partnership interest pledge agreement dated 29 May and 15/19 June 2000, amended on 26 October 2000, and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

2. the pledge of one share in the nominal value of DM 500.00 of Rost & Co. GmbH (which was later transformed into DAL GmbH & Co. KG) and one share in the nominal value of DM 24,500.00 in Grohe Thermostat GmbH (which was later transformed into Grohe Thermostat GmbH & Co. KG and subsequently merged into Friedrich Grohe AG & Co. KG) under a share pledge agreement dated 27 March 2000 and entered into, among others, BC European Capital VI-1 as pledgor and Dresdner Bank Luxembourg S. A. as pledgee;

3. the pledge of the shares of Friedrich Grohe Geschaftsfuhrungs AG dated under a share pledge agreement dated 19/20 June 2000, amended on 26 October 2000, and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

4. the pledge of the limited partnership interest in Schmohle GmbH & Co. created under an interest pledge agreement dated 21 June 2000 and entered into between, among others, Friedrich Grohe as pledgor and Dresdner Bank AG as pledgee;

5. the pledges of the shares of Rost & Co. GmbH (which was later transformed into DAL GmbH & Co. KG), Grohe Thermostat GmbH (which was later transformed into Grohe Thermostat GmbH & Co. KG and subsequently merged into Friedrich Grohe AG & Co. KG), Grohe VerwaltungsGmbH, H. D. Eichelberg & Co. Gesellschaft mit beschrankter Haftung, Herzberger Armaturen GmbH (which was later transformed into Herzberger Armaturen GmbH & Co. KG and subsequently merged into Friedrich Grohe AG & Co. KG) and Grohe International created under a share pledge agreement dated 19 June 2000 and entered into between, among others, Friedrich Grohe as pledgor and Dresdner Bank AG as pledgee;

6. the pledge of the shares of Grohe Gesellschaft m.b.H., Vienna, Grohe S.A.R.L., Grohe S.p.A., Grohe N.V., Grohe Japan K.K., Grohe A/S, Grohe Pacific Pte. Ltd., Tempress Ltd., Grohe Polska Sp.zo.o., Grohe Nederland B.V., Grohe America Inc. and Grohe Espana S.A. created under an umbrella share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

7. the pledge of the shares in Grohe Gesellschaft m.b.H., Vienna created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

8. the pledge of the shares of Grohe N. V. created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

9. the pledge of the share capital of Grohe Japan K. K. created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

10. the pledge of shares in Grohe Pacific Pte. Ltd. created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

11. the pledge of 75 % of the share capital of Grohe A/S created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

12. the first ranking pledge of 25 % of the share capital in Grohe A/S created under a share pledge agreement dated 6 October 1999, amended on 24 March/6 April 2000 and amended on 26 October 2000 and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

13. the second ranking pledge of 25 % of the share capital in Grohe A/S created under a share pledge agreement dated 26 October 2000 and entered into between, among others, Grohe Beteiligungs as pledgor and Dresdner Bank AG as pledgee;

14. the second ranking pledge of 25 % of the share capital in Grohe A/S created under a share pledge agreement dated 6 October 1999 and amended on 24 March/6 April 2000 and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

15. the third ranking pledge of 25 % of the share capital in Grohe A/S created under a share pledge agreement dated 6 October 1999 and amended on 24 March/6 April 2000 and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

16. the pledge of the shares of Grohe America Inc. created under a share pledge agreement dated 28 December 2000 and entered into, among others, between Grohe International as pledgor and Dresdner Bank AG as pledgee;

17. the pledge of the shares of Grohe S.A.R.L. created under a share pledge agreement (ACTE DE NANTISSEMENT DE PARTS SOCIALES) dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee and registered with the French tax authorities on 8 February 2001 and notified upon Grohe S.A.R.L. by bailiff (SIGNIFICATION PAR HUISSIER) on 26 February 2001;

18. the pledge of 99.9 % of the ordinary shares of Grohe S.p.A. created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

19. the pledge of shares of Grohe Espana, S. A. created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

20. the security interest in the shares of Tempress Ltd. (Ontario) created under a share pledge agreement dated 28 December 2000 and entered into between, among others, Grohe International as pledgor and Dresdner Bank AG as pledgee;

21. the pledge of the shares of Grohe Deutschland Vertriebs GmbH created under a share pledge agreement dated 7 November 2000 and entered into between, among others, Friedrich Grohe as pledgor and Dresdner Bank AG as pledgee;

22. the security assignment agreement dated 26 October 2000 regarding all existing and future claims arising out of or in connection with the Share Purchase Agreement and the Danish Share Purchase Agreement and entered into between Grohe Holding and Grohe Beteiligungs as assignors and the security agent as assignee;

23. the hedging security assignment agreement dated 26 October 2000 regarding all present and future claims of the assignors out of (i) agreements for interest rate swaps, interest rate options, interest rate swap options, (ii) transactions with third parties in which obligations of Grohe Beteiligungs are directly or indirectly affected by the level of interest rates, and (iii) all other transactions with third parties a primary purpose of which is to hedge against the financial risks resulting from interest rate fluctuations and entered into between Grohe Holding and Grohe Beteiligungs as assignors and the security agent as assignee;

24. the hedging security assignment agreement dated 19/21 June 2000 regarding all present and future claims of the assignors out of (i) agreements for interest rate swaps, interest rate options, interest rate swap options, (ii) all of the transactions with third parties in which the obligations of the assignor and/or of his business partners are directly or indirectly determined or affected by the level of interest rates or their development and (iii) all other transactions with third parties the primary purpose of which is to hedge against the financial risks resulting from interest fluctuations and entered into between Friedrich Grohe as assignor and the Security Agent as assignee;

25. the assignment agreement dated 19 June 2000 regarding all present and future receivables and other monetary claims against all of its debtors and entered into between Friedrich Grohe as assignor and the Security Agent as assignee. All rights and claims assigned to the Security Agent under this agreement are hereby reassigned to Friedrich Grohe;

26. the assignment agreement dated 2/8 November 2000 regarding all present and future receivables and other monetary claims against all of the assignor's debtors and entered into between Grohe Deutschland Vertriebs GmbH as assignor and Dresdner Bank AG as assignee;

27. the IP assignment agreement dated 2 October 2002 regarding patents, trade-marks and other intellectual property rights and entered into between Friedrich Grohe as assignor and Dresdner Bank AG as assignee;

28. the first ranking pledge of all present and future claims of Grohe Holding GmbH out of (i) agreements for interest rate swaps, interest rate options, interest rate swap options, (ii) all other transactions with the security agent in which the obligations of the borrower and/or his business partners are directly or indirectly determined or affected by the level of interest rates or their development and (iii) all other transactions with the security agent the primary purpose of which is to hedge against the financial risks resulting from interest rate fluctuations, created under a pledge agreement dated 6 October 1999, amended 26 October 2000 and entered into between, among others, Grohe Holding as pledgor and Dresdner Bank AG as pledgee;

29. the second ranking pledge of all present and future claims of Grohe Beteiligungs out of (i) agreements for interest rate swaps, interest rate options, interest rate swap options, (ii) transactions with third parties in which obligations of Grohe Beteiligungs are directly or indirectly effected by the level of interest rates, and (iii) all other transactions with third parties the primary purpose of which is to hedge against the financial risks resulting from interest rate fluctuations, created under a pledge agreement dated 26 October 2000 and entered into between, among others, Grohe Beteiligungs as pledgor and Dresdner Bank AG as pledgee;

30. the pledge over all present and future claims of Friedrich Grohe against Dresdner Bank AG arising out of (i) interest rate swaps, interest rate options, interest rate swaps options, (ii) all other transactions with the security agent in which obligations of Friedrich Grohe are directly or indirectly determined or affected by the level of interest rates or their development, and (iii) all other transactions with the security agent the primary purpose of which is to hedge against the financial risks from interest rate fluctuation, created under a pledge agreement dated 19/20 June 2000 and entered into between, among others, Friedrich Grohe as pledgor and Dresdner Bank AG as pledgee;

31. the pledge of the escrow account (no. 103-243/0/002/090) at Dresdner Bank Luxembourg S.A. created under a share pledge agreement dated 26 October 2000 and the pledge of the escrow account (no. 103 922/0/002/090) at Dresdner Bank Luxembourg S.A. created under a share pledge agreement dated 8 November 2000, both entered into between, among others, Grohe Beteiligungs as pledgor and Dresdner Bank AG as pledgee;

32. the security transfer of current assets (SICHERUNGSUBEREIGNUNG VON UMLAUFVERMOGEN) dated 19 June 2000 and entered into between Friedrich Grohe as as-signor and Dresdner Bank AG as assignee;

33. the security transfer of fixed assets (SICHERUNGSUBEREIGNUNG VON ANLAGEVERMOGEN) dated 19 June 2000 and entered into between Friedrich Grohe as assignor and Dresdner Bank AG as assignee.

                                     PART II



          Name of Company                         Security                   Total Principal Amount of
                                                                                Indebtedness Secured
GROHEDAL                              land charge over DM 8,000,000 in              EUR 639,115
SANITARSYSTEME                        favour of IkB, Dusseldorf over          (as of 31 December 2002)
GmbH & Co. KG                         land registered with the land
                                      registry Haldensleben, leaf 6245

                                      owner's land charge over                           0
                                      DM 7,000,000 over land
                                      registered with the land
                                      registry in Minden/Lerbeck, leaf
                                      448A

DAL                                   owner's land charge over                           0
Sanitartechnologie                    DM 5,000,000 over land
GmbH                                  registered with the land
                                      registry in Eilenburg/Zwochau,
                                      leaf 412

AQUA Butzke GmbH                      land charge over DM 15,000,000               EUR 5,752,034
                                      in favour of WestLB, Dusseldorf
                                      over land registered with the           (as of 31 December 2002)
                                      land registry in Zossen, leaf
                                      2588

Rolto GmbH & Co. KG                   land charge over DM 5,000,000 in             EUR 1,214,818
                                      favour of Berliner Bank, Berlin
                                      over land registered with the           (as of 31 December 2002)
                                      land registry in Wittenau, leaf
                                      9940



                                     -178-




          Name of Company                         Security                   Total Principal Amount of
                                                                                Indebtedness Secured

Schmole GmbH & Co. KG                 land charge over DM 9,000,000 in              EUR 176,986
                                      favour of Commerzbank AG,
                                      Iserlohn over heredity building         (as of 31 December 2002)
                                      right registered with the land
                                      registry in Iserlohn/Becke, leaf
                                      0509

                                   SCHEDULE 10
                                   TIMETABLES

                                                     LOANS IN EURO       LOANS IN OTHER CURRENCIES
Agent notifies the Company if a currency is                -                           U-4
approved as an Optional Currency in
accordance with Clause 4.3 (CONDITIONS
RELATING TO OPTIONAL CURRENCIES)

Delivery of a duly completed Utilisation                  U-3                          U-3
Request (Clause 5.1 (DELIVERY OF A
UTILISATION REQUEST) or a Selection Notice              9.30am                       9.30am
(Clause 12.1 (SELECTION OF INTEREST PERIODS))

Agent determines (in relation to a                         -                           U-3
Utilisation) the Base Currency Amount of the
Loan, Letter of Credit or Bank Guarantee, if                                          noon
required under Clause 5.4 (LENDERS'
PARTICIPATION)

Agent notifies the Lenders of the Loan,                   U-3                          U-3
Letter of Credit or Bank Guarantee in
accordance with Clause 5.4 (LENDERS'                    3.00pm                       3.00pm
PARTICIPATION) or the interest period
selected in accordance with Clause 12.1
(SELECTION OF INTEREST PERIODS)

Agent receives a notification from a Lender                                            U-3
under Clause 7.2 (UNAVAILABILITY OF A
currency)                                                                            5.00pm

Agent gives notice in accordance with                                                  U-2
Clause 7.2 (UNAVAILABILITY OF A CURRENCY)
                                                                                     9.30am

LIBOR or EURIBOR is fixed                       Quotation Day as of      Quotation Day as of 11:00 a.m.
                                                11:00 a.m. Frankfurt     London time
                                                time



                                     -180-

                                                     LOANS IN EURO       LOANS IN OTHER CURRENCIES

"U" = date of utilisation

                                   SCHEDULE 11
                            FORM OF LETTER OF CREDIT



To:      [beneficiary]

Date:

Dear Sirs

IRREVOCABLE STANDBY LETTER OF CREDIT NO. [O]

This Letter of Credit is issued by [o], (the "ISSUER") at the request of [o] in your favour on the following terms:

34. The Issuer shall not be obliged to make payments hereunder exceeding in aggregate the maximum amount of [o]. Any payment hereunder shall be made in [CURRENCY] and shall reduce the Issuer's liability to make payment hereunder accordingly.

35. This Letter of Credit shall expire at [o] a.m./p.m., London time on [o] 200[o] (the "EXPIRY DATE"). The Issuer will have no liability in respect of any demand delivered after such time [and a demand not accompanied by the information mentioned in paragraph 3(b) below shall not be validly delivered].

36. Subject to paragraph 2 above, within [four] business days of receiving your demand on the Issuer in the form set out in the Appendix hereto specifying the amount claimed under this Letter of Credit and bearing an endorsement of the above Letter of Credit number [1TOGETHER WITH VERIFICATION BY YOUR BANKERS CONFIRMING THAT THE SIGNATORIES ON SUCH DEMAND ARE AUTHORISED TO SIGN AND DELIVER SUCH DEMAND ON YOUR BEHALF] AT [DETAILS OF ISSUER'S OFFICE TO BE INSERTED] the Issuer hereby agrees to pay to you in the currency specified in paragraph 1 above, subject to the maximum amount referred to in paragraph 1 above.

37. Your rights and the rights of the Issuer under this Letter of Credit may not be assigned or transferred.

38. This Letter of Credit is subject to Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce, Publication No. 500-1993).



----------
1 Delete if beneficiary is a bank.

39. This Letter of Credit is governed by [INSERT LAW OF THE ISSUER] law and, for the benefit of the Issuer only, the courts of the [o] shall have exclusive jurisdiction.



Yours faithfully

.........................................
for and on behalf of
[name of Fronting Bank]

                          APPENDIX TO LETTER OF CREDIT
                                 FORM OF DEMAND

To:      [o]

From:    [The beneficiary]

                                                        [Date]

Dear Sirs

IRREVOCABLE STANDBY LETTER OF CREDIT NO. [O] (THE "LETTER OF CREDIT")

We refer to the Letter of Credit. Terms defined in the Letter of Credit and not otherwise defined herein bear the same meaning herein.

We are writing to inform you that we are entitled to make demand on you under the Letter of Credit in the amount of [o], being the amount which has become due and payable by the [o] but which has not been paid and we hereby demand payment of such amount.

Yours faithfully

.....................................
for and on behalf of beneficiary]

                                   SCHEDULE 12
                             FORM OF BANK GUARANTEE



To:      [beneficiary]

Date:

Dear Sirs,

As security for a credit which you will grant to [o] we, [o] hereby irrevocably undertake to pay you on first demand, irrespective of the validity and the effects of the abovementioned credit relationship and waiving all rights of objection and defence arising therefrom, any amount up to a maximum of [o] (words [o]) (principal, interest and all other charges included) upon receipt of your duly signed written request for payment, or your duly encoded SWIFT or telex, stating that the amount claimed has become due to you by [o] and remained unpaid. Your claim will be considered as having been made once we are in possession of your written request for payment, or your telex/SWIFT to this effect, at our above address.

The total amount of this guarantee will be reduced by any payment effected hereunder.

This guarantee is valid until close of business in [o] on [o] and expires in full and automatically if your claim has not been made on or before that date, regardless of such date being a banking day or not.

This guarantee shall be governed by and construed in accordance with [INSERT LAW OF ISSUER] law and, for our benefit only, the courts of [o] shall have exclusive jurisdiction.

                                   SCHEDULE 13
                       FORM OF CONFIDENTIALITY UNDERTAKING



From: [Existing Lender]



To: [New Lender]

                                                      [  ] 2003



                     CONFIDENTIALITY AGREEMENT RELATING TO A

                 FACILITY AGREEMENT DATED [ ] (THE "AGREEMENT")



You are considering acquiring an interest in the facilities made available pursuant to the Agreement (the "FACILITIES"). In connection with such acquisition, you or any of your representatives, including but not limited to, lawyers, accountants, consultants and financial advisors (together with employees, officers and directors "REPRESENTATIVES") will receive certain financial and other information about Grohe Holding GmbH, the ultimate parent company of the Grohe group, Friedrich Grohe and / or Grohe Beteiligung or companies in which Friedrich Grohe holds a direct or indirect interest or which are affiliated with Friedrich Grohe (together the "GROUP") which is either not public, confidential or proprietary in nature and which may be disclosed either in written form, electronically, orally, or otherwise. Any such information furnished to you or your Representatives, together with any copies, analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives which contain or otherwise reflect such information or your review of, or interest in, the Group is hereinafter referred to as the "INFORMATION".

In considering of us furnishing you with the Information, you agree that:

1. The Information will be kept confidential and shall not, expect as provided in this paragraph and in paragraph 6 below, without our prior written consent, be disclosed either directly or indirectly by you or by your Representatives, in any manner whatsoever, in whole or in part, and shall not be used by you or by your Representatives, for any purpose whatsoever other than for the purpose of the evaluating whether to acquire any interest in the Facilities. You shall keep the

         Information secure and in such a way to prevent unauthorised access by any third party. You shall have no rights over the Information beyond those expressly contained in this Agreement. Moreover, you agree to reveal the Information only to such of your Representatives who need to know the Information for the purpose of evaluating your acquisition described above. You shall procure that all of your Representatives to whom such disclosure is made will act in accordance with the terms of this Agreement as if each of them were a party hereto, and you agree that you shall be fully responsible to us for any breach of this Agreement by you or by any of your Representatives.

2. Without our prior written consent, except as provided for in paragraphs 1 and 6, you and your Representatives will not, directly or indirectly, disclose to any person or entity the fact that the Information has been made available or that discussions or negotiations are taking place or have taken place in connection with the Facilities.

3. All copies of the Information, including analyses, compilations, forecasts, studies or other documents prepared by you or by your Representatives will be returned to us or destroyed immediately upon our request and no copy thereof will be retained by you. On request, you will provide a written certificate signed by a director to the effect that all Information has either been returned or destroyed in accordance with this paragraph. Notwithstanding the foregoing, you may retain such copies of the Information as may be required for your compliance with internal and external regulatory or legal purposes.

4. The term Information shall not include such portions of the Information which you can show (i) are generally available to the public other than as a result of any failure to comply with the terms of this Agreement by you or by your Representatives or (ii) are or become available to you from a source which is not prohibited from disclosing such information to you by any legal, contractual or fiduciary obligation to us.

5. In the event that you become compelled (pursuant to any law or regulation or the requirements of any stock exchange or other regulatory organisation, with whose rules you are required to comply) to disclose any part of the Information, you shall promptly (to the extent permitted by law) before complying with any such requirement notify us in writing of the same and of the action which is proposed to be taken in response.

6. The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations, in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facilities or (b) twelve months after you have returned all Information supplied to you by us and destroyed or permanently erased all copies of Information made by you (other than any such Information or copies which have been disclosed under paragraph 1 or 6 above or which are not required to be returned or destroyed.

7.       You acknowledge and agree that:

         (a) Neither we or any of our officers, employees or advisers (each a "RELEVANT PERSON" (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or
                  (ii) shall be under any obligation to update or correct any inaccuracy in the Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Information or any such information; and

         (b) we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

8. No failure or delay by us in exercising any right under this Agreement shall operate as a waiver thereof, and no variation shall be effective, and less in writing and signed by us.

9. The provisions contained herein shall be governed by and construed in accordance with German law. Exclusive forum for all disputes arising out of or in connection with this Agreement shall be the court of Frankfurt.

10. If any term or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity of the remainder of this Agreement.

Yours sincerely,



[Existing Lender]                   [Existing Lender]



_________________________           _______________________________

Accepted:

By: [New Lender]

                                   SCHEDULE 14
                       BORROWER EXIT TRANSFER CERTIFICATE

To:      [o] as Agent

From:    Grohe Beteiligungs GmbH & Co. KG ("EXITING BORROWER") and Friedrich
Grohe AG & Co. KG (the "NEW BORROWER")

Dated:

1. We refer to an agreement (the "CREDIT AGREEMENT") dated [o] and made, amongst others between Grohe Beteiligungs GmbH & Co. KG as Company, [o] as Agent and Security Agent, the financial institutions defined therein as Lenders and others.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. This is to record that transfers referred to in Clause [o] (TRANSFERS ON BORROWER EXIT DATE) which are to take effect in accordance with such Clause on the Borrower Exit Date in respect of the following Facility A2 Loans are to be transferred from the Exiting Borrower to the New Borrower(s) as follows:

        Advance                       Amount of Facility     Current Interest     Amount transferred
                                           A2 Loan                Period



4.       This certificate is governed by German law.

         Grohe Beteiligungs GmbH & Co. KG            Friedrich Grohe AG & Co. KG

         By:                                         By:



         Accepted by the Agent

         [Agent]

         By:

         Date:

                                   SCHEDULE 15
                            LIST OF CURRENT INVESTORS



                             Gesellschafter/                             Geschaftsanteil/

                               SHAREHOLDER                                     SHARE


       1    BC European Capital VI-1

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.837.550,00

            with shares with a nominal value of


       2    BC European Capital VI-2

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.837.550,00

            with shares with a nominal value of


       3    BC European Capital VI-3

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.837.550,00

            with shares with a nominal value of


       4    BC European Capital VI-4

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.804.250,00

            with shares with a nominal value of


       5    BC European Capital VI-5

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.790.850,00

            with shares with a nominal value of



                                     -191-




       6    BC European Capital VI-6

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.789.150,00

            with shares with a nominal value of


       7    BC European Capital VI-7

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.780.800,00

            with shares with a nominal value of


       8    BC European Capital VI-8

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.779.300,00

            with shares with a nominal value of


       9    BC European Capital VI-9

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.812.550,00

            with shares with a nominal value of


      10    BC European Capital VI-10

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       1.787.500,00

            with shares with a nominal value of


      11    BC European Capital VI-11

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         133.700,00

            with shares with a nominal value of


      12    BC European Capital VI-12

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         367.650,00

            with shares with a nominal value of



                                     -192-




      13    BC European Capital VI-14

            mit Geschaftsanteilen im Nennbetrag von /                (euro)          16.650,00

            with shares with a nominal value of


      14    Teabar Capital Corporation

            mit Geschaftsanteilen im Nennbetrag von /                (euro)      10.722.950,00

            with shares with a nominal value of


      15    Michel Guillet

            mit Geschaftsanteilen im Nennbetrag von /                (euro)          33.450,00

            with shares with a nominal value of


      16    Celia Guillet

            mit Geschaftsanteilen im Nennbetrag von /                (euro)             800,00

            with shares with a nominal value of


      17    Edouard Guillet

            mit Geschaftsanteilen im Nennbetrag von /                (euro)             800,00

            with shares with a nominal value of


      18    Patrice Hoppenot

            mit Geschaftsanteilen im Nennbetrag von /                (euro)          16.650,00

            with shares with a nominal value of


      19    Raymond Svider

            mit Geschaftsanteilen im Nennbetrag von /                (euro)          16.650,00

            with shares with a nominal value of



                                     -193-




      20    Vincent Fesquet

            mit Geschaftsanteilen im Nennbetrag von /                (euro)             350,00

            with shares with a nominal value of


      21    Remi Terrail                                             (euro)             350,00

            mit Geschaftsanteilen im Nennbetrag von /

            with shares with a nominal value of


      22    Capital d'Amerique CDPQ Inc.

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       8.223.750,00

            with shares with a nominal value of


      23    Peter Korfer-Schun

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         297.700,00

            with shares with a nominal value of                      (euro)          54.800,00


      24    Dr. Rainer Simon

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         297.700,00

            with shares with a nominal value of                      (euro)          54.800,00


      25    BdW Beteiligungsgesellschaft fur die deutsche
            Wirtschaft mbH & Co. KG
                                                                     (euro)       2.824.850,00
            mit Geschaftsanteilen im Nennbetrag von /

            with a share with a nominal value of



                                     -194-




      26    HVB Offene Unternehmensbeteiligungs AG

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       2.824.850,00

            with shares with a nominal value of


      27    Crescat Equity 1 Beteiligungsgesellschaft mbH &
            Co. KG
                                                                     (euro)         657.900,00
            mit Geschaftsanteilen im Nennbetrag von /

            with shares with a nominal value of


      28    South Light Investment Pte Limited

            mit Geschaftsanteilen im Nennbetrag von /                (euro)       2.824.850,00

            with shares with a nominal value of


      29    HarbourVest International Private Equity
            Partners III-Direct Fund L.P.
                                                                     (euro)       1.694.850,00
            mit Geschaftsanteilen im Nennbetrag von /

            with shares with a nominal value of


      30    Laranjedo Servicios e Gestao Lda

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         564.950,00

            with shares with a nominal value of


      31    BC European Capital V-1

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         163.850,00

            with shares with a nominal value of





                                     -195-

      32    BC European Capital V-2

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         163.850,00

            with shares with a nominal value of


      33    BC European Capital V-3

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         179.400,00

            with shares with a nominal value of


      34    BC European Capital V-4

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         175.950,00

            with shares with a nominal value of


      35    BC European Capital V-5

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         178.050,00

            with shares with a nominal value of


      36    BC European Capital V-6

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         155.850,00

            with shares with a nominal value of


      37    Detlef Spigiel

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         228.050,00

            with shares with a nominal value of


      38    Dr. Hellmut K. Albrecht

            mit Geschaftsanteilen im Nennbetrag von /                (euro)          59.900,00

            with shares with a nominal value of




                                     -196-

      39    Cornelius Geber

            mit Geschaftsanteilen im Nennbetrag von /                (euro)           9.750,00

            with shares with a nominal value of                      (euro)             400,00


      40    Stephan M. Heck

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         185.600,00

            with shares with a nominal value of


      41    Michael Grimm

            mit Geschaftsanteilen im Nennbetrag von /                (euro)         185.600,00

            with shares with a nominal value of

                                   SIGNATURES

THE COMPANY

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          c/o Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



THE ORIGINAL BORROWERS

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          c/o Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



Friedrich Grohe AG & Co. KG

By:

Address:          Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn

THE ORIGINAL GUARANTORS

Grohe Beteiligungs GmbH & Co. KG

By:

Address:          c/o Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



Friedrich Grohe Geschaftsfuhrungs AG

By:

Address:          c/o Friedrich Grohe AG & Co. KG
                  Hauptstrasse 137
                  58675 Hemer
                  Germany

Fax:              0049 (0) 2372 93 1313

Attention:        Sabine Hanfgarn



THE ARRANGERS

Credit Suisse First Boston International

By:

Address:          One Cabot Square
                  London E14 4QJ, UK

Fax:              0044 207 883 5078

Attention:        David Slade

Merrill Lynch International

By:

Address:          Merrill Lynch Financial Centre
                  2 King Edward Street
                  London EC1A 1HQ, UK

Fax:              00 44 207 995 8601

Attention:        Rob Pulford



THE AGENT

Dresdner Bank Luxembourg S.A.

By:

Address:          26, Rue du Marche-aux-Herbes
                  L-2097 Luxembourg

Fax:              For Agency Matters:                00352 4760 3222
                  For Credit Administration Matters: 00352 4760 565

Attention:        For Agency Matters:                Albertine Prellwitz
                  For Credit Administration Matters: Andrea Stockemer



THE SECURITY AGENT

Dresdner Bank Luxembourg S.A.

By:

Address:          26, Rue du Marche-aux-Herbes
                  L-2097 Luxembourg

Fax:              00352 4760 3222

Attention:        Albertine Prellwitz

THE ORIGINAL LENDERS

Credit Suisse First Boston International

By:

Address:          One Cabot Square
                  London E14 4QJ, UK

Fax:              For Administrative Matters:        0044 207 888 8398
                  For Credit Matters:                0044 207 888 8386

Attention:        For Administrative Matters: Irina Borisova
                  For Credit Matters: Sergio Di-Lieto



Merrill Lynch Capital Corporation

By:

Address:          4 World Financial Centre
                  250 Vesey Street
                  New York, New York 10080, USA

Fax:              001 212 738 1957

Attention:        Stephen Paras

                                  Exhibit 4.1


CLIFFORD
CHANCE
PUNDER

                                                                  EXECUTION COPY

                          DRESDNER BANK LUXEMBOURG S.A.
                                as Security Agent



                               GROHE HOLDING GMBH
                                   as Creditor



                        GROHE BETEILIGUNGS GMBH & CO. KG
                                   as Borrower



                                       and



                               GROHE CONSULT GMBH


   ---------------------------------------------------------------------------
                      SENIOR NOTES SUBORDINATION AGREEMENT
   ---------------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                    PAGE



1.       Interpretation......................................................2


2.       Subordination.......................................................3


3.       Undertakings........................................................4


4.       Enforcement by the Creditor; Event Of Default.......................6


5.       Distribution of Proceeds............................................7


6.       Insolvency..........................................................8


7.       Undertakings and Covenants..........................................9


8.       Relative Rights....................................................10


9.       Transfer and Assignment............................................11


10.      Notices, Amendments, Waiver........................................11


11.      Partial Invalidity; Waiver.........................................11


12.      Law................................................................12


13.      Jurisdiction.......................................................12

THIS SUBORDINATION AGREEMENT is made the 17th day of March 2003

BETWEEN:

(1) GROHE HOLDING GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, which is registered in the commercial register (HANDELSREGISTER) of the local court (AMTSGERICHT) of Iserlohn under HRB 2316 (the "CREDITOR");

(2) GROHE CONSULT GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, which is registered in the commercial register (HANDELSREGISTER) of the local court of Iserlohn under HRB 2366 ("GROHE CONSULT");

(3) GROHE BETEILIGUNGS GMBH & CO. KG, a limited partnership organised under the laws of the Federal Republic of Germany, which is registered in the commercial register of the local court of Iserlohn under HRB 2093 ("GROHE BETEILIGUNGS"); and

(4) DRESDNER BANK LUXEMBOURG S.A. in its capacity as trustee and administrator of security for the Finance Parties (the "SECURITY AGENT").

WHEREAS:

(A) Pursuant to a EUR 600,000,000 multicurrency term and revolving facilities agreement dated 17 March 2003 between, INTER ALIOS, Friedrich Grohe AG & Co. KG and Grohe Beteiligungs GmbH & Co. KG as original borrowers (the "ORIGINAL BORROWERS"), Grohe Beteiligungs GmbH & Co. KG and Friedrich Grohe Geschaftsfuhrungs AG as original guarantors (the "ORIGINAL GUARANTORS"), Merrill Lynch International and Credit Suisse First Boston International as arrangers, Dresdner Bank Luxembourg S.A. as agent and security agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the "FACILITIES AGREEMENT"), certain lenders have agreed to grant certain facilities to the original borrowers and certain other entities which may accede to the Facilities Agreement as additional borrowers.

(B) The Creditor has constituted an aggregate principal amount of EUR 200,000,000 of senior notes falling due for payment on 15 November 2010 and bearing interest in an amount of 11.5 per cent. per annum (the "HYB"), the terms of which (the "HYB TERMS") are set out in an indenture (the "INDENTURE") dated 13 November 2000 and the net proceeds of which are lent to Grohe Beteiligungs pursuant to the HYB Proceeds Intercompany Loan Agreement (as defined below).

(C) The Creditor has entered into a loan agreement dated 13 November 2000 with Grohe Beteiligungs (as amended, novated, supplemented, superseded or extended from time to time the "HYB PROCEEDS INTERCOMPANY LOAN AGREEMENT") and, in relation to the subordination of the loans made under the HYB Proceeds Intercompany Loan Agreement to, among others, the claims of certain financial institutions under the Existing Senior Credit Agreement (as defined in the Facilities Agreement), into a subordination agreement dated 26 October 2000 with, among others, Dresdner Bank Luxembourg S.A. as agent under the Existing Senior Credit Agreement.

(D) The facilities made available under the Existing Senior Credit Agreement will be refinanced on or about the first Utilisation Date (as defined in the Facilities Agreement) under the Facilities Agreement.

(E) The parties to this Agreement are aware that the Agent and the Security Agent, or any of them, may resign from their respective position as Agent or Security Agent under the Finance Documents and that a successor may be appointed by the Majority Lenders or the Agent or the Security Agent, as the case may be, in accordance with the respective provisions of the Facilities Agreement and the Intercreditor Agreement.

(F) It has been agreed between the parties hereto that any payment claims of the Creditor and Grohe Consult against Grohe Beteiligungs in relation to the Creditors' Claims (as defined below) shall be regulated and/or subordinated in the manner set out herein.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1      In this Agreement:

         "BANKS" has the meaning ascribed thereto in Clause 2.1.

         "BANKS' CLAIMS" has the meaning ascribed thereto in Clause 2.1.

         "CREDITORS' CLAIMS" has the meaning ascribed thereto in Clause 2.1.

         "HYB PROCEEDS INTERCOMPANY LOAN" means the loans made available by the Creditor to Grohe Beteiligungs under the HYB Proceeds Intercompany Loan Agreement.

         "SECURED LOANS" means all liabilities and obligations owing by any Obligor to any of the Finance Parties under or in connection with the Finance Documents (each as defined in the Facilities Agreement).

         "SECURED LOANS DISCHARGE DATE" means the date on which all Secured Loans have been satisfied in full to the satisfaction of the Security Agent.

         "TRUSTEE" means the Bank of New York acting in its capacity as trustee under the Indenture.

1.2 Unless the context or the express provisions of this Agreement otherwise require, all references to a party include references to its permitted assignees and transferees and its successors in title and (where applicable) to any replacement or additional agent or security agent.

1.3 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4 Terms and expressions defined in the Facilities Agreement shall have the same meaning in this Agreement except as otherwise defined herein or unless the context requires.

2.       SUBORDINATION

2.1 The Creditor and Grohe Consult hereby agree that the HYB Proceeds Intercompany Loan and any other claims for payment that they may have against Grohe Beteiligungs, both present and future, arising out of the HYB Proceeds Intercompany Loan Agreement, in relation to withdrawals from their partnership accounts with Grohe Beteiligungs or otherwise (the "CREDITORS' CLAIMS") shall rank behind all present and future, unconditional and conditional claims of the Finance Parties (hereafter together with any other parties having acquired a participation, and the related claims and rights, under the Facilities Agreement, the "Banks", and each a "BANK" and such claims referred to collectively as the "BANKS' CLAIMS") against Grohe Beteiligungs and/or Friedrich Grohe arising out of or in connection with the Facilities Agreement, except as otherwise provided in this Agreement.

2.2 The order of priority agreed in Clause 2.1 shall apply irrespective of any change in the legal form of Grohe Beteiligungs, Friedrich Grohe, Grohe Consult or the Creditor.

2.3 The Creditor, Grohe Consult and Grohe Beteiligungs hereby agree that any present or future Creditors' Claims must not be assigned, save to any of the Banks, and that the prohibitions contained in Clause 3.1 below shall also apply as between the Creditor and Grohe Beteiligungs.

3.       UNDERTAKINGS

3.1 Until such time as the Banks' Claims have been satisfied in full and, save as permitted under Clause 3.3 and Clause 4, or required under Clause 6, the Creditor and Grohe Consult shall not

3.1.1 demand or receive payment, prepayment or repayment for, or any distribution in respect of, the Creditors' Claims, whether in cash or in kind;

3.1.2 discharge any of the Creditors' Claims by set-off, any right of combination of accounts or by any other voluntary action; or

3.1.3 permit to subsist or receive any Security or any guarantee, indemnity or other assurance against loss, or the making of deposits for, in respect of any of the Creditors' Claims, unless the person or entity providing such Security, guarantee, indemnity or other assurances, or providing deposits is not a member of the Group and any claim (including rights of recourse) of such person or entity against Grohe Beteiligungs in connection therewith is subordinated to the Banks' Claims in accordance with the provisions of this Agreement.

3.2      Nothing in this Agreement prohibits:

3.2.1 the making of withdrawals by the Creditor from its partner's accounts in Grohe Beteiligungs to the extent that such withdrawals fall under paragraphs (b), (c), (d) or (f) of the definition of Permitted Transactions under the Facilities Agreeement and are permitted under Clause 24.12 (DISTRIBUTIONS) of the Facilities Agreement; or

3.2.2 a set-off of withdrawal claims of the Creditor arising from its partners' accounts against any loans granted by Grohe Beteiligungs to the Creditor for the Shareholder Loan Refinancing; or

3.2.3 a refinancing of the HYB Proceeds Intercompany Loan to the extent that such refinancing is permitted pursuant to Clause 24.14 (SUBORDINATED
         DEBT) of the Facilities Agreement.

3.3 Subject to Clause 3.4, the Creditor shall be entitled to demand and receive any amount payable to the Creditor under the HYB Proceeds Intercompany Loan Agreement (and Grohe Beteiligungs shall be entitled to make such payments) unless at that time, before the Secured Loans Discharge Date,

3.3.1 Grohe Beteiligungs is in default (without regard to any grace period) with any payments due in respect of any of the Secured Loans (a "SECURED LOANS DEFAULT"), or

3.3.2 any other event or circumstance (other than a Secured Loans Default) which entitles the Banks to accelerate the Facilities has occurred, and the Security Agent has served written notice (the "BLOCKING NOTICE") on the Creditor and Grohe Beteiligungs suspending such payments for a period (the "BLOCKING PERIOD (A)") commencing upon receipt of such Blocking Notice and ending on the earliest of

         (a) 120 days after the date of the Blocking Notice or if a Blocking Period (B) (as defined in Clause 4.1) is in effect, the date, if earlier, on which the Blocking Period (B) expires,

         (b) the date on which the Security Agent determines that the relevant event or circumstance has ceased or has been cured or waived (and the Security Agent will notify the Creditor and Grohe Beteiligungs accordingly without undue delay),

         (c) the date on which the Security Agent notifies the Creditor and Grohe Beteiligungs that the Blocking Notice is cancelled or all Secured Loans have been fully repaid, or

         (d)      the date on which all Secured Loans have been fully repaid.

         In any consecutive 360-day period, only one Blocking Period (A) can be declared. In addition, only one Blocking Period (A) can be declared in respect of the same event or circumstance under the Facilities Agreement (unless cured for more than 180 days).

3.4 Nothing in Clause 3.3 permits any prepayment or repayment of principal under the HYB Proceeds Intercompany Loan Agreement prior to, whichever is earlier, (i) the Secured Loans Discharge Date or (ii) the final maturity date of the HYB pursuant to the HYB Terms ("HYB FINAL Maturity") without the consent of the Banks. After the Secured Loans Discharge Date or the HYB Final Maturity, whichever is earlier, any such payments to the Creditor may be made and received without restriction. If, however, upon the occurrence of a HYB Final Maturity, a Secured Loans Default has occurred and is continuing or the Security Agent has served a Blocking Notice pursuant to Clause 3.3.2 and such Blocking Period A has not expired, Clauses 3.6, 3.7 and 3.8 shall apply.

3.5 For as long as a Secured Loans Default is continuing and during any Blocking Period (A), Grohe Beteiligungs shall make any payments due under the HYB Proceeds Intercompany Loan Agreement exclusively to the Security Agent (for and on behalf of the Banks) into an account designated by the Security Agent. The Security Agent shall hold any such amounts in trust for the Banks on such bank account which shall carry interest at the Security Agent's then current overnight rate for the period from receipt by the Security Agent of the relevant funds until application thereof pursuant to Clause 3.7 or payment thereof to the Creditor pursuant to Clause 3.8. The Security Agent shall promptly notify the Creditor and Grohe Beteiligungs of the cessation, cure or waiver of any Secured Loans Default or the end of any Blocking Period (A).

3.6 The suspension of payments pursuant to this Clause 3 shall not be construed as a waiver by the Creditor of the relevant Creditors' Claims, but shall mean that

3.6.1 except as otherwise permitted by this Agreement, the Creditor shall not be entitled to demand or receive such payments and any such payments shall be deferred (EINREDE DER STUNDUNG) until the first date thereafter on which payment is permitted under this Agreement; and

3.6.2 any payments received by the Creditor in breach of this Clause 3 shall be remitted promptly to the Security Agent for application in accordance with Clauses 3.5, 5 or 6.2, as the case may be, and otherwise in trust for the Creditor.

3.7 The Security Agent shall be entitled to use any funds owing under the Creditors' Claims and received from the Creditor or Grohe Beteiligungs in accordance with Clause 3.5, Clause 3.6, Clause 4 or Clause 5 to satisfy any of the Banks' Claims which have become due under the Facilities Agreement in accordance with the applicable contractual provisions between the parties concerned, PROVIDED THAT in each such case, the relevant Banks shall assign their corresponding rights and claims against the Borrower to the Creditor, provided (for the avoidance of doubt) that any rights and claims so assigned to the Creditor shall always be deemed Creditors' Claims and shall rank behind all other Banks' Claims in accordance with the terms of this Agreement.

3.8      Following the expiry of a Secured Loan Default or a Blocking Period
         (A), as the case may be, the Security Agent shall pay to the Creditor any amounts held in trust by the Security Agent for the Creditor pursuant to Clause 3.5, plus any interest accrued thereon, to the extent such amounts have not been used to satisfy any of the Banks' Claims in accordance with Clause 3.7.

4.       ENFORCEMENT BY THE CREDITOR; EVENT OF DEFAULT

4.1 If at any time before the Secured Loans Discharge Date, there occurs any event giving the Creditor the right to terminate the HYB Proceeds Intercompany Loan Agreement or to accelerate any payments thereunder, the Creditor shall promptly notify the Security Agent of such event but shall not, without the prior written consent of the Security Agent (for and on behalf of the Banks), and subject to Clause 4.3, prior to the expiry of 120 days after such notification to the Security Agent (the "BLOCKING PERIOD (B)"),

4.1.1 accelerate any of the Creditors' Claims or otherwise declare any of the Creditors' Claims prematurely payable or due on an event of default or otherwise,

4.1.2 take any action for enforcing the Creditors' Claims, including, but not limited to, by way of attachment, execution or by initiating or supporting any insolvency proceedings, or

4.1.3    take any other legally permissible action to enforce the Creditors'
         Claims.

4.2 After the lapse of the Blocking Period (B), the Creditor may demand and pursue payment as set out in Clause 4.1 above, but for any time prior to the Secured Loans Discharge Date, payment shall be made only to the Security Agent (for and on behalf of the Banks) into an account designated by the Security Agent (PROVIDED, HOWEVER, THAT the payments referred to in Clause 3.2 or Clause 3.4 may be made to the Creditor unless prohibited pursuant to Clause 3). The Banks agree to equitably consider any request by the Creditor during the Blocking Period (B) to the taking of actions described under Clause 4.1 following the occurrence of any of the events referred to in Clause 4.1, and shall in each case not unreasonably withhold their consent.

4.3 Subject to the provisions of Clause 6, the Creditor is permitted to take any action described in Clause 4.1 if

4.3.1 the Banks have given to the Creditor their prior consent in writing in accordance with Clause 4.2;

4.3.2 the Security Agent or a Bank is taking the same or equivalent action in respect of the Banks' Claims; or

4.3.3 insolvency proceedings against Grohe Beteiligungs have been applied for and it has not been demonstrated without delay that the application is without merit or have been commenced.

4.4 Save as otherwise provided herein, the Creditor shall not be restricted in enforcing the Creditors' Claims.

5.       DISTRIBUTION OF PROCEEDS

         If at any time prior to the Secured Loans Discharge Date

         (a) the Creditor or Grohe Consult receive or recover a payment or distribution in cash or in kind of, or on account of, any of the Creditors' Claims in violation of a prohibition under this Agreement or which arises from an action permitted under Clause 4.3;

         (b) the Creditor or Grohe Consult receive or recover the proceeds of any enforcement of any Security;

         (c) Grohe Beteiligungs makes a payment or distribution in cash or in kind to the Creditor or Grohe Consult on account of the purchase or other acquisition of any of the Creditors' Claims in violation of a prohibition under this Agreement;

         (d) any of the Creditors' Claims is discharged by set-off, combination of accounts or any other voluntary action by the Creditor or Grohe Consult other than as permitted under Clause 3.2.2;

         the Creditor (or, as the case may be, Grohe Consult) shall pay to the Security Agent (for distribution to the Banks) on demand an amount equal to the lesser of (i) the aggregate outstanding unrecovered balance of the Banks' Claims and (ii) the amount of such payment, distribution, recovered proceeds, set-off, combination of accounts or other discharge after deducting therefrom (except to the extent the Creditor (or, as the case may be, Grohe Consult) has acted in breach of its obligations hereunder) the costs, liabilities and expenses (if any) reasonably incurred by the Creditor (or, as the case may be, Grohe Consult) in recovering such payment, distribution, recovered proceeds, set-off or other discharge or effecting such combination of accounts, less any amounts due by the Security Agent to the Creditor (or, as the case may be, Grohe Consult) pursuant to Clauses 3.7 and 3.8.

6.       INSOLVENCY

6.1 If prior to the Secured Loans Discharge Date insolvency proceedings are commenced against Grohe Beteiligungs,

         (a) the Creditor's (and Grohe Consult's) rights in respect of the Creditors' Claims will be subordinated in right of payment to the Banks' rights in respect of the Banks' Claims;

         (b) the Creditor (or, as the case may be, Grohe Consult) shall promptly lodge a claim and shall take all reasonable action necessary to preserve the Creditors' Claims for the purposes of such proceedings, and

         (c) the Creditor (or, as the case may be, Grohe Consult) shall instruct the insolvency administrator to pay to the Security Agent for distribution to the Banks any amounts to which the Creditor (or, as the case may be, Grohe Consult) is entitled in such insolvency proceedings;

         in each case until the Banks' Claims are discharged in full.

6.2      The Security Agent shall apply any amounts received pursuant to Clause
         6.1 as follows:

6.2.1 first, in payment to the Banks in the proportion of their respective claims under and in connection with the Facilities Agreement in accordance with the applicable contractual provisions between the parties concerned until satisfaction of the Banks' Claims in full;

6.2.2    second, in payment to the Creditor (or, as the case may be, Grohe
         Consult).

6.3 If amounts are distributed to the Creditor (or, as the case may be, Grohe Consult) not in compliance with the provisions of this Agreement, the Creditor (or, as the case may be, Grohe Consult) shall pay such amounts to the Security Agent promptly upon receipt thereof; in such case, the provisions of Clause 3.6 shall apply accordingly.

7.       UNDERTAKINGS AND COVENANTS

7.1 The Creditor, Grohe Consult and Grohe Beteiligungs, except with the prior written consent of the Banks, shall not

7.1.1 grant any loan to Grohe Beteiligungs in excess of the commitments under the HYB Proceeds Intercompany Loan Agreement;

7.1.2 increase interest, margin or any fees, or make or accept any other changes to the terms of the HYB Proceeds Intercompany Loan Agreement or to the payments made thereunder;

7.1.3 make or agree to any material changes other than changes of a technical or administrative nature only of the HYB Terms, the HYB Proceeds Intercompany Loan Agreement and any other agreements made between the Creditor, Grohe Beteiligungs and/or Grohe Consult, and to always comply with the terms of such agreements and to perform all obligations thereunder.

7.2      The Creditor undertakes

         (a) to immediately inform the Security Agent about any events or circumstances which may give rise, whether with the lapse of time or otherwise, to an acceleration of payments under the HYB, and to provide the Security Agent with all information relevant therefore;

         (b) not to incur any financial indebtedness other than under shareholder loans which are fully subordinated to the Banks' Claims, in a form acceptable to the Banks or any other financial indebtedness upon receipt by the Security Agent of a certificate supported by accompanying calculations and signed by the financial officer(s) binding the Creditor and demonstrating on a PRO FORMA basis and assuming such financial indebtedness had been incurred on the first day of the Relevant Period that as at the last Quarter Date in respect of which financial statements have been delivered pursuant to Clause 22.1 (FINANCIAL STATEMENTS) of the Facilities Agreement and as at the four following such Quarter Dates, the financial covenants set out in Clause 23 (FINANCIAL COVENANTS) or, for any financial indebtedness to be incurred following the date of the Qualifying Public Offering, the incurrence test set out in column 4 of Clause 23.1.4 of the Facilities Agreement would be complied with;

         (c) not to cause or allow Grohe Consult to incur any financial indebtedness other than under shareholder loans which are fully subordinated to the Banks' Claims, in a form acceptable to the Banks;

         (d) to provide the Security Agent, in respect of its own company, with the financial statements and information referred to in Clause 22.1 (a) (ii) of the Facilities Agreement, within the timeframe set out in such provision;

         (e) to not enter into merger agreements or consolidation agreements with other entities without the prior written consent of the Banks which shall not be unreasonably withheld;

         (f) to not acquire any interest in other companies unless such other companies do carry on a similar or complimentary business to the business of the Group;

         (g) not to sell any of its shares in Grohe Beteiligungs and Grohe Consult without the prior written consent of the Security Agent which shall not be unreasonably withheld;

         (h) to immediately provide the Security Agent with all information received by the Creditor from the Trustee, any noteholder or otherwise in connection with any event of default or any potential event of default under the HYB Terms or other financial indebtedness incurred or relating to a material change or potential change of the HYB Terms; and

         (i) to ensure that Grohe Beteiligungs always complies with its obligations pursuant to Clause 24.23 (WITHDRAWALS BY GROHE BETEILIGUNGS) of the Facilities Agreement.

8.       RELATIVE RIGHTS

         This Agreement defines the relative rights of the Banks, the Creditor and Grohe Consult. Nothing in this Agreement shall impair, as between Grohe Beteiligungs and the Creditor, the obligation of Grohe Beteiligungs, which is absolute and unconditional, to pay amounts owing from time to time under the HYB Proceeds Intercompany Loan Agreement or the HYB Proceeds Intercompany Loan in accordance with their terms.

9.       TRANSFER AND ASSIGNMENT

9.1 This Agreement is a contract for the benefit of the Finance Parties (VERTRAG MIT SCHUTZWIRKUNG FUR DRITTE). The Creditor, Grohe Consult and Grohe Beteiligungs agree with the Security Agent that upon an assignment and/or transfer of any rights and benefits of any Finance Party under the Finance Documents the relevant assignee or transferee shall become a beneficiary under this Agreement.

9.2 The Creditor, Grohe Consult and Grohe Beteiligungs agree to the Security Agent transferring its rights and obligations under this Agreement to a new security agent by way of a transfer agreement between the Security Agent and such new security agent and confirm that upon execution of such transfer agreement by the new security agent and the Security Agent, the new security agent shall become a party to this Agreement and shall have the same rights and obligations hereunder as if it had been the original Security Agent under this Agreement and the original Security Agent shall cease to be a party to this Agreement and any reference to the Security Agent shall be construed to include the new security agent.

10.      NOTICES, AMENDMENTS, WAIVER

10.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile or letter. Each communication shall be in English or, if in any other language, shall be accompanied by a translation into English.

10.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by written notice to the other parties hereto specified another address) be made or delivered to that other person at the addresses as set out on the execution pages hereof.

10.3 All amendments or supplements to this Agreement or any waiver with regard to this Agreement (including this Clause 10.3) shall be made in writing.

11.      PARTIAL INVALIDITY; WAIVER

11.1 If at any time, one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. This applies analogously in the event of gaps (VERTRAGSLUCKEN).

11.2 No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

12.      LAW

         This Agreement shall be governed by and construed in accordance with German law.

13.      JURISDICTION

13.1 The Creditor, Grohe Consult and Grohe Beteiligungs irrevocably agree for the benefit of the Security Agent and the Finance Parties that the place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be Frankfurt am Main and, for such purposes, irrevocably submit to the jurisdiction of such courts.

13.2     The submission to the jurisdiction of the courts referred to in Clause
         13.1 shall not (and shall not be construed so as to) limit the right of the Security Agent or the Finance Parties to take proceedings in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

THIS AGREEMENT has been executed by the parties the day and year first above written.

GROHE HOLDING GMBH



By: /s/ M. Grimm
    -------------------------------
    M. Grimm


GROHE CONSULT GMBH



By: /s/ Jacob Siebert
    -------------------------------
    Jacog Siebert


GROHE BETEILIGUNGS GMBH & CO. KG



By: /s/ M. Grimm
    -------------------------------
    M. Grimm



By: /s/ Simmat
    -------------------------------
    Simmat


DRESDNER BANK LUXEMBOURG S.A.



By: /s/ A. Prellwitz
    -------------------------------
    A. Prellwitz

                                   Exhibit 4.1


                                  LOAN FACILITY



                                     between

1.   Grohe Beteiligungs GmbH & Co. KG

                                                                - the "LENDER" -

                                       and

2.   Grohe Holding GmbH

                                                              - the "BORROWER" -


PREAMBLE
--------

1.    The Borrower is the sole general partner of the Lender.

2. The Borrower has issued notes in the principal amount of EUR 200,000,000.00 under an indenture dated November 13, 2000 (the "INDENTURE") falling due for payment on 15.11.2010 and bearing interest in an amount of 11.5 % p. a. (the "SENIOR NOTES"). The Borrower has issued a consent solicitation statement (the "CONSENT SOLICITATION STATEMENT") to the holders of the Senior Notes in order to receive consent to certain waivers and amendments to the Indenture. In the event that such consent of the holders is received and the amendments to the Indenture are made, the consenting holders will receive a consent payment (the "CONSENT PAYMENT"), subject to the provisions of the Consent Solicitation Statement.

3. The Borrower has received loans from its shareholders in the total principal amount of approx. EUR 259,600,000.00 (the "SHAREHOLDER LOANS"). The Borrower is willing to repay part of the principal and interest of the Shareholder Loans.

4. The Consent Payment, the partial repayment of the Shareholder Loans and the payment of certain transaction costs shall be financed, inter alia, by a Loan (as defined below) granted by the Lender to the Borrower.

Based on the foregoing, the Lender and the Borrower agree the following

                                                                         Seite 2
--------------------------------------------------------------------------------

                                  LOAN FACILITY


                                    SECTION 1

LOAN
----

(1)   The Lender grants the Borrower a loan of EUR 125,000,000.00 (the "LOAN").

(2) The Loan shall be paid out to the Borrower promptly upon request by the Borrower, however, the Lender shall not be obliged to pay out any amount of the Loan before it has obtained advances under a senior secured credit facility dated 17.03.2003.


                                    SECTION 2

PURPOSE
-------

(1) The Borrower shall apply part of the Loan in the amount of EUR 112,000,000.00 towards the partial repayment of principal and interest on the Shareholder Loans in accordance with the Shareholder Loan prepayment schedule attached to this Loan Facility as an APPENDIX.

(2) The Borrower shall apply the remaining amount of EUR 13,000,000.00 towards Consent Payments due in accordance with the Consent Solicitation Statement and towards paying transaction costs.


                                    SECTION 3

INTEREST
--------

(1)   The Loan shall bear interest of

      a) 12 % p. a. from the date of payment of the Loan pursuant toss.1 (2) until 31.07.2006;

      b)   14 % p. a. from 01.08.2006 until 31.07.2009;

      c) 16 % p. a. from 01.08.2009 until the repayment date as set forth underss. 4 (1).

(2)   Interest shall be paid by the Borrower only in accordance with ss. 4.

                                                                         Seite 3
--------------------------------------------------------------------------------


(3) If the Borrower fails to pay any amount payable by it under ss. 4 (1) on the due date specified in ss. 4 (1), interest shall accrue or, insofar as it relates to unpaid interest, lump sum damages shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate which is 1 % higher than the rate which would have been payable in accordance with ss. 3 (1) c) if the overdue amount had, during the period of non-payment, constituted a Loan. In the case of lump sum damages the Borrower shall be free to prove that no damages have arisen or that damages have not arisen in the accrued amount. Any interest or lump sum damages accruing under this ss. 3 (3) shall be immediately payable by the Borrower on demand by the Lender.


                                    SECTION 4

REPAYMENT
---------

(1) The Loan together with all interest accrued and not prepaid in accordance with (2) below shall be repaid by the Borrower on the earlier of (i)
      30.11.2011 or (ii) the date on which all amounts payable under or in respect of the Senior Notes have been fully paid in accordance with the Indenture.

(2) The Borrower shall be entitled to prepay the Loan and interest in whole or in part at any time by way of set-off against any claims the Borrower has from time to time to withdraw profits from the Lender.


                                    SECTION 5

FINAL PROVISIONS
----------------

(1) Amendments and additions to this Loan Facility shall be in writing to be valid. This shall also apply to any amendment or addition to the written form requirement.

(2) Should any provision of this Loan Facility, including any provision added at a later date, be or become ineffective or invalid in whole or in part, this shall have no effect on the validity of the remaining provisions. In such an event the parties are obliged jointly to establish legally effective provisions which as closely as possible reflect the legal and economic intent of the legally ineffective or invalid provisions.

(3)   Should the Loan Facility contain a lacuna, (2) shall apply accordingly.

                                                                         Seite 4
--------------------------------------------------------------------------------


(4) This Loan Facility shall be subject solely to German law excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the Federal Republic of Germany.



Hemer, 28.03.03                             /s/ Holger Bierstedt
------------------------------------        ------------------------------------
          (place/date)                        Grohe Beteiligungs GmbH & Co. KG


Hemer, 28.03.03                             /s/ Heiner Henke
------------------------------------        ------------------------------------
          (place/date)                                Grohe Holding GmbH

                                                                         Seite 5
--------------------------------------------------------------------------------



                                    APPENDIX
                      SHAREHOLDER LOAN PREPAYMENT SCHEDULE

     SHAREHOLDER          TOTAL AMOUNT OF     AMOUNT OF PRINCIPAL   AMOUNT OF INTEREST    TOTAL AMOUNT TO BE
                           PRINCIPAL AND         TO BE REPAID          TO BE REPAID             REPAID
                       INTEREST OUTSTANDING
BC EC VI-1                 11.182.289,93          5.685.704,66          1.655.312,35         7.341.017,01
BC EC VI-2                 11.182.433,26          5.685.777,53          1.655.333,58         7.341.111,10
BC EC VI-3                 11.182.433,26          5.685.777,53          1.655.333,58         7.341.111,11
BC EC VI-4                 10.979.084,27          5.582.383,47          1.625.231,87         7.207.615,34
BC EC VI-5                 10.897.783,80          5.541.045,75          1.613.196,96         7.154.242,71
BC EC VI-6                 10.887.606,56          5.535.871,07          1.611.690,43         7.147.561,50
BC EC VI-7                 10.836.798,68          5.510.037,49          1.604.169,35         7.114.206,84
BC EC VI-8                 10.826.621,44          5.504.862,80          1.602.662,82         7.107.525,62
BC EC VI-9                 11.029.931,28          5.608.236,96          1.632.758,73         7.240.995,69
BC EC VI-10                10.877.468,47          5.530.716,30          1.610.189,69         7.140.905,99
BC EC VI-11                   813.278,55            413.516,52            120.389,48           533.906,00
BC EC VI-12                 2.236.486,65          1.137.155,50            331.066,72         1.468.222,22
BC EC VI-14                   101.654,91             51.687,07             15.047,95            66.735,02
Michel Guillet                203.309,83            103.374,15             30.095,91           133.470,06
Celia Guillet                   5.000,66              2.542,62                740,24             3.282,86
Edouard Guillet                 5.000,66              2.542,62                740,24             3.282,86
Patrice Hoppenot              101.654,92             51.687,07             15.047,96            66.735,03
Raymond Svider                101.654,92             51.687,07             15.047,96            66.735,03
Vincent Fesquent                1.804,17                917,35                267,06             1.184,40
Remi Terrail                    1.804,17                917,35                267,06             1.184,40
BC EC V-1                     997.076,61            506.969,79            147.597,07           654.566,85
BC EC V-2                     997.076,61            506.969,79            147.597,07           654.566,85
BC EC V-3                   1.091.703,25            555.083,29            161.604,63           716.687,92
BC EC V-4                   1.070.708,74            544.408,50            158.496,81           702.905,32
BC EC V-5                   1.083.487,90            550.906,13            160.388,53           711.294,66
BC EC V-6                     948.394,18            482.216,91            140.390,61           622.607,52
Teabar                     65.252.273,94         33.177.923,32          9.659.282,30        42.837.205,62
Caisse de Depot            50.043.482,39         25.444.918,96          7.407.927,62        32.852.846,58
BDW                        17.190.395,68          8.740.563,27          2.544.691,18        11.285.254,45
HVB                        17.190.395,68          8.740.563,27          2.544.691,18        11.285.254,45
Crescat                     4.003.728,54          2.035.720,60            592.671,21         2.628.391,81
Herr Dr. Albrecht             333.167,27            184.938,32             23.284,27           208.222,59


                                                                         Seite 5
--------------------------------------------------------------------------------


Herr Geber                     73.332,25             40.685,08              5.160,25            45.845,33
GIC                        17.190.395,65          8.740.563,27          2.544.691,16        11.285.254,42
Harbour Vest               10.314.078,92          5.244.257,38          1.526.791,25         6.771.048,63
Laranjedo Servicios         3.438.026,27          1.748.085,77            508.930,41         2.257.016,18

                                  Exhibit 4.1


                             SUBORDINATION AGREEMENT




                                      among



                               GROHE HOLDING GMBH

                                   as Borrower



                                       and



                        GROHE BETEILIGUNGS GMBH & CO. KG

                                    as Lender



                                       and



                              THE BANK OF NEW YORK

                                   as Trustee

                                TABLE OF CONTENTS

                                                                         Page

1.       Priorities.........................................................5

2.       Obligations of the Borrower and the Lender.........................5

3.       Permitted Payments.................................................5

4.       Turnover of receipts...............................................6

5.       Repayment..........................................................6

6.       Insolvency.........................................................6

7.       Miscellaneous......................................................6

THIS SUBORDINATION AGREEMENT (this "AGREEMENT") is made on28 MARCH 2003 AMONG:

1 GROHE HOLDING GMBH, a company organized under the laws of the Federal Republic of Germany, registered in the commercial register (HANDELSREGISTER) of the local court (AMTSGERICHT) of Iserlohn under HRB 2316, having its business address at Hauptstra(beta)e 137, 58675 Hemer, Federal Republic of Germany (the "BORROWER");

2. GROHE BETEILIGUNGS GMBH & CO. KG, a company organized under the laws of the Federal Republic of Germany, registered in the commercial register of the local court of Iserlohn under HRB 2093, having its business address at Hauptstrasse 137, 58675 Hemer, Federal Republic of Germany (the "LENDER");

         and

3. THE BANK OF NEW YORK, LONDON BRANCH a credit institution organized under the laws of the State of New York, USA having its business address at 48th Floor, One Canada Square, London E14 5AL, United Kingdom as trustee under the Indenture (as defined below) (the "TRUSTEE").

WHEREAS

(A) The Borrower and the Trustee have entered into an indenture dated November 13, 2000 (the "Indenture") under which the Borrower has issued 11.5% senior notes due November 15, 2010 (the "Notes"). The date on which all amounts payable under or in respect of the Notes have been fully paid in accordance with the Indenture is referred to herein as the "NOTES REPAYMENT DATE".

(B) Pursuant to a loan facility dated 28 March 2003 (the "INTER-COMPANY LOAN AGREEMENT") the Lender has agreed to grant a loan in the aggregate amount of EUR 125,000,000.00 to the Borrower (the "INTER-COMPANY LOAN").

(C) Pursuant to a consent solicitation statement dated 6 March 2003 (the "CONSENT SOLICITATION Statement") the Borrower has proposed to the holders of the Notes (the "NOTEHOLDERS") to amend and waive certain provisions of the Indenture in order to allow partial repayment of loans granted by shareholders of the Borrower to the Borrower (the "SHAREHOLDER LOANS") and has given notice of certain amendments to the Indenture under the terms of which the Borrower is obliged to subordinate the Inter-Company Loan to the Senior Claims (as defined below).

(D) Purpose of the Inter-Company Loan is to finance the partial repayment of the Shareholder Loans, consent payments due to the Noteholders in accordance with the Consent Solicitation Statement and the payment of certain transaction costs.

NOW IT IS HEREBY AGREED as follows:



1.                PRIORITIES

1.1 The Lender hereby agrees for the benefit of the Noteholders and the Trustee that the Inter-Company Loan and the Lender's claims for payment against the Borrower, both present or future, arising out of the Inter-Company Loan Agreement (including any accrued but unpaid interest), shall rank behind all present, future and conditional claims by the Noteholders, and the Trustee on their behalf, against the Borrower (collectively the "SENIOR CLAIMS").

1.2 The order of priority agreed in Section 1.1 shall apply irrespective of any change in the legal form of the Borrower or the Lender.

1.3 The Lender and the Borrower hereby agree that any present or future claims the Lender may have against the Borrower under the Inter-Company Loan are not assignable, and that the prohibitions contained in Section
        2.1 below shall also apply as between the Lender and the Borrower, respectively.

2.      OBLIGATIONS OF THE BORROWER AND THE LENDER

2.1 Until the Notes Repayment Date, the Lender undertakes not to exercise or deal in (VERFUGEN UBER) any of its claims as described in Section 1.1 against the Borrower, including by terminating the Inter-Company Loan Agreement or accelerating its claims thereunder, by accepting or demanding payment of such claims other than payments permitted by
        Section 3, by allowing security to be taken for such claims, by accepting any guarantee in respect of such claims, by assigning such claims, by pledging such claims, by setting-off such claims, other than set-offs permitted by Section 3, by mobilization of drawings under bills of exchange or by agreeing that such claims should rank behind any claims of any other creditor of the Borrower. The Borrower hereby agrees not to terminate the Inter-Company Loan except with the prior written consent of the Trustee acting on behalf of the Noteholders.

2.2 The Borrower may not make any interest payment in cash under the Inter-Company Loan and the Lender may not accept such interest payment prior to the Notes Repayment Date.

3.      PERMITTED PAYMENTS

        The Borrower shall be entitled to prepay the Inter-Company Loan and interest in whole or in part at any time by way of set-off against any claims the Borrower has from time to time to withdraw profits from the Lender.

4.       TURNOVER OF RECEIPTS

4.1 If at any time on or before the Notes Repayment Date a payment or distribution of any kind whatsoever (including, without limitation, by way of discharge by set-off, combination of accounts or otherwise) in respect or on account of the Inter-Company Loan is made which is not permitted by Section 3, the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay or hand over all amounts and/or property received to the Trustee and, pending such payment or handing over, will hold those amounts or such property on trust for the Trustee.

4.2 No Senior Claim shall be deemed to have been reduced or discharged in any way or to any extent by any payment or distribution to the Trustee in accordance with Section 4.1.

4.3 All monies received by the Trustee shall, until used or applied as provided in the Indenture, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

5.      REPAYMENT

        The Borrower is not obliged to repay the Inter-Company Loan prior to the earlier of (i) 30 November 2011 or (ii) the Notes Repayment Date.

6.      INSOLVENCY

        If prior to the Notes Repayment Date insolvency, liquidation or other similar proceedings are commenced against the Borrower, the claims against the Borrower

        (a) in respect of the Inter-Company Loan will be subordinate in right of payment to all Senior Claims;

        (b) the Lender shall promptly lodge a claim and shall take all reasonable action necessary to preserve the Lender's claims for the purposes of such proceedings; and

        (c) the Lender shall instruct the insolvency administrator to pay to the Trustee any amounts to which the Lender is entitled in such insolvency proceedings;

        in each case until all Senior Claims are repaid in full.

7.      MISCELLANEOUS

7.1 This Agreement is entered into by the Trustee as trustee under the Indenture and for the benefit of each Noteholder from time to time. The Trustee holds the benefit of the covenants, agreements and undertakings of the Lender and Borrower under this Agreement and all other monies and assets paid to, or held by the Trustee or received or recovered by the Trustee pursuant to or in connection with this Agreement with effect from the date of this Agreement on trust for the Noteholders.

7.2     This Agreement shall remain in force until

        (a)     all the Senior Claims have been discharged in full; or

        (b) this Agreement is terminated by written consent of all the parties hereto.

7.3 Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally or by registered letter, courier or telefax to the following addresses (or such other address notified in writing by the recipient to the other parties in accordance herewith) set out below:

        Borrower:          Grohe Holding GmbH
                           Attn.: Michael Grimm
                           Hauptstrasse 137
                           58675 Hemer
                           Germany
                           Fax: +49 23 72 93 13 04

        Lender:            Grohe Beteiligungs GmbH & Co.KG
                           Attn.: Michael Grimm
                           Hauptstrasse 137
                           58675 Hemer
                           Germany
                           Fax: +49 23 72 93 13 04

        Trustee:           The Bank of New York, London Branch
                           Attn.: Corporate Trust Administration
                           One Canada Square
                           London E14 5AL
                           United Kingdom
                           Fax: +44 20 7964 6399

7.4 All amendments and supplements to this Agreement must be in writing and signed by each of the parties hereto. This requirement shall also apply to any amendment, release or waiver of the requirement for such written form.

7.5 Should any provision of this Agreement be legally invalid or unenforceable, the validity of the remaining contents of this Agreement shall remain unaffected. The invalid or unenforceable provision shall be replaced by such valid provision as comes as close as possible to the economic purpose of the invalid or unenforceable provision. The foregoing shall apply accordingly if this Agreement should contain any omission.

7.6     Unless the context otherwise requires:

        (a)     a term has the meaning assigned to it;

        (b)     "including" means including without limitation; and

        (c) words in the singular include the plural and words in the plural include the singular.

7.7 This Agreement shall be governed by the laws of the Federal Republic of Germany.

7.8 Place of performance shall be Frankfurt am Main, Federal Republic of Germany. Venue for the Borrower, the Lender, and the Trustee shall be the courts of Frankfurt am Main, Federal Republic of Germany. This shall not affect the right of the Trustee to commence any action against the Borrower and/or Lender in any other court of competent jurisdiction, including the courts of England.

7.9 The parties hereby submit to the jurisdiction of the courts of England, and waive any obligations they may have now or hereafter to the courts of England being nominated as the forum to hear and determine any suit, action or proceedings and to settle any disputes and have agreed not to claim that any such court is not a convenient or appropriate forum.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.



                                             Grohe Holding GmbH,



                                             by /s/ Heiner Henke
                                             ------------------------------
                                             Name:  Heiner Henke
                                             Title: Principal Accounting Officer



                                             and by /s/ Holger Bierstedt
                                             ------------------------------
                                             Name:  Holger Bierstedt
                                             Title: Head of Finance Department


                                             Grohe Beteiligungs GmbH & Co. KG

                                             by Grohe Holding GmbH



                                             by /s/ Heiner Henke
                                             ------------------------------
                                             Name:  Heiner Henke
                                             Title: Principal Accounting Officer



                                             and by /s/ Holger Bierstedt
                                             ------------------------------
                                             Name:  Holger Bierstedt
                                             Title: Head of Finance Department


                                             The Bank of New York



                                             by /s/ Paul Pereira
                                             ------------------------------
                                             Name:  Paul Pereira
                                             Title: Assistant Vice President

                                   Exhibit 4.1


                    TRANSLATION FOR INFORMATION PURPOSES ONLY


                               CORPORATE AGREEMENT



                                     between


Grohe Holding GmbH, entered in the Commercial Register of Iserlohn Local Court under HRB 2316, Hauptstrasse 137, 58675 Hemer

                                  - hereinafter referred to as "Grohe Holding" -


Grohe Consult GmbH, entered in the Commercial Register of Iserlohn Local Court under HRB 2366, Hauptstrasse 137, 58675 Hemer

                                  - hereinafter referred to as "Grohe Consult" -


                                       and

Grohe Beteiligungs GmbH & Co. KG, entered in the Commercial Register of Iserlohn Local Court under HRA 2093, Hauptstrasse 137, 58675 Hemer

                          - hereinafter referred to as "Grohe Beteiligungs KG" -


PREAMBLE

Grohe Holding and Grohe Consult formed Grohe Beteiligungs KG in order to create a group structure for the Grohe group for the issue of a high yield bond which establishes a ranking between various debt instruments of the Grohe group by means of placing these debt instruments in companies independent of one another at the different levels within the group.

                                                                         Seite 2
--------------------------------------------------------------------------------


Such a ranking is necessary to achieve as favourable as possible a debt structure for the group.

One of the measures undertaken to this end was the conclusion of an agreement issuing a shareholders' loan from Grohe Holding to Grohe Beteiligungs KG ("Intercompany Loan Agreement") and an agreement relating to the conditions of the issue of the aforementioned bond between Grohe Holding and the purchasers of the bond ("Trust Indenture"). Both agreements contain provisions relating to payment default and other events of default. In accordance therewith, if these events of default take place the loans issued under these agreements become due for payment. In some cases notice of the impending occurrence or the assertion of the event of default must precede the due date, this is linked with a deadline by which the avoidance or remedy of the event of default has been achieved.


AGREEMENT

1. The parties regard it as their joint aim to achieve the aforementioned corporate structure also in the event that

     - an event of default occurs pursuant to the Intercompany Loan Agreement or the Trust Indenture,

     - a notice is submitted pursuant to the Intercompany Loan Agreement or the Trust Indenture or

     - the occurrence of one of the events of default or the submission of a notice pursuant to the Intercompany Loan Agreement or the Trust Indenture is imminent.

2. The parties undertake to pursue the above aim jointly and to employ their best efforts to ensure that in particular all information relating to an impending event of default, the submission of a notice and the associated occurrence of events indicating an impending event of default is forwarded without undue delay.

                                                                         Seite 3
--------------------------------------------------------------------------------


3. Furthermore, Grohe Consult shall not leave Grohe Beteiligungs KG under any circumstances.

4. None of the provisions in this Agreement prevent the partners in Grohe Beteiligungs KG from dissolving or liquidating Grohe Beteiligungs KG in such a way that all creditors of Grohe Beteiligungs KG can be satisfied from the assets of Grohe Beteiligungs KG pursuant to the ranking in existence before the distribution of the liquidation proceeds, if such a liquidation is undertaken in compliance with the Senior Notes Subordination Agreement of 17.03.2003 between Grohe Holding, Grohe Consult, Grohe Beteiligungs KG, Friedrich Grohe AG & Co. KG and the banks named therein.

5. None of the provisions in this Agreement and none of the agreements following this Agreement shall prevent the partners in Grohe Beteiligungs KG from selling their interest in Grohe Beteiligungs KG, provided that the purchasers enter into this Agreement and the Senior Notes Subordination Agreement of 17.03.2003.

6. The parties agree within the meaning of an agreement in favour of the financing banks (VERTRAG ZUGUNSTEN DER FINANZIERENDEN BANKEN) which are named in the Multicurrency Term and Revolving Facilities Agreement between Grohe Beteiligungs KG and Friedrich Grohe AG & Co. KG and these banks of
     17.03.2003 that they will only amend the partnership agreement of Grohe Beteiligungs KG after prior consent of the Dresdner Bank Luxembourg S.A. as agent of these financing banks.

7. The parties agree that this Agreement shall only become valid after the mutual termination of the Corporate Agreement of 26.10.2000, in particular after issuing the consent of Dresdner Bank Luxembourg S.A.


Frankfurt, 17.03.2003

Grohe Holding GmbH                                         Grohe Consult GmbH


____________________                                       ____________________

                                                                         Seite 4
--------------------------------------------------------------------------------


Grohe Beteiligungs GmbH & Co. KG


____________________


On behalf of the financing banks named under 6. we hereby acknowledge this Agreement and the partnership agreement of Grohe Beteiligungs KG and declare:

       After the expiry of the blocking period set out in 4.1. of the Senior Notes Subordination Agreement between Grohe Holding, Grohe Consult and the financing banks we shall grant our consent to an amendment to the partnership agreement pursuant to ss. 15 (2) of the partnership agreement of Grohe Beteiligungs KG if Grohe Holding can exercise its rights pursuant to the Senior Notes Subordination Agreement vis-a-vis Grohe Beteiligungs KG.



Dresdner Bank Luxembourg S.A.


____________________